                                                          [FINAL EXECUTION COPY]


                  SIXTH AMENDED AND RESTATED CREDIT AGREEMENT,

                         dated as of November 17, 1999,

                                      among

                                  WARNACO INC.,

                              as the U.S. Borrower,

                            DESIGNER HOLDINGS, LTD.,

                              as the Sub Borrower,

                    THOSE WHOLLY-OWNED DOMESTIC SUBSIDIARIES
                          DESIGNATED FROM TIME TO TIME,
                          as the Warnaco Sub Borrowers,

                               WARNACO (HK) LTD.,
                                  WARNACO B.V.,
                          WARNACO NETHERLANDS B.V. and
                              WARNACO HOLLAND B.V.,
                            as the Foreign Borrowers,

                            THE WARNACO GROUP, INC.,
                                 as a Guarantor,

                         CERTAIN FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                                SOCIETE GENERALE,
                   as the Documentation Agent for the Lenders

                                 CITIBANK, N.A.,
                    as the Syndication Agent for the Lenders

                                       and

                            THE BANK OF NOVA SCOTIA,

                  as the Administrative Agent for the Lenders.

                     Co-Lead Arrangers and Co-Book Managers:

                             THE BANK OF NOVA SCOTIA
                                       and
                           SALOMON SMITH BARNEY, INC.

                                TABLE OF CONTENTS

Section                                                                                                               Page
-------                                                                                                               ----

                                                         ARTICLE I

                                             DEFINITIONS AND ACCOUNTING TERMS

1.1.    Defined Terms................................................................................................. -3-
1.2.    Use of Defined Terms..........................................................................................-27-
1.3.    Cross-References..............................................................................................-27-
1.4.    Accounting and Financial Determinations.......................................................................-27-

                                                        ARTICLE II

                                        COMMITMENTS, BORROWING PROCEDURES AND NOTES

2.1.    Commitments...................................................................................................-27-
2.1.1.  Loan Commitment...............................................................................................-27-
2.1.2.  Commitment to Issue Letters of Credit and Create Acceptances..................................................-29-
2.1.3.  Lenders Not Permitted or Required to Make Loans and Fronting Bank Not Permitted
        or Required to Issue Letters of Credit or Create Acceptances Under Certain
        Circumstances.................................................................................................-29-
2.2.    Reduction of the Commitment Amount............................................................................-30-
2.3.    Borrowing Procedure...........................................................................................-31-
2.4.    Continuation and Conversion Elections.........................................................................-33-
2.5.    Funding.......................................................................................................-33-
2.6.    Notes.........................................................................................................-34-
2.7.    Extension of Commitment Termination Date......................................................................-34-
2.8.    Authentic LIBO Rate Loans.....................................................................................-35-

                                                        ARTICLE III

                                        REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1     Repayments and Prepayments....................................................................................-36-
3.2.    Interest Provisions...........................................................................................-37-
3.2.1.  Rates.........................................................................................................-37-
3.2.2.  Post-Maturity Rates...........................................................................................-38-
3.2.3.  Payment Dates.................................................................................................-38-
3.2.4.  Allocation of Interest Payments...............................................................................-39-
3.3.    Fees..........................................................................................................-40-
3.3.1.  Letter of Credit and Acceptance Fees Payable to the Lenders...................................................-40-

                                TABLE OF CONTENTS
                                   (continued)

Section                                                                                                               Page
-------                                                                                                               ----

3.3.2.  Letter of Credit and Acceptance Fees Payable to the Fronting Bank.............................................-41-
3.3.3.  Fee Letter....................................................................................................-41-
3.3.4.  Commitment Fee.  .............................................................................................-41-
3.4.    Guaranty......................................................................................................-42-
3.4.1.  Guaranty......................................................................................................-42-
3.4.2.  Acceleration of Guaranty......................................................................................-42-
3.4.3.  Guarantee Absolute, etc.......................................................................................-43-
3.4.4.  Reinstatement, etc............................................................................................-44-
3.4.5.  Waiver, etc...................................................................................................-44-
3.4.6.  Postponement of Subrogation, etc..............................................................................-45-

                                                        ARTICLE IV

                                             LETTERS OF CREDIT AND ACCEPTANCES

4.1.    Issuance of Letters of Credit and Creation of Acceptances.....................................................-46-
4.1.1.  Letters of Credit.............................................................................................-46-
4.1.2.  Non-U.S. Letters of Credit....................................................................................-47-
4.1.3.  Acceptances...................................................................................................-48-
4.2.    Issuances, Extensions and Creations...........................................................................-50-
4.3.    Destruction of Goods, etc.....................................................................................-50-
4.4.    Other Lenders' Participation..................................................................................-51-
4.5.    Disbursements and Maturities..................................................................................-52-
4.6.    Reimbursement; Outstanding Letters, etc.......................................................................-52-
4.7.    Deemed Disbursements..........................................................................................-55-
4.8.    Nature of Reimbursement Obligations...........................................................................-56-
4.9.    Existing Letters of Credit and Acceptances....................................................................-57-
4.10.   Authentic Letters of Credit and Acceptances...................................................................-57-

                                                         ARTICLE V

                                          CERTAIN LIBO RATE AND OTHER PROVISIONS

5.1.    LIBO Rate Lending Unlawful....................................................................................-57-
5.2.    Deposits Unavailable..........................................................................................-57-
5.3.    Increased LIBO Rate Loan Costs, etc...........................................................................-58-
5.4.    Funding Losses................................................................................................-58-


                                TABLE OF CONTENTS
                                   (continued)

Section                                                                                                               Page
-------                                                                                                               ----


5.5.    Increased Capital Costs, etc..................................................................................-59-
5.6.    Taxes.........................................................................................................-59-
5.7.    Payments, Computations, etc...................................................................................-62-
5.8.    Sharing of Payments...........................................................................................-62-
5.9.    Setoff........................................................................................................-63-
5.10.   Use of Proceeds...............................................................................................-63-
5.11.   Currency Fluctuations, etc....................................................................................-63-
5.12.   European Monetary Union.......................................................................................-63-

                                                        ARTICLE VI

                                                   CONDITIONS PRECEDENT

6.1.    Initial Credit Extension......................................................................................-64-
6.1.1.  Resolutions, etc..............................................................................................-64-
6.1.2.  Delivery of Notes.............................................................................................-65-
6.1.3.  Affirmation and Consent to Guarantees.........................................................................-65-
6.1.4.  Supplement to Subsidiary Guaranty.............................................................................-65-
6.1.5.  Certificates as to No Default, etc............................................................................-65-
6.1.6.  No Material Adverse Change....................................................................................-65-
6.1.7.  Amendment of U.S. Credit Agreement............................................................................-65-
6.1.8.  Opinions of Counsel...........................................................................................-65-
6.2.    All Credit Extensions.........................................................................................-66-
6.2.1.  Compliance with Warranties, No Default, etc...................................................................-66-
6.2.2.  Credit Request................................................................................................-67-
6.2.3.  Satisfactory Legal Form.......................................................................................-67-

                                                        ARTICLE VII

                                              REPRESENTATIONS AND WARRANTIES

7.1.    Organization, etc.............................................................................................-67-
7.2.    Due Authorization, Non-Contravention, etc.....................................................................-68-
7.3.    Government Approval, Regulation, etc..........................................................................-68-
7.4.    Validity, etc.................................................................................................-69-
7.5.    Financial Statements; No Material Adverse Change..............................................................-69-
7.6.    Litigation, etc...............................................................................................-69-


                                TABLE OF CONTENTS
                                   (continued)


Section                                                                                                               Page
-------                                                                                                               ----


7.7.    Regulations U and X...........................................................................................-69-
7.8.    Accuracy of Information.......................................................................................-69-
7.9.    Year 2000.....................................................................................................-70-

                                                       ARTICLE VIII

                                                         COVENANTS

8.1.    Affirmative Covenants.........................................................................................-70-
8.1.1.  Compliance with Laws, etc.....................................................................................-70-
8.1.2.  Payment of Taxes, etc.........................................................................................-71-
8.1.3.  Maintenance of Insurance......................................................................................-71-
8.1.4.  Preservation of Corporate Existence, etc......................................................................-71-
8.1.5.  Visitation Rights.............................................................................................-71-
8.1.6.  Keeping of Books..............................................................................................-71-
8.1.7.  Maintenance of Properties, etc................................................................................-71-
8.1.8.  Transactions with Affiliates..................................................................................-72-
8.1.9.   [INTENTIONALLY DELETED]......................................................................................-72-
8.1.10. Reporting Requirements........................................................................................-72-
8.1.11. Covenant to Guarantee Obligations.............................................................................-73-
8.1.12. Consummation of Merger........................................................................................-73-
8.1.13. Authentic Fitness.............................................................................................-74-
8.2.    Negative Covenants............................................................................................-74-
8.2.1.  Liens, etc....................................................................................................-74-
8.2.2.  Mergers, etc..................................................................................................-75-
8.2.3.  Debt..........................................................................................................-75-
8.2.4.  Sales, etc. of Assets.........................................................................................-75-
8.2.5.  Nature of Business............................................................................................-76-
8.2.6.  Accounting Changes............................................................................................-77-
8.2.7.  Authentic Fitness.............................................................................................-77-
8.3.    Financial Covenants...........................................................................................-77-
8.3.1.  Leverage Ratio................................................................................................-77-
8.3.2.  Coverage Ratio................................................................................................-77-

                                                        ARTICLE IX

                                                     EVENTS OF DEFAULT

9.1.    Listing of Events of Default..................................................................................-77-


Section                                                                                                               Page
-------                                                                                                               ----


9.1.1.  Non-Payment of Obligations....................................................................................-78-
9.1.2.  Breach of Warranty............................................................................................-78-
9.1.3.  Non-Performance of Certain Covenants and Obligations..........................................................-78-
9.1.4.  Non-Performance of Other Covenants and Obligations............................................................-78-
9.1.5.  Default Under Other Agreements................................................................................-78-
9.1.6.  Bankruptcy, Insolvency, etc...................................................................................-79-
9.1.7.  Judgments, etc................................................................................................-79-
9.1.8.  Termination, etc., of Loan Documents..........................................................................-79-
9.1.9.  Change in Control.............................................................................................-80-
9.1.10. ERISA.........................................................................................................-80-
9.2.    Action Upon Bankruptcy........................................................................................-80-
9.3.    Action Upon Other Event of Default............................................................................-80-

                                                         ARTICLE X

                                                        THE AGENTS

10.1.   Actions.......................................................................................................-81-
10.2.   Copies, etc...................................................................................................-81-
10.3.   Exculpation...................................................................................................-82-
10.4.   Successor.....................................................................................................-82-
10.5.   Loans Made, Letters of Credit Issued or Acceptances Created by Scotiabank
        and Loans Made by Societe Generale............................................................................-82-
10.6.   Credit Decisions..............................................................................................-83-

                                                        ARTICLE XI

                                                 MISCELLANEOUS PROVISIONS

11.1.   Waivers, Amendments, etc......................................................................................-83-
11.2.   Notices.......................................................................................................-85-
11.3.   Payment of Costs and Expenses.................................................................................-85-
11.4.   Indemnification...............................................................................................-86-
11.5.   Survival......................................................................................................-86-
11.6.   Severability..................................................................................................-87-
11.7.   Headings......................................................................................................-87-
11.8.   Execution in Counterparts, Effectiveness, etc.................................................................-87-
11.9.   Governing Law; Entire Agreement...............................................................................-87-
11.10.  Successors and Assigns........................................................................................-87-


Section                                                                                                               Page
-------                                                                                                               ----


11.11.   Sale and Transfer of Loans and Notes; Participations in Loans and Notes......................................-88-
11.11.1. Assignments..................................................................................................-88-
11.11.2. Participations...............................................................................................-89-
11.11.3. Fronting Bank Assignments....................................................................................-90-
11.12.   Other Transactions...........................................................................................-90-
11.13.   Forum Selection and Consent to Jurisdiction..................................................................-91-
11.14.   Waiver of Jury Trial.........................................................................................-92-
11.15.   UCP; etc.....................................................................................................-92-
11.16.   Usury Restraint..............................................................................................-92-
11.17.   Judgment Currency............................................................................................-93-
11.18.   Future Wholly-Owned Domestic Subsidiaries Designated as Warnaco Sub Borrowers................................-93-
11.19.   Assumption of Certain Loans by U.S. Borrower.................................................................-94-
11.20.   Release of non-Material Subsidiary Guarantors................................................................-95-





SCHEDULE I     - List of Warnaco Sub Borrowers
SCHEDULE 7.1   - List of Subsidiaries
SCHEDULE 8.2   - Assets Held for Sale

EXHIBIT A      - Form of Note
EXHIBIT B      - Form of Issuance Request
EXHIBIT C      - Form of Borrowing Request
EXHIBIT D      - Form of Continuation/Conversion Notice
EXHIBIT E      - Form of Lender Assignment Agreement
EXHIBIT F-1    - Form of Group Guaranty
EXHIBIT F-2    - Form of Subsidiary Guaranty
EXHIBIT G      - Form of Opinion of New York Counsel to the Obligors
EXHIBIT H      - Form of Opinion of General Counsel for the U.S. Borrower
EXHIBIT I      - Form of Opinion of Barbados Counsel for the Foreign Borrower
EXHIBIT J      - Form of Opinion of Dutch counsel for Warnaco B.V., Warnaco
                 Netherlands and Warnaco Holland
EXHIBIT K      - Form of Joinder Agreement
EXHIBIT L      - Form of Designation and Release Certificate

                           SIXTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 17, 1999 (amending and restating the Existing Credit Agreement (as defined below)), is among WARNACO INC., a Delaware corporation (the "U.S. Borrower"), DESIGNER HOLDINGS, LTD., a Delaware corporation (the "Sub Borrower"), the wholly-owned Domestic Subsidiaries designated by Group (as hereinafter defined) from time to time in accordance with Section 11.18 and set forth on Schedule I annexed hereto (the "Warnaco Sub Borrowers"), WARNACO (HK) LTD., a company organized under the laws of Barbados ("Warnaco (HK)"), WARNACO B.V., a company organized under the laws of The Netherlands ("Warnaco B.V."), WARNACO NETHERLANDS B.V., a company organized under the laws of The Netherlands ("Warnaco Netherlands"), WARNACO HOLLAND B.V., a company organized under the laws of The Netherlands ("Warnaco Holland"; together with Warnaco (HK), Warnaco B.V. and Warnaco Netherlands, the "Foreign Borrowers"), THE WARNACO GROUP, INC., a Delaware corporation ("Group"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), SOCIETE GENERALE, as documentation agent (in such capacity, the "Documentation Agent") for the Lenders, CITIBANK, N.A. ("Citibank"), as syndication agent (in such capacity, the "Syndication Agent") for the Lenders, THE BANK OF NOVA SCOTIA ("Scotiabank"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders and Scotiabank and Salomon Smith Barney, Inc. as co-lead arrangers and co-book managers (the "Arrangers").


                              W I T N E S S E T H:

         WHEREAS, the Borrowers, Group, certain financial institutions, Citibank and Scotiabank are parties to the Fifth Amended and Restated Credit Agreement, dated as of July 31, 1998 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement"), pursuant to which, inter alia, such financial institutions have made (or participated in) loans to the Borrowers (the "Existing Loans"), and Scotiabank provides documentary and standby letter of credit facilities in favor of each of the Borrowers and has (a) issued certain letters of credit (the "Existing Letters of Credit") and (b) created certain Acceptances (the "Existing Acceptances");

         WHEREAS, the U.S. Borrower or a single-purpose wholly owned Subsidiary (the "Purchaser") intends to either (a) offer to acquire a controlling interest in Authentic Fitness Corporation, a Delaware corporation ("Authentic Fitness"), through a tender offer (the "Tender Offer") for all of the issued and outstanding shares of common stock of Authentic Fitness, but in any event not less than a sufficient number of shares of the stock of Authentic Fitness to enable the Purchaser, voting without any other shareholders of Authentic Fitness, to approve a merger of the Purchaser with Authentic Fitness, and, as promptly as practicable after the closing of the Tender Offer, the Purchaser, if the Purchaser is a single-purpose wholly owned Subsidiary of the U.S. Borrower, will consummate a merger with Authentic Fitness in which Authentic Fitness will be the surviving corporation or (b) agree to merge with Authentic Fitness (such merger described in either clause (a) or (b) above between the Purchaser and Authentic Fitness being hereafter referred to as the "Merger");

         WHEREAS, the Borrowers have requested that the Lenders and the Fronting Bank amend and restate the Existing Credit Agreement with this Agreement;

         WHEREAS, pursuant to this Agreement the Borrowers desire to obtain Commitments from the Lenders and the Fronting Bank pursuant to which

                  (a) Documentary Letters of Credit will be issued by the Fronting Bank for the account of (i) the U.S. Borrower to support obligations of the U.S. Borrower and its wholly-owned Subsidiaries (and their respective divisions), (ii) each Foreign Borrower to support obligations of such Foreign Borrower, (iii) the Sub Borrower to support obligations of the Sub Borrower and its wholly-owned Subsidiaries (and their respective divisions) and (iv) each Warnaco Sub Borrower to support obligations of such Warnaco Sub Borrower and its wholly-owned Subsidiaries (and their respective divisions) and, under the several obligations hereunder, each of the Lenders will, to the extent of such Lender's Percentage, participate in Letters of Credit (including the Existing Letters of Credit) issued from time to time hereunder on or prior to the Commitment Termination Date;

                  (b) Acceptances will be created by the Fronting Bank for the account of (i) the U.S. Borrower to support obligations of the U.S. Borrower and its wholly-owned Subsidiaries (and their respective divisions), (ii) the Sub Borrower to support obligations of the Sub Borrower and its wholly-owned Subsidiaries (and their respective divisions) and (iii) each Warnaco Sub Borrower to support obligations of such Warnaco Sub Borrower and its wholly-owned Subsidiaries (and their respective divisions) and, under the several obligations hereunder, each of the Lenders will, to the extent of such Lender's Percentage, participate in Acceptances created from time to time hereunder on or prior to the Commitment Termination Date; and

                  (c) Loans will be made by the Fronting Bank to the Borrowers and, under the several obligations hereunder, each of the Lenders will, to the extent of such Lender's Percentage, participate in or make the Loans from time to time on or prior to the Commitment Termination Date;

         WHEREAS, the Fronting Bank and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to amend and restate the Existing Credit Agreement pursuant to the terms and conditions of this Agreement, extend such Commitments hereunder, make and participate in such Loans, issue and participate in such Letters of Credit and create and participate in such Acceptances; and

         WHEREAS, (i) the proceeds of Loans will be used for the sole purpose of providing the Borrowers with up to a six-month (or 180-day, in the case of Base Rate Loans) trade credit in respect of disbursements made to the beneficiaries of Letters of Credit and payments made to the payees of matured Acceptances and
(ii) Letters of Credit will be issued and Acceptances will be created solely to support the worldwide sourcing of merchandise by the U.S. Borrower, the Warnaco Sub Borrowers, the Sub Borrower and the Foreign Borrowers and their respective wholly-owned Subsidiaries (and divisions);

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acceptance" means an acceptance created by the Fronting Bank under the Acceptance Commitment in accordance with Article IV and for the account of the U.S. Borrower, any Warnaco Sub Borrower or the Sub Borrower and their respective wholly-owned Subsidiaries, including all Existing Acceptances.

         "Acceptance Availability" means, at any time, the then existing Commitment Amount minus the sum of (i) the outstanding principal amount of all Loans plus (ii) the amount of all Acceptance Obligations plus (iii) all Letter of Credit Outstandings.

         "Acceptance Commitment" means, relative to the Fronting Bank, the Fronting Bank's obligation to create Acceptances pursuant to Section 2.1.2 and, with respect to each of the other Lenders, the obligations of each such Lender to participate in such Acceptances pursuant to the terms of this Agreement.

         "Acceptance Obligations" means the sum of (a) the aggregate face amount of all unmatured Acceptances plus (b) the aggregate face amount of all unpaid and outstanding Acceptance Reimbursement Obligations.

         "Acceptance Parties" is defined in Section 3.4.1

         "Acceptance Reimbursement Obligation" is defined in Section 4.6.

         "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agent" means, as the context may require, the Administrative Agent, the Documentation Agent and/or the Managing Agents.

         "Agreement" means, on any date, this Sixth Amended and Restated Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                  (a) the rate of interest most recently announced by Scotiabank at its Domestic Office as its base rate for Dollar loans; and

                  (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Scotiabank in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the U.S. Borrower of changes in the Alternate Base Rate.

         "Amendment No. 1" means the First Amendment, dated as of June 14, 1999, to this Agreement among the Borrowers, Group, the Lenders parties thereto and the Administrative Agent.

         "Applicable Exchange Rate" shall mean, on any day, with respect to any Qualified Foreign Currency, the foreign exchange rate reflected in The Wall Street Journal at which Dollars were offered on the preceding Business Day for such Qualified Foreign Currency; provided, however, that if for any reason, no such rate is provided, the Administrative Agent may use any reasonable method it deems appropriate for leading commercial banks to determine such rate, and such determination shall be conclusive absent manifest error.

         "Applicable Location" means (i) except as provided in clauses (ii) and
(iii), New York, (ii) except as provided in clause (iii), in the case of Non-U.S. Letters of Credit issued for the account of the Foreign Borrowers, London, and (iii) in the case of Non-U.S. Letters of Credit issued for the account of Warnaco (HK) or, following Authentic Fitness (HK) becoming a Borrower hereunder in accordance with the terms of Section 11.18, Authentic Fitness (HK), Hong Kong.

         "Applicable Margin" means, on any date, a percentage per annum determined by reference to the Debt Rating in effect on such date as set forth below:

                                                           Applicable                  Applicable
Rating                                                     Margin for                  Margin for
Level                    Debt Rating                     Base Rate Loans             LIBO Rate Loans
-----                    -----------                     ---------------             ---------------
Level 1               A- or A3 or higher                     0.000%                       0.625%
Level 2               BBB+ or Baa1                           0.000%                       0.750%
Level 3               BBB or Baa2                            0.000%                       0.875%
Level 4               BBB- or Baa3                           0.000%                       1.000%
Level 5               BB+ or Ba1 or                          0.250%                       1.250%
                      lower


         The Applicable Margin shall be determined by reference to the Debt Rating in effect from time to time; provided, however, that no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives evidence reasonably satisfactory to it from Group or the U.S. Borrower that a new Debt Rating is in effect. In the event that at any time no Debt Rating shall be in effect, the Applicable Margin shall be 0.250% for each Base Rate Loan and 1.250% for each LIBO Rate Loan.

         "Applicable Time" shall mean (i) except as provided in clauses (ii) and
(iii), New York time, (ii) except as provided in clause (iii), in the case of actions or notices by or relating to the Foreign Borrowers, London time, and
(iii) in the case of any actions or notices by or relating to Warnaco (HK) or, following Authentic Fitness (HK) becoming a Borrower hereunder in accordance with the terms of Section 11.18, Authentic Fitness (HK), Hong Kong time.

         "Approved Accounting Firm" means Arthur Andersen LLP, Deloitte & Touche LLP, Ernst & Young LLP, PricewaterhouseCoopers LLP or KPMG Peat Marwick LLP, or any successor thereof.

         "Arrangers" is defined in the preamble.

         "Assignee Lender" is defined in Section 11.11.1.

         "Authentic Acceptances" means, collectively, those existing bankers' acceptances created by Scotiabank prior to the consummation of the Merger, for the account of Authentic Fitness Products, pursuant to the terms and conditions of the Authentic Trade Credit Facility. Notwithstanding the foregoing, no Authentic Acceptance shall be deemed to be an Acceptance hereunder unless such bankers' acceptance shall meet the requirements and qualifications necessary for the creation of Acceptances hereunder pursuant to Section 4.1.3.

         "Authentic Fitness" is defined in the second recital.

         "Authentic Fitness Products" means Authentic Fitness Products Inc., a Delaware corporation.

         "Authentic Fitness (HK)" means Authentic Fitness (HK) Ltd., a company organized under the laws of Barbados.

         "Authentic Letters of Credit" means, collectively, those existing letters of credit issued by Scotiabank prior to the consummation of the Merger, for the account of Authentic Fitness Products, pursuant to the terms and conditions of the Authentic Trade Credit Facility. Notwithstanding the foregoing, no Authentic Letter of Credit shall be deemed to be a Letter of Credit hereunder unless such letter of credit shall meet the requirements and qualifications necessary for the issuance of a Letter of Credit hereunder pursuant to clauses (a) and (b) of Section 4.1.1.

         "Authentic LIBO Rate Loans" means, collectively, those existing LIBO Rate Loans (as defined in the Authentic Trade Credit Facility) made by Scotiabank as the Fronting Bank (as defined in the Authentic Trade Credit Facility) prior to the consummation of the Merger, for the account of Authentic Fitness Products, pursuant to the terms and conditions of the Authentic Trade Credit Facility. Notwithstanding the foregoing, no Authentic LIBO Rate Loan shall be deemed to be a LIBO Rate Loan hereunder unless such Authentic LIBO Rate Loan shall meet the requirements and qualifications necessary for the making of a LIBO Rate Loan hereunder pursuant to clause (a) of Section 2.1.3.

         "Authentic Trade Credit Facility" means the Credit Agreement, dated as of December 23, 1998, among Authentic Fitness Products, Authentic Fitness, the lenders parties thereto and Scotiabank as the lead arranger and as administrative agent (as amended, supplemented or otherwise modified prior to the consummation of the Merger).

         "Authorized Officer" means, relative to any Borrower or any other Obligor, those of its officers whose signatures and incumbency shall have been certified to the Managing Agents and the Lenders pursuant to Section 6.1.1.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Borrowers" means, collectively, the U.S. Borrower, the Foreign Borrowers, the Warnaco Sub Borrowers and the Sub Borrower.

         "Borrowing" means the making of Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period by the Fronting Bank following a Disbursement or the maturity of an Acceptance and the funding of a Lender's Percentage of such Loans, in each case in accordance with the terms of this Agreement.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit C hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed (i) in, except as provided in clauses (ii) and (iii), New York or, (ii) except as provided in clause (iii), in the case of actions relating to the Foreign Borrowers, in London, or (iii) in the case of actions relating to Warnaco (HK) or, following Authentic Fitness (HK) becoming a Borrower hereunder in accordance with the terms of Section 11.18, Authentic Fitness (HK), in Hong Kong; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

         "Calculation Date" shall mean (a) the last Business Day of each calendar month and (b) at any time when the sum of the outstanding principal amount of all Loans plus the amount of all Acceptance Obligations plus all Letter of Credit Outstandings exceeds 95% of the then-existing Commitment Amount, the last Business Day of each calendar week (or at the option of the Administrative Agent any longer period).

         "Citibank" is defined in the preamble.

         "Commitment" means, as the context may require, a Lender's Loan Commitment or the Fronting Bank's or a Lender's (a) Letter of Credit Commitment or (b) Acceptance Commitment.

         "Commitment Amount" means (a) at all times prior to the occurrence of the 100% Effective Date, $450,000,000 and (b) at all times from and after the occurrence of the 100% Effective Date, $500,000,000, in each case, as such amount may be reduced pursuant to Section 2.2.

         "Commitment Fee" is defined in Section 3.3.4.

         "Commitment Termination Date" means the earliest of

                  (a) July 27, 2000, as such date may be extended pursuant to the terms of this Agreement;

                  (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without any further action.

         "Commitment Termination Event" means

                  (a) the occurrence of any event or condition described in
         Section 9.1.6;

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of the Loans to be due and
                  payable pursuant to Section 9.3, or

                           (ii) in the absence of such declaration, the giving
                  of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated; or

                  (c) the termination of, or any refinancing, refunding, replacement, renewal or restatement of, the U.S. Credit Agreement which occurs following the date hereof.

         "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

         "Control Date" means the date on which Persons designated or approved by Group constitute a majority of the Board of Directors of Authentic Fitness.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit D hereto.

         "Credit Extension" means and includes

                  (a) the advancing of any Loans by the Lenders in connection with a Borrowing (including the making of a Loan by the Fronting Bank to a Borrower on a Disbursement Date or the Maturity Date of an Acceptance and the refunding and refinancing of such Loans by the Lenders); and

                  (b) any (i) issuance or extension by the Fronting Bank of a Letter of Credit or (ii) creation by the Fronting Bank of an Acceptance.


         "Currency Hedge Agreements" means currency swap agreements, currency future or option contracts and other similar agreements.

         "Debt" of any Person means, without duplication, the following:

                  (a) all indebtedness of such Person for borrowed money,

                  (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of such Person's business), including, without limitation, under this Agreement,

                  (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

                  (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

                  (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases,

                  (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,

                  (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,

                  (h) all obligations of such Person in respect of Hedge Agreements,

                  (i) all Debt of others of the kinds referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and

                  (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

         "Debt Rating" means, as of any date, the higher of the ratings that have been most recently announced by S&P and Moody's for any class of non-credit enhanced long-term senior unsecured debt issued by Group in effect on such date, provided that if neither S&P nor Moody's shall have in effect such a rating, the Applicable Margin will be set in accordance with Rating Level 5 under the definition of "Applicable Margin", subject, to the proviso to the definition of "Applicable Margin". For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Debt Rating, the Applicable Margin shall be determined by reference to the available rating; (b) if the ratings established by S&P and Moody's shall fall within different levels separated by two or more levels, the Applicable Margin shall be based upon the level that is one level above the lower rating; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is reported to Group; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

         "Declining Lender" is defined in clause (b) of Section 2.7.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Designation and Release Certificate" means the Designation and Release Certificate, substantially in the form of Exhibit L attached hereto, executed and delivered by Group pursuant to Section 11.18.

         "Disbursement" means any payment made under a Letter of Credit by the Fronting Bank to the applicable Letter of Credit Beneficiary.

         "Disbursement Date" is defined in Section 4.5.

         "Documentary Letter of Credit" is defined in Section 4.1.1, and shall also mean and include certain Existing Letters of Credit.

         "Documentation Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Documentation Agent pursuant to Section 10.4.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

         "Domestic Subsidiary" means any Subsidiary of Group (other than the U.S. Borrower) organized under the laws of the United States or any state thereof.

         "Draft" means and includes any draft, bill, cable or written demand for payment or receipt drawn or issued under a Letter of Credit.

         "Drawer" is defined in Section 4.1.3.

         "EBITDA" means, for any period, net income (or net loss) from operations (determined without giving effect to extraordinary or non-recurring gains or losses) plus, to the extent deducted in calculating such net income
(loss), the sum of (a) Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) minority interests in Authentic Fitness during the period commencing on the date the Tender Offer, if any, is consummated and ending on the date of the Merger less dividends paid to the minority interests in respect thereof, in each case determined in accordance with GAAP and, on a pro forma basis, as if any acquisitions consummated after the first day of the applicable testing period occurred on the first day of such period.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 11.8.

         "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment or decree relating to the environment, health, safety or Hazardous Materials.

         "Environment Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the U.S. Borrower's controlled group, or under common control with the U.S. Borrower, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the U.S. Borrower or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the U.S. Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the failure by the U.S. Borrower or any of its ERISA Affiliates to make a payment to a Plan if the conditions for the imposition of a Lien under Section 302(f)(1) of ERISA are satisfied; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

         "Event of Default" is defined in Section 9.1.

         "Excess" is defined in Section 11.16.

         "Excluded Person" means (i) Linda J. Wachner or (ii) any trust of which Linda J. Wachner is the sole trustee or is a trustee with effective control over the Voting Stock held by such trust or over the management or policies of Group (or, in case of her death or disability, another trustee of comparable experience and ability selected by the U.S. Borrower within 180 days thereafter after consultation with the Arrangers).

         "Excluded Subsidiary" means, provided that the terms of the Trust Stock preclude the issuance of a guaranty, the Trust, provided, that neither Group nor the U.S. Borrower nor any of their Subsidiaries shall make any additional Investments in the Trust other than those Investments which existed on the date of the Five Year Waiver and those Investments necessary to pay its normal operating expenses in the ordinary course of business.

         "Existing Acceptances" is defined in the first recital.

         "Existing Authentic Debt" means Debt of Authentic Fitness Products outstanding on the date hereof under (a) the Authentic Trade Credit Facility and
(b) the Restated Credit Agreement, dated as of March 18, 1998, among Authentic Fitness Products, Authentic Fitness, certain financial institutions, Scotiabank and General Electric Capital Corporation, as Agents, Scotiabank, as administrative agent, paying agent, swing line bank and fronting bank, General Electric Capital Corporation, as documentation agent and collateral agent, and Societe Generale as co-agent, and as further amended, restated or waived prior to the date hereof.

         "Existing Credit Agreement" is defined in the first recital.

         "Existing Letters of Credit" is defined in the first recital.

         "Existing Loans" is defined in the first recital.

         "Extending Lender" is defined in clause (a) of Section 2.7.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day in New York) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day in New York, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

If for any reason the Administrative Agent shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the rate announced by the Administrative Agent at its New York Agency as its "Base Rate New York" shall be the Alternate Base Rate until the circumstances giving rise to such inability no longer exists.

         "Fee Letter" means the confidential Fee Letter, dated July 14, 1997, between the U.S. Borrower and the Administrative Agent as the same may have been amended, supplemented or otherwise modified from time to time.

         "Fiscal Quarter" means a fiscal quarter of Group and its Consolidated Subsidiaries ending on or about March 31, June 30, September 30 or December 31 of each year.

         "Fiscal Year" means a fiscal year of Group and its Consolidated Subsidiaries ending on or about December 31 of each year.

         "Five Year Waiver" means the Letter Waiver to the U.S. Credit Agreement dated as of October 14, 1997.

         "for the account of", "for its account" and similar phrases used in this Agreement with reference to Acceptances mean Acceptances created for the account of such Person, on the behalf of such Person or at the direction of such Person.

         "Foreign Borrowers" is defined in the preamble.

         "Foreign Borrower Tradexpress Agreements" means (i) the Tradexpress Teletransmission Agreement, dated as of August 12, 1997, duly executed and delivered by Warnaco (HK) and the Fronting Bank and/or (as the context may require) (ii) the Tradexpress Teletransmission Agreements, dated as of April 24, 1998, duly executed and delivered by each of Warnaco B.V., Warnaco Netherlands and Warnaco Holland and the Fronting Bank.

         "Fronting Bank" means Scotiabank, in its capacity as the issuer of Letters of Credit and creator of Acceptances (in each case, regardless of which office, branch or agency of Scotiabank issues a Letter of Credit or creates an Acceptance) and in its capacity as the Lender of Loans made prior to a Funding Date pursuant to the terms of this Agreement.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Funding Date" is defined in clause (c) of Section 2.3.

         "GAAP" has the meaning set forth in Section 1.4.

         "Goods" means, collectively, all goods (including all inventory), wares, merchandise and other commodities purchased by or shipped to or to the order of a Borrower under or by virtue of or in connection with the issuance of a Letter of Credit.

         "Group" is defined in the preamble.

         "Group Guaranty" means the Second Amended and Restated Guaranty, dated as of July 31, 1998, executed and delivered by an Authorized Officer of Group, a conformed copy of which is annexed hereto as Exhibit F-1, as amended, supplemented, restated or otherwise modified from time to time.

         "Guaranteed Parties" is defined in Section 3.4.1.

         "Hazardous Materials" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any Environmental Law.

         "Hedge Agreements" means Currency Hedge Agreements and Interest Rate Hedge Agreements.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "including" means including without limiting the generality of any description preceding such term.

         "Indebtedness for Borrowed Money" of any Person means all Debt of such Person for borrowed money or evidenced by notes, bonds, debentures or other similar instruments (other than Trust Stock in a face amount of not more than $120,000,000), all obligations of such Person for the deferred purchase price of any property, service or business (other than trade accounts payable (including pursuant to this Agreement and other similar financing arrangements to the extent that the aggregate principal amount of Debt, including loans, acceptances and letters of credit thereunder, does not exceed $550,000,000 (it being understood and agreed that to the extent the principal amount of Debt under this Agreement and other similar financing arrangements exceeds $550,000,000, a pro-rata portion of such excess (calculated by reference to the relative amount of loans constituting such Debt) shall be included in this definition of "Indebtedness for Borrowed Money")) incurred in the ordinary course of business and constituting current liabilities), and all obligations of such Person under capitalized leases (limited in each case to the principal amount thereof).

         "Indemnified Liabilities" is defined in Section 11.4.

         "Indemnified Parties" is defined in Section 11.4.

         "Interest Expense" means, with respect to any Person for any period of measurement, the excess, if any, of (i) interest expense (whether cash or accretion) of such Person during such period determined in accordance with GAAP, and shall include in any event, without limitation, interest expense with respect to Indebtedness for Borrowed Money, this Agreement and payments under Interest Rate Hedge Agreements over (ii) interest income of such Person for such period, including payments received under Interest Rate Hedge Agreements; provided, however, that interest expense for any acquired entity, including Authentic Fitness, for any period beginning prior to the acquisition date shall be such entity's actual interest expense for such period.

         "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as such Loan may be made or as a Borrower may select in its relevant notice pursuant to
Section 2.3 or 2.4; provided, however, that

                  (a) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period may end later than the Stated Maturity Date for such Loan.

         "Interest Rate Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts and other similar agreements.

         "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) or (j) of the definition of "Debt" in respect of such Person.

         "Issuance Request" means either (i) a request delivered by a Borrower to the Fronting Bank in accordance with the provisions of the Tradexpress Agreement or (ii) a request and certificate duly executed by an Authorized Officer of a Borrower, in substantially the form of Exhibit B attached hereto (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the U.S. Borrower).

         "Joinder Agreement" means the Joinder Agreement, substantially in the form of Exhibit K attached hereto (provided, that with respect to Authentic Fitness (HK), the Joinder Agreement shall be revised in certain conforming respects), executed and delivered by each Warnaco Sub Borrower in accordance with Section 11.18 and in effect until such Warnaco Sub Borrower shall become a Released Borrower.

         "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit E hereto.

         "Lender Parties" is defined in Section 3.4.1.

         "Lenders" is defined in the preamble.

         "Letter of Credit" means the Documentary Letters of Credit and the Existing Letters of Credit.

         "Letter of Credit Availability" means, at any time, the then existing Commitment Amount minus the sum of the aggregate outstanding principal amount of all Loans, together with the aggregate amount of all Letter of Credit Outstandings and Acceptance Obligations.

         "Letter of Credit Beneficiary" means a beneficiary of a Letter of Credit.

         "Letter of Credit Commitment" means, relative to the Fronting Bank, the Fronting Bank's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each of the other Lenders, the obligations of each such Lender to participate in such Letters of Credit pursuant to the terms of this Agreement.

         "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of

                  (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIBO Rate" is defined in Section 3.2.1.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of any Lender as designated from time to time by notice from such Lender to the U.S. Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans hereunder.

         "LIBOR Reserve Percentage" is defined in Section 3.2.1.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan Commitment" means, relative to (i) the Fronting Bank (in such capacity), its obligation to make Loans to the Borrowers on (a) a Disbursement Date and (b) an Acceptance maturity date, and (ii) each Lender (other than the Fronting Bank in such capacity), such Lender's obligation to participate in the Loans made by the Fronting Bank to the Borrowers and, as set forth in this Agreement, to refund and reimburse the Fronting Bank for such Loans, in each case pursuant to the terms of this Agreement.

         "Loan Document" means this Agreement, each Note, the Tradexpress Agreements, the Group Guaranty, the Subsidiary Guaranty, each Joinder Agreement, the Fee Letter and each other agreement, document or instrument delivered in connection with this Agreement, whether or not specifically mentioned herein, together with any amendments, supplements or modifications hereof or thereof.

         "Loans" is defined in Section 2.1.1, and shall also mean and include the Existing Loans.

         "L/C Party" is defined in Section 3.4.1.

         "L/C Reimbursement Obligation" is defined in Section 4.6.

         "Managing Agents" means, collectively, Scotiabank and Citibank.

         "Margin Stock" has the meaning specified in Regulation U.

         "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the U.S. Borrower or of Group and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the U.S. Borrower or of Group and its Subsidiaries taken as a whole, (b) the rights and remedies of any Managing Agent or Lender under any Loan Document or (c) the validity or enforceability of any Loan Document.

         "Material Subsidiary" of any Person means, at any time, a Subsidiary of such Person having (i) at least $15,000,000 in total assets (determined as of the last day of the most recent fiscal quarter of such Person) or (ii) EBITDA of at least $15,000,000 for the 12-month period ending on the last day of the most recent fiscal quarter of such Person.

         "Maturity Date" means, relative to any Acceptance, the date of maturity therefor.

         "Maximum Rate" is defined in Section 11.16.

         "Merger" is defined in the second recital.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the U.S. Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the U.S. Borrower or any of its ERISA Affiliates and at least one Person other than the U.S. Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the U.S. Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "New Five Year Revolver" means the Credit Agreement, dated as of November 17, 1999, among the U.S. Borrower, Group, the initial lenders named therein, Scotiabank and Salomon Smith Barney Inc., as co-lead arrangers and co-book managers, Citibank, as syndication agent, Societe Generale and Commerzbank, as co-documentation agents, and Scotiabank, as administrative agent and competitive bid agent (as the same may be amended, supplemented or otherwise modified from time to time).

         "New 364-Day Credit Agreement" means the 364-Day Credit Agreement, dated as of November 17, 1999, among the U.S. Borrower, Group, the initial lenders named therein, Scotiabank and Salomon Smith Barney Inc., as co-lead arrangers and co-book managers, Citibank, as syndication agent, Morgan Guaranty Trust Company of New York, as documentation agent, and Scotiabank, as administrative agent (as the same may be amended, supplemented or otherwise modified from time to time).

         "Non-U.S. Letter of Credit" means any Letter of Credit which provides for the payment of drawings in a Qualified Foreign Currency.

         "Note" means any promissory note of any Borrower payable to the order of any Lender (including the Fronting Bank), in the form of Exhibit A (as any such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Debt of such Borrower to such Lender resulting from outstanding Loans made by such Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Notice of Extension" is defined in clause (a) of Section 2.7, substantially in the form of Exhibit B to Amendment No. 1.

         "Obligations" means all obligations (monetary or otherwise) of the Borrowers and each other Obligor arising under or in connection with this Agreement, the Notes, any Letter of Credit, any Acceptance and each other Loan Document.

         "Obligor" means the Borrowers and each other Person (other than the Agents, the Fronting Bank and the Lenders) obligated under any Loan Document.

         "Order" is defined in clause (b) of Section 4.6.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of formation or limited liability company agreement, and all shareholder agreements, voting trusts and similar arrangements applicable to any of the authorized shares of capital stock or other ownership interest of such Obligor.

         "Participant" is defined in Section 11.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "Percentage" means, relative to any Lender, the percentage set forth opposite its name on Schedule II hereto or set forth in a Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to the terms hereof (including, following the 100% Effective Date and an increase in the Commitment Amount, conforming changes to the percentage of any Lender which does not agree to participate in such increase to reflect such Lender's decreased percentage of such increased Commitment Amount) or a Lender Assignment Agreement executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11; provided, that the Percentage of each Lender's Loan Commitment, Letter of Credit Commitment and Acceptance Commitment shall be identical.

         "Permitted Liens" means the following:

                  (a) Liens, other than in favor of the PBGC, arising out of judgments or awards in respect of which Group or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided it shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award and provided further that the aggregate amount secured by such Liens does not exceed $5,000,000 in any one case or $10,000,000 in the aggregate;

                  (b) Liens for taxes, assessments or governmental charges or levies, provided payment thereof shall not at the time be required in accordance with the provisions of Section 8.1.2 and such amount, when taken together with any amount payable under Section 8.1.2 as to which any Lien has been attached as described in the last phrase thereof, shall not exceed $10,000,000;

                  (c) deposits, Liens or pledges to secure payments of workmen's compensation and other payments, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

                  (d) mechanics', workmen's, repairmen's, warehousemen's, vendors' or carriers' Liens or other similar Liens arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such Liens;

                  (e) statutory landlord's Liens under leases to which Group or any of its Subsidiaries is a party;

                  (f) any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien, but only if at the time such Lien is granted and immediately after giving effect thereto, no Default would exist;

                  (g) leases or subleases granted to other Persons not materially interfering with the conduct of the business of Group and its Subsidiaries, taken as a whole;

                  (h) zoning restrictions, easements, rights of way, licenses and restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of Group or any of its Subsidiaries or the value of such property for the purpose of such business; and

                  (i) statutory or common law Liens (such as rights of set-off) on deposit accounts of Group and its Subsidiaries and other Liens under any Loan Document, any Letter of Credit or any other agreement or instrument relating thereto.

         "Person" means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Purchaser" is defined in the second recital.

         "Qualified Foreign Currency" means any currency other than Dollars which is approved by the Administrative Agent in its sole discretion and, in any event, for which both an Applicable Exchange Rate and a Spot Exchange Rate may be calculated.

         "Quarterly Payment Date" means the first day of each April, July, October and January or, if any such day is not a Business Day in New York, the next succeeding Business Day in New York.

         "Received Amount" is defined in clause (c) of Section 4.6.

         "Redeemable" means, with respect to any capital stock, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

         "Reimbursement Obligation" is defined in Section 4.6.

         "Released Borrower" is defined in clause (b) of Section 11.18.

         "Replacement Lender" is defined in clause (c) of Section 2.7.

         "Request Date" is defined in clause (a) of Section 2.7.

         "Required Lenders" means, at any time, Lenders holding more than 50% of the then aggregate outstanding principal amount of the Notes then held by the Lenders or, if no such principal amount is then outstanding, Lenders having Percentages that equal more than 50% of the Commitments; provided, that so long as the Fronting Bank (in such capacity) has any Loans outstanding and owing to it from any Borrower, each Lender will be deemed to have outstanding and owing to it a principal amount equal to such Lender's Percentage multiplied by the aggregate outstanding principal amount of Loans owing to the Fronting Bank.

         "Reset Date" is defined in Section 5.11.

         "S&P" means Standard & Poor's Ratings Group, currently a division of McGraw-Hill, Inc., or any successor thereto.

         "Scotiabank" is defined in the preamble.

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the U.S. Borrower or any of its ERISA Affiliates and no Person other than the U.S. Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the U.S. Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Spot Exchange Rate" shall mean, on any date of determination with respect to any Qualified Foreign Currency, the spot rate at which Dollars are offered on such day by The Bank of Nova Scotia in the Applicable Location for such Qualified Foreign Currency at approximately 11:00 a.m. (Applicable Time); provided, however, that if for any reason, no such spot rate is being quoted, the Administrative Agent shall use the Applicable Exchange Rate for such Qualified Foreign Currency.

         "Stated Amount" of each Letter of Credit means the maximum amount of such Letter of Credit that may then be drawn under such Letter of Credit whether or not the conditions for drawing thereunder have been met.

         "Stated Expiry Date" is defined in clause (c) of Section 4.1.1.

         "Stated Maturity Date" means, in the case of any Loan, the date which is six months following the date of the making of such Loan (in the case of a Loan initially made as a LIBO Rate Loan) or (in the case of a Loan initially made as a Base Rate Loan), the date that is 180 days after the making of such Loan.

         "Stated Rate" is defined in Section 11.16.

         "Sub Borrower" is defined in the preamble.

         "Sub Borrower Tradexpress Agreement" means the Tradexpress Teletransmission Agreement, dated as of December 19, 1997, duly executed and delivered by the Sub Borrower and the Fronting Bank.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. The term "wholly-owned Subsidiary" shall exclude any directors' or officers' qualifying shares which may be outstanding.

         "Subsidiary Guaranty" means the Second Amended and Restated Guaranty executed and delivered by each Domestic Subsidiary, dated as of July 31, 1998, a conformed copy of which is annexed hereto as Exhibit F-2, or pursuant to Section 8.1.11, substantially in the form of Exhibit F-2 hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "Syndication Agent" is defined in the preamble.

         "Tangible Assets" means total assets minus goodwill and intangibles, in each case determined in accordance with GAAP.

         "Taxes" is defined in Section 5.6.

         "Tender Offer" is defined in the second recital.

         "Terminated Commitments" is defined in clause (b) of Section 2.7.

         "Tradexpress Agreement" means, as the context may require, the U.S. Borrower Tradexpress Agreement, the Sub Borrower Tradexpress Agreement, the Warnaco Sub Borrower Tradexpress Agreements and/or the Foreign Borrower Tradexpress Agreements.

         "Trust" means Designer Finance Trust, a trust formed under the laws of Delaware.

         "Trust Stock" means the Trust Originated Preferred Securities issued by the Trust.

         "type" means relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "UCP" is defined in Section 11.15.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "U.S. Borrower" is defined in the preamble.

         "U.S. Borrower Tradexpress Agreement" means the Tradexpress Teletransmission Agreement, dated as of August 12, 1997, duly executed and delivered by the U.S. Borrower and the Fronting Bank.

         "U.S. Credit Agreement" means the Credit Agreement, dated as of August 12, 1997, among the U.S. Borrower, Group, the initial lenders named therein, Scotiabank and Citibank, as managing agents, Citibank, as documentation agent, and Scotiabank, as administrative agent, competitive bid agent, swing line bank and an issuing bank, as in effect on the Effective Date, as amended by Amendment No. 1 thereto and as further amended, restated or waived from time to time.

         "U.S. Dollar Equivalent" means, with respect to any Non-U.S. Letter of Credit, the amount determined as provided in Section 4.1.2.

         "U.S. Letter of Credit" means any Letter of Credit which provides for the payment of drawings in Dollars.

         "Usury Restraint" is defined in Section 11.16.

         "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Warnaco Sub Borrower" is defined in the preamble.

         "Warnaco Sub Borrower Tradexpress Agreements" means the Tradexpress Teletransmission Agreements duly executed and delivered by each Warnaco Sub Borrower in connection with the Joinder Agreements executed by such Warnaco Sub Borrowers pursuant to Section 11.18 in substantially similar form to the other Tradexpress Agreements.

         "100% Effective Date" means the date, following the Effective Date, when each of the 100% Effective Date Conditions Precedent shall have been satisfied and when counterparts hereof executed on behalf of each Borrower and each Lender (or notice thereof satisfactory to the Agents) shall have been received by the Agents and notice thereof shall have been given by the Agents to the U.S. Borrower and each Lender.

         "100% Effective Date Conditions Precedent" means, collectively, Sections 6.1.2, 6.1.9 and 6.1.10.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section
7.5 ("GAAP").

                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article VI), each Lender severally agrees as follows:

         SECTION 2.1.1. Loan Commitment. The Borrowers, Group, the Agents, the Fronting Bank and the Lenders hereby agree that the Existing Credit Agreement is hereby amended and restated in its entirety to become effective and binding on the Borrowers, Group and the other parties to this Agreement pursuant to the terms of this Agreement, and that the commitments which the Fronting Bank and the Lenders have agreed to extend to the Borrowers under the Existing Credit Agreement shall be extended or advanced to the Borrowers upon the amended and restated terms and conditions contained in this Agreement with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement (which shall hereafter have no further effect upon the parties thereto, other than for accrued fees and expenses, and indemnification provisions, accrued and owing under the terms of the Existing Credit Agreement on or prior to the date hereof or arising (in the case of an indemnification) under the terms of the Existing Credit Agreement). In furtherance of the foregoing, from time to time on any Business Day occurring on or prior to the then existing Commitment Termination Date, each Lender severally agrees, subject to the terms of this Agreement (including Article VI) that

                  (a) in the case of the Fronting Bank, it will make loans (the "Loans") to (i) the U.S. Borrower (in the case of each Letter of Credit issued and each Acceptance created for the account of the U.S. Borrower or a Subsidiary thereof), (ii) the Foreign Borrowers and Authentic Fitness (HK) (in the case of each U.S. Letter of Credit and each Non-U.S. Letter of Credit issued for the account of such Foreign Borrower and/or Authentic Fitness (HK)), (iii) each Warnaco Sub Borrower other than Authentic Fitness (HK) (in the case of each Letter of Credit issued and each Acceptance created for the account of such Warnaco Sub Borrower or its Subsidiary (other than Authentic Fitness
         (HK)) and (iv) the Sub Borrower (in the case of each Letter of Credit issued and each Acceptance created for the account of the Sub Borrower or a Subsidiary thereof), in each case, as applicable, on (A) the Disbursement Date of each Letter of Credit and (B) the Maturity Date of each Acceptance, (in each case) for a period not to exceed the Stated Maturity Date for such Loan in a principal amount equal to the aggregate amount of (x) Disbursements made under one or more Letters of Credit on such Disbursement Date and (y) matured and unreimbursed Acceptances; and

                  (b) in the case of each Lender (other than the Fronting Bank in such capacity), such Lender will participate in the Loans made by the Fronting Bank pursuant to this Agreement and, if required pursuant to the terms of this Agreement, such Lender will refinance and reimburse the Fronting Bank for the outstanding principal amount of Loans previously made by the Fronting Bank in an amount equal to its Percentage of the aggregate amount of all (or, if elected by the Fronting Bank, less than all) Loans (determined, in the sole discretion of the Fronting Bank, as between Loans made to the U.S. Borrower, the Foreign Borrowers, the Warnaco Sub Borrowers and the Sub Borrower) then outstanding and owing to the Fronting Bank (in its capacity as the Fronting Bank), and upon the receipt by the Fronting Bank of immediately available funds from a Lender in respect of the reimbursement or refinancing of a Loan previously made by and owing to the Fronting Bank, the amount so received by the Fronting Bank will thereafter be a Loan to the applicable

         Borrower owing to such Lender (and no longer owing to the Fronting
         Bank). No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow Loans and continue or convert such Loans as Base Rate Loans or LIBO Rate Loans pursuant to the terms hereof, but once a particular Loan is repaid or prepaid by a Borrower, it cannot be reborrowed. Notwithstanding anything contained herein to the contrary, so long as any Lender shall be in default in its obligation to fund its pro rata share of any Loans (as notified to such Lender by the Administrative Agent, the Administrative Agent agreeing to use good faith efforts to give such notification promptly following the occurrence of such default) or shall have rejected its obligations under its Commitments, then such Lender shall not be entitled to receive any payments of principal of or interest on its pro rata share of the Loans or its share of any commitment or other fees payable hereunder (including fees payable pursuant to Section 3.3) unless and until (i) the Loans of all the other Lenders and all interest thereon have been paid in full, (ii) such failure to fulfill its obligation to fund is cured or (iii) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, and for purposes of voting or consenting to matters with respect to the Loan Documents, such Lender shall be deemed not to be a "Lender" hereunder and such Lender's Percentage shall each be deemed to be zero (0) (with each other Lender's Percentage being increased proportionately for purposes of the definition of "Required Lenders" so that all such non-defaulting Lenders' Percentages shall collectively equal 100%). No Commitment of any Lender shall be increased or otherwise affected by any such failure or rejections by any other Lender. Any payments of principal of or interest on Obligations which would, but for this Section, be paid to any Lender, shall be paid to the Lenders who shall not be in default under their respective Commitments and who shall not have rejected any Commitment, for application to the Obligations or cash collateral in respect of Letters of Credit or Acceptances in such manner and order (pro rata among such Lenders) as shall be determined by the Administrative Agent. The parties hereto acknowledge and agree that a Lender's failure to make a Loan based on any Borrower's failure to satisfy one or more of the conditions precedent to the making of Loans set forth in Article VI shall not be construed as such Lender being in default of its obligations to fund its pro rata share of Loans or a rejection of such Lender's Commitments.

         SECTION 2.1.2. Commitment to Issue Letters of Credit and Create Acceptances. From time to time on any Business Day on or prior to the Commitment Termination Date, the Fronting Bank will issue and create, and each Lender will participate in, the Letters of Credit and the Acceptances, in accordance with
Article IV.

         SECTION 2.1.3. Lenders Not Permitted or Required to Make Loans and Fronting Bank Not Permitted or Required to Issue Letters of Credit or Create Acceptances Under Certain Circumstances. In addition to the other terms of this Agreement (including Article VI):

                  (a) No Lender (other than, in the case of clause (a)(ii), the Fronting Bank acting in such capacity) shall be permitted or required to make any Loan if, after giving effect thereto (and the payment of any Reimbursement Obligations with the proceeds of such Loans or the refunding and refinancing of Loans made by the Fronting Bank with the proceeds of the Loans made by the Lenders hereunder), the aggregate outstanding principal amount of all Loans

                           (i) together with the aggregate amount of all Letter
                  of Credit Outstandings and all Acceptance Obligations, would exceed the Commitment Amount, or

                           (ii) of such Lender, together with such Lender's
                  Percentage of the aggregate amount of all Letter of Credit Outstandings and all Acceptance Obligations would exceed the amount of such Lender's Percentage multiplied by the Commitment Amount;

                  (b) The Fronting Bank shall not be permitted or required to issue any Letter of Credit or extend for an additional period of time the Stated Expiry Date of a previously issued Letter of Credit if, after giving effect thereto the aggregate amount of all Letter of Credit Outstandings, together with all Acceptance Obligations and the aggregate outstanding principal amount of all Loans would exceed the Commitment Amount;

                  (c) The Fronting Bank shall not be permitted or required to create any Acceptance if, (i) after giving effect thereto the aggregate amount of all Acceptance Obligations, together with all Letter of Credit Outstandings and the aggregate outstanding principal amount of all Loans would exceed the Commitment Amount, (ii) any requested Acceptance is not in form and substance reasonably acceptable to the Fronting Bank or (iii) an Acceptance is not in lieu of its Disbursement obligation and the original executed Letter of Credit in respect of which such Acceptance is to be created has not been received by the Fronting Bank for cancellation; and

                  (d) The Fronting Bank shall not be permitted or required to make any Loan on any Disbursement Date or Maturity Date if, after giving effect thereto (and the payment of any Reimbursement Obligations with the proceeds of such Loans), the aggregate outstanding principal amount of all Loans, together with the aggregate amount of all Letter of Credit Outstandings and all Acceptance Obligations, would exceed the Commitment Amount.

         SECTION 2.2. Reduction of the Commitment Amount. The U.S. Borrower may, from time to time on any Business Day, voluntarily reduce the amount of the Commitment Amount; provided, however, that all such reductions shall be binding on each Borrower, shall require at least three Business Days' prior notice to the Administrative Agent and shall be permanent.

         SECTION 2.3. Borrowing Procedure. (a) Upon (i) any Disbursements being made in respect of one or more Letters of Credit or (ii) the occurrence of any Maturity Date for any Acceptance (whether or not, in the case of Letters of Credit, such Letters of Credit were issued to support the obligations of any Borrower or any of their Subsidiaries (or any of their respective divisions) and in the case of Acceptances, whether or not such Acceptances were created to support the obligations of the Warnaco Sub Borrowers, the Sub Borrower, the U.S. Borrower or any of their Subsidiaries (or any of their respective divisions)), such Borrower shall (unless it shall have given notice to the Administrative Agent to the contrary prior to 3:00 p.m., Applicable Time, at least three Business Days prior to the date of such Disbursement or occurrence of such Maturity Date) be deemed to have delivered to the Administrative Agent a Borrowing Request pursuant to which such Borrower shall have been deemed to irrevocably request that the Fronting Bank make a LIBO Rate Loan to such Borrower with a six month Interest Period in a principal amount equal to the aggregate amount of (A) in the case of U.S. Letters of Credit, the Disbursements, and in the case of Non-U.S. Letters of Credit, the U.S. Dollar Equivalent of the Disbursements made on such date or (B) in the case of the U.S. Borrower, the Warnaco Sub Borrowers or the Sub Borrower, the aggregate face amount of those Acceptances having Maturity Dates on such date, as applicable. Each Borrower, as applicable, hereby acknowledges and agrees that each Borrowing Request deemed to be delivered hereunder, the making of a Loan by the Fronting Bank (a) to reimburse the Fronting Bank for Disbursements made under the Letters of Credit or (b) payment made on the Maturity Date of any Acceptance, and the acceptance by any Borrower of the proceeds of the Borrowing shall constitute a representation and warranty by the Borrowers that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 6.2.1 are in each case true and correct. Proceeds of such Loans shall be used to fund the Reimbursement Obligations in respect of (a) Letters of Credit under which one or more Disbursements were made and (b) as applicable, Acceptances which had Maturity Dates occurring, in each case, on the date of the Loan. Each of the parties hereto acknowledges and agrees that upon the satisfaction of the conditions precedent set forth in Section 6.1, the Existing Loans shall be deemed to be Loans made by the Fronting Bank on the Effective Date under the terms of this Agreement and shall thereafter accrue interest and fees pursuant to the terms hereof, and each Lender shall continue to participate in such Loans in an amount equal to such Lender's Percentage of the outstanding principal amount of the Existing Loans.

         (b) In addition to the provisions of the making of Loans set forth in clause (a), above, by delivering a Borrowing Request to the Administrative Agent on or before 11:00 a.m., Applicable Time, on a Business Day, a Borrower may from time to time irrevocably request, on not less than three nor more than five Business Days' notice (in the case of LIBO Rate Loans) and on the date of such Borrowing (in the case of Base Rate Loans), that a Borrowing be made as other than a LIBO Rate Loan having a six month Interest Period or in an amount other than the full amount of Disbursements with respect to which such Loan is to be made. If any Borrower elects that a Borrowing be made as a LIBO Rate Loan having a one or three month Interest Period pursuant to this clause, then upon the expiration of such

Interest Period such Borrower shall (unless it shall have given notice to the Administrative Agent to the contrary prior to 11:00 a.m., Applicable Time, at least three Business Days prior to the date of such Disbursement) be deemed to have delivered to the Administrative Agent a Continuation/Conversion Notice pursuant to which such Borrower shall have been deemed to irrevocably request that the Fronting Bank continue the outstanding LIBO Rate Loan as a LIBO Rate Loan with an Interest Period of (i) three months, in the case of the expiration of a three month Interest Period or Interest Periods which, in the aggregate, equal three months or (ii) five months, in the case of the expiration of a one month Interest Period, in each case in a principal amount equal to the amount of the LIBO Rate Loan with an Interest Period then expiring. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified (or deemed to be specified) in such Borrowing Request.

         (c) The Fronting Bank may, at any time (whether or not a Default or Event of Default has occurred and is then continuing), in its sole and absolute discretion but subject to clause (a)(ii) of Section 2.1.3, demand that each other Lender make a Loan in an amount equal to such Lender's Percentage of the aggregate principal amount of all or a portion of the Loans outstanding on the date such demand is made, and may (in its sole discretion) elect which Loans (as among the Borrowers) are to be chosen as the Loans to be refunded by the Lenders. Each Lender (other than the Fronting Bank) irrevocably agrees that it shall (whether or not the conditions to the making of a Credit Extension contained in Article VI have been (or can be) satisfied) make such Loan by depositing the amount so demanded in same day funds in an account specified by the Fronting Bank on or before 11:00 a.m. New York City time on the first Business Day following receipt of such a demand. The Fronting Bank agrees to apply all such funds received by it under this clause to refund and refinance the Loans previously made by it to any Borrower, as identified in the demand that it delivers to the Lenders pursuant to this clause. On the date (a "Funding Date") that the Lenders (other than the Fronting Bank) advance funds to the Fronting Bank pursuant to this clause, the principal amount so refunded and refinanced shall become a Loan to the Borrower identified by the Fronting Bank outstanding under such Lender's Note to that particular Borrower and shall no longer be a Loan owed to the Fronting Bank under the Fronting Bank's Note to that particular Borrower.

         All interest payable with respect to any Loans made pursuant to this clause shall be appropriately adjusted to reflect the period of time during which such Loans were owing to the Fronting Bank and, on and subsequent to a Funding Date, such Loans were owing to the Lenders.

         The obligation of each Lender to make Loans by way of advancing immediately available funds to the Fronting Bank on a Funding Date to be applied to refund and refinance the Loans previously made by the Fronting Bank to the Borrowers (or any one of them) under this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which any Lender may have against Scotiabank, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or the inability of the Borrowers to otherwise satisfy the conditions precedent set forth in Article VI; (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Obligor; (iv) the acceleration or maturity of any Loans or other Obligations or the termination of any Commitment after the making of any Loan; (v) any breach of this Agreement or any other Loan Document by any Borrower, any other Obligor or any Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., Applicable Time, on a Business Day, any Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion of any Loans made to it be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of a LIBO Rate Loan, converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a LIBO Rate Loan pursuant to the provisions of clause (b) of Section 2.3, unless such Loan is otherwise required to be paid pursuant to the terms of this Agreement (including the first sentence of Section 3.1)); provided, however, that (i) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing and (ii) the maximum length of any Interest Period or combination of Interest Periods for any particular Loan shall not exceed six months.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to participate in, and to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility all of the capital stock or other ownership interests of which are wholly-owned by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Lender to refund and refinance such LIBO Rate Loan on the Funding Date and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be of or to such Lender for the account of such foreign branch, affiliate or international banking facility; provided, further that the Borrowers shall not be required to pay any amount under this Section or Section 5.6 that is greater than the amount which it would have been required to pay had such Lender not caused such branch, affiliate or facility to make or maintain such LIBO Rate Loan. In addition, each of the Borrowers hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 5.1, 5.2, 5.3 or 5.4, it shall be conclusively assumed that such Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Notes. The Loans of the Fronting Bank under the Loan Commitment shall be evidenced by Notes payable to the order of the Fronting Bank from each Borrower in an aggregate maximum principal amount equal to the original Commitment Amount, and the Loans of each Lender (other than the Fronting Bank) under the Loan Commitment shall be evidenced by Notes payable from each Borrower to the order of such Lender in a maximum principal amount equal to such Lender's Percentage multiplied by the original Commitment Amount. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby and the principal amount of Loans that have been repaid (including, in the case of the Fronting Bank, Loans that have been refunded and refinanced by the Lenders on a Funding
Date). Such notations shall be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Borrower.

         SECTION 2.7. Extension of Commitment Termination Date. (a) The Commitment Termination Date may be extended by the Lenders in their sole and absolute discretion upon written request of the Administrative Agent by the U.S. Borrower, at least 60 days but not more than 90 days (such date the "Request Date") prior to the then effective Commitment Termination Date (as such date may have been extended) for a period not to exceed 364 days from the then expiring Commitment Termination Date. Within five days of the Request Date, the Administrative Agent will forward the request to the Lenders. If a Lender agrees, in its individual and sole discretion, to so extend all or a portion of its Commitment (an "Extending Lender"), it will deliver to the Administrative Agent and the U.S. Borrower a notice of its agreement to do so and may also set forth the amount, if any, by which it would be willing to increase its Commitment pursuant to this Section (a "Notice of Extension"), within 45 days of the Request Date; provided that such notice shall in no event be given later than 30 days prior to the then effective Commitment Termination Date (as such date may have been extended).

                  (b) The Commitment of any Lender that fails to accept or respond to the U.S. Borrower's request for extension of the Commitment Termination Date (a "Declining Lender") and the portion of the Commitment of any Extending Lender which such Extending Lender has not elected to extend pursuant to clause (a) (such Commitments of the Declining Lenders and such Extending Lenders being collectively, the "Terminated Commitments") will be terminated on the Commitment Termination Date then in effect (without regard to any extension by other Lenders) and on such Commitment Termination Date the U.S. Borrower will pay (or cause to be paid) in full the outstanding principal amount of all Loans with respect to the Terminated Commitments owing to each such Declining Lender or Extending Lender, as the case may be, together with accrued but unpaid interest thereon to the date of payment of such principal amount, all accrued but unpaid commitment fees, other fees and all other amounts payable to such Declining Lender and such Extending Lender with respect to the Terminated Commitments under this Agreement (including any increased costs or other additional amounts (computed in accordance with Section 5.3) and any Taxes incurred and reimbursable hereunder by such Declining Lender and such Extending Lender prior to such Commitment Termination Date and amounts payable under Section 11.3).

                  (c) The Extending Lenders, or any of them, or any Person that would be an Assignee Lender permitted by Section 11.11.1 (a "Replacement Lender") may offer in their sole discretion, to increase their respective Commitment by, or to provide a commitment in, as the case may be, an aggregate amount that will not exceed the aggregate amount of the Terminated Commitments. Should such offers exceed the aggregate amount of the Terminated Commitments, the Terminated Commitments shall be allocated among such Extending Lenders and/or Replacement Lenders as determined by the Administrative Agent and the U.S. Borrower. Each such Extending Lender or Replacement Lender will deliver to the Administrative Agent a notice, of its offer to so increase its Commitment or to provide a commitment, as the case may be, no later than 5 days prior to such Commitment Termination Date. The U.S. Borrower will, no later than one day before the Commitment Termination Date, deliver to the Administrative Agent a notice setting forth the Commitments of the Extending Lenders and Replacement Lenders, if any, that are to become or be effective as of the Commitment Termination Date. If the Extending Lenders and Replacement Lenders provide Commitments in an aggregate amount equal to 75% of the aggregate amount of the Commitments requested by the U.S. Borrower to be extended, then, effective on the Commitment Termination Date in effect at the time of the U.S. Borrower's request, (i) the Commitment Termination Date will be extended by 364 days for such Extending Lenders' and Replacement Lenders' Commitments, (ii) the Commitment of each Extending Lender and each Replacement Lender will be the amount specified in the notice provided by the U.S. Borrower to the Administrative Agent (which amount will not exceed the amount specified by each such Extending Lender and Replacement Lender in its most recent notice to the Administrative Agent) and (iii) each Replacement Lender will become a party hereto and will be a Lender hereunder.

         SECTION 2.8. Authentic LIBO Rate Loans. Upon the consummation of the Merger and the termination of the Authentic Trade Credit Facility, at the option of the U.S. Borrower and following notice thereof to the Administrative Agent, each Authentic LIBO Rate Loan (and the amount and payment date of fees thereon) shall be deemed to be a LIBO Rate Loan hereunder with the LIBO Rate (Reserve Adjusted), Interest Period and the Stated Maturity Date that are applicable thereto under the Authentic Trade Credit Facility at such time and shall be governed by this Agreement.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments. The Borrowers shall repay in full the entire unpaid principal amount of each Loan upon the Stated Maturity Date therefor; provided, that notwithstanding anything contained in this Agreement or any Loan Document to the contrary, each Foreign Borrower and Authentic Fitness (HK) shall only be obligated to repay the principal amount of the Loans made to it and Reimbursement Obligations in respect of Letters of Credit issued for its account. Prior thereto (and subject to Section 2.1.1), each Borrower

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that all such voluntary prepayments shall require at least one Business Day's prior written notice to the Administrative Agent;

                  (b) shall, on each date when any reduction in the Commitment Amount shall become effective (which reduction shall be subject to Section 2.2), make a mandatory prepayment (which shall be applied (or held as cash collateral for application to the aggregate amount of all Letter of Credit Outstandings or, as applicable, Acceptance Obligations, in each case not consisting of unpaid and outstanding Reimbursement Obligations) by the Administrative Agent to the payment of the Loans and unpaid and outstanding Reimbursement Obligations of the then Letter of Credit Outstandings and, as applicable, Acceptance Obligations) equal to the excess, if any, of the aggregate outstanding principal amount of all Loans, together with the aggregate amount of all Letter of Credit Outstandings and, as applicable, Acceptance Obligations over the Commitment Amount as so reduced;

                  (c) shall, if upon any Reset Date, the sum of the outstanding principal amount of all Loans plus the amount of all Acceptance Obligations plus all Letter of Credit Outstandings exceeds the then existing Commitment Amount, make a mandatory prepayment (which shall be applied (or held as cash collateral for application to the aggregate amount of all Letter of Credit Outstandings or, as applicable, Acceptance Obligations, in each case not consisting of unpaid and outstanding Reimbursement Obligations) by the Administrative Agent to the payment of the Loans and unpaid and outstanding Reimbursement Obligations of the then Letter of Credit Outstandings and, as applicable, Acceptance Obligations) in an amount equal to such excess; and

                  (d) shall, immediately upon any acceleration of the Stated Maturity Date of any Obligations pursuant to Section 9.2 or Section 9.3, repay all Obligations, unless, pursuant to Section 9.3, only a portion of all Obligations is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 5.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

         SECTION 3.2.1. Rates. Loans comprising a Borrowing shall accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin in effect from time to time; or

                  (b) on that portion maintained as a LIBO Rate Loan (whether made pursuant to clause (a) or clause (b) of Section 2.3), during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin in effect from time to time.

         The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

            LIBO Rate         =                 LIBO Rate
                                     -------------------------------
         (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from Scotiabank, two Business Days before the first day of such Interest Period.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the first day of such Interest Period as of 11:00 a.m. London time, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if said page shall cease to be publicly available, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such London Interbank Offered Rate).

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage, if any (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Maturity Rates. After and during the continuance of an Event of Default (after giving effect to any grace periods in respect thereof in the case of an Event of Default described in Section 9.1.1), the Borrowers shall pay interest (after as well as before judgment) on (a) the unpaid principal amount of each outstanding Loan at a rate per annum equal to 2% per annum above the then applicable interest rate in respect of such Loan and (b) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder at a rate per annum equal at all times to 2% per annum above the Alternate Base Rate then in effect.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a)  on the Stated Maturity Date therefor;

                  (b) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

                  (c) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at the end of each three month period occurring during such Interest Period);

                  (d) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to the terms hereof, on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.2.4. Allocation of Interest Payments. Accrued and unpaid interest on the outstanding principal amount of the Loans shall be allocated and payable to the Lenders as set forth in this Section:

                  (a) Interest shall be payable by a Borrower to the Fronting Bank (for its own account) on the outstanding principal amount of its Loans from the date such Loans are made to (but excluding) the Funding Date in an amount equal to the difference between (i) (x) in the case of LIBO Rate Loans, the LIBO Rate (Reserve Adjusted) or, in the case of Base Rate Loans, the Alternate Base Rate, plus the Applicable Margin then in effect for LIBO Rate Loans or Base Rate Loans (as applicable) multiplied by (y) the outstanding principal amount of the LIBO Rate Loans or Base Rate Loans, as the case may be, minus (ii) the Interest Amount (as defined below). Prior to the Funding Date each Lender (other than the Fronting Bank) shall be paid interest in an aggregate amount (referred to as the "Interest Amount") equal to such Lender's Percentage of (x) the principal amount of the Loans outstanding prior to a Funding Date multiplied by (y) the Applicable Margin then in effect for LIBO Rate Loans (in the case of the outstanding principal amount of LIBO Rate Loans) or Base Rate Loans (in the case of the outstanding principal amount of Base Rate Loans).

                  (b) On and subsequent to a Funding Date, interest shall be payable by a Borrower for the account of each Lender (including the Fronting Bank, in its capacity as a Lender) in accordance with its Percentage on the principal amount of its Loans actually funded by such Lender in an amount equal to (in the case of the outstanding principal amount of LIBO Rate Loans) the LIBO Rate (Reserve Adjusted) plus the Applicable Margin for such LIBO Rate Loans or, if applicable (in the case of the outstanding principal amount of Base Rate Loans), the Alternate Base Rate plus the Applicable Margin for Base Rate Loans.

         SECTION 3.3. Fees. Each Borrower agrees to pay the fees payable by it set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Letter of Credit and Acceptance Fees Payable to the Lenders. The Borrowers agree to pay to the Administrative Agent, for the pro rata account of the Lenders determined in accordance with each Lender's Percentage, a fee for each Letter of Credit and each Acceptance for the period from and including the date of the issuance of such Letter of Credit or creation of the Acceptance to (but not including) (a) in the case of a Letter of Credit, the earlier of (i) the date upon which such Letter of Credit expires and (ii) the date upon which the Stated Amount of such Letter of Credit is irrevocably reduced to zero (by the making of a Disbursement by the Fronting Bank or otherwise), and (b) in the case of an Acceptance, the Maturity Date therefor at the rates per annum determined by reference to the

Debt Rating in effect from time to time as set forth below for Letters of Credit or Acceptances calculated on the average daily sum of (x) the maximum amount available to be drawn under outstanding Letters of Credit (in the case of Letters of Credit) and (y) the aggregate face amount of outstanding unmatured Acceptances (in the case of Acceptances) (provided, however, that no change in the fees payable for Letters of Credit or Acceptances shall be effective until three Business Days after the date on which the Administrative Agent receives evidence reasonably satisfactory to it from Group or the U.S. Borrower that a new Debt Rating is in effect):


                                           Rate for
                                          Letters of              Rate for
          Debt Rating                       Credit               Acceptances
          -----------                       ------               -----------
       A- or A3 or higher                    0.300%                 0.625%
             BBB+ or Baa1                    0.325%                 0.750%
              BBB or Baa2                    0.375%                 0.875%
             BBB- or Baa3                    0.450%                 1.000%
      BB+ or Ba1 or lower                    0.600%                 1.250%

Notwithstanding anything in this Agreement to the contrary, each Foreign Borrower and Authentic Fitness (HK) shall only be liable for the fee that has accrued on those Letters of Credit issued for its own account. In the event that at any time no Debt Rating shall be in effect, the applicable rate per annum for purposes of determining the Letter of Credit and Acceptance fees provided for under this Section shall be 0.600% (in the case of Letters of Credit) and 1.250% (in the case of Acceptances). Such fee shall be payable by the applicable Borrower in arrears on each Quarterly Payment Date (commencing on the first such date after the issuance of such Letter of Credit or the creation of such Acceptance), on the Commitment Termination Date and in addition to the above payment dates, in the case of (x) Letters of Credit with expiry dates that extend beyond the Commitment Termination Date, on the expiration of or, if earlier, on the date of any disbursement made under, such Letter of Credit, or
(y) Acceptances which mature after the Commitment Termination Date, on such Maturity Date, in each case, for any period then ending for which such fee shall not theretofore have been paid; provided that, notwithstanding the foregoing, such fees shall be payable not less often than every 90 days.

         SECTION 3.3.2. Letter of Credit and Acceptance Fees Payable to the Fronting Bank. The Borrowers agree to pay to the Fronting Bank the fees relating to Letters of Credit and Acceptances in accordance with the Fee Letter and such customary fees currently paid by the Borrowers on the Effective Date for each Letter of Credit issued and each Acceptance created for the period from and including the date of issuance of such Letter of Credit or creation of such Acceptance to (but not including) the date upon which such Letter of Credit expires or such Acceptance matures; provided, that each Foreign Borrower and Authentic

Fitness (HK) shall be obligated to pay such fees only on those Letters of Credit issued for its account.

         SECTION 3.3.3. Fee Letter. The U.S. Borrower agrees to pay to Scotiabank, for its own account, such fees in the amounts and on the dates set forth in the Fee Letter.

         SECTION 3.3.4. Commitment Fee. The U.S. Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Lender determined in accordance with each Lender's Percentage, for the period commencing on the Effective Date and continuing through the Commitment Termination Date, a commitment fee (the "Commitment Fee") on the sum of the average daily unused portion of the Commitment Amount at the rates per annum determined by reference to the Debt Rating in effect from time to time as set forth below; (provided, however, that no change in the commitment fee rate shall be effective until three Business Days after the date on which the Administrative Agent receives evidence reasonably satisfactory to it from Group or the U.S. Borrower that a new Debt Rating is in effect):


                                                       Commitment
                    Debt Rating                         Fee Rate
                    -----------                         --------
                 A- or A3 or higher                      0.100%
                       BBB+ or Baa1                      0.125%
                        BBB or Baa2                      0.150%
                       BBB- or Baa3                      0.200%
                BB+ or Ba1 or lower                      0.250%

         In the event that at any time no Debt Rating shall be in effect, the applicable rate per annum for purposes of determining the commitment fees provided for under this Section shall be 0.250%. The fee payable under this Section shall be payable by the U.S. Borrower in arrears on each Quarterly Payment Date, commencing on the first such date after the Effective Date, and on the Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid.

                  The amount of any Loans made, Letters of Credit issued and Acceptances created by the Fronting Bank and not funded by the other Lenders will constitute usage of the Commitment Amount for purposes of calculating the commitment fee payable to Lenders (other than the Fronting Bank) pursuant to this Section.

         SECTION 3.4. Guaranty. The U.S. Borrower shall guaranty the Obligations of each Foreign Borrower, the Sub Borrower, each Warnaco Sub Borrower and each other Guaranteed Party as set forth below.

         SECTION 3.4.1. Guaranty. The U.S. Borrower hereby absolutely, unconditionally and irrevocably

                  (a) guarantees (referred to as its "Guaranty") the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Sub Borrower, each Foreign Borrower and each Warnaco Sub Borrower and each of their respective Subsidiaries (and/or divisions thereof) for whom (i) a Letter of Credit has been issued (collectively referred to as the "L/C Parties") or (ii) as to the Sub Borrower, each Warnaco Sub Borrower or any other Subsidiary of the U.S. Borrower other than the Foreign Borrowers and Authentic Fitness (HK), an Acceptance has been created (collectively referred to as the "Acceptance Parties"; together with the L/C Parties, the "Guaranteed Parties"), whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 'SS'362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. 'SS'502(b) and 'SS'506(b)); and

                  (b) indemnifies and holds harmless each Lender, the Fronting Bank and each Agent, and their respective successors, transferees and assigns (collectively referred to as the "Lender Parties") for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party in enforcing any rights under this Section 3.4.1.

This Guaranty constitutes a guaranty of payment when due and not of collection, and the U.S. Borrower specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Guaranteed Party or any other Obligor (or any other Person) before or as a condition to the obligations of the U.S. Borrower hereunder.

         SECTION 3.4.2. Acceleration of Guaranty. The U.S. Borrower agrees that, in the event of the dissolution or insolvency of any Foreign Borrower, any Warnaco Sub Borrower or the Sub Borrower or the dissolution (other than to the extent permitted by this Agreement) or insolvency of any other Guaranteed Party, Obligor, or the U.S. Borrower, or the inability or failure of any Obligor, any Guaranteed Party or the U.S. Borrower to pay debts as they become due, or an assignment by any Obligor, any Guaranteed Party or the U.S. Borrower for the benefit of creditors, or the commencement of any case or proceeding in respect of any of the foregoing Persons under any bankruptcy, insolvency or similar laws, and with respect to any involuntary case or proceeding, such case or proceeding remains undismissed for a period of 30 days; and if any such event shall occur at a time when any of the Obligations of any Guaranteed Party and each other Obligor may not then be due and payable, the U.S. Borrower will pay to the Administrative Agent (for the account of the Lender Parties) forthwith the full amount which would be payable hereunder by the U.S. Borrower if all such Obligations were then due and payable.

         SECTION 3.4.3. Guarantee Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of each Foreign Borrower, each Warnaco Sub Borrower, the Sub Borrower, each other Guaranteed Party and each other Obligor have been paid in full, all obligations of the U.S. Borrower hereunder shall have been paid in full and all Commitments shall have terminated. The U.S. Borrower guarantees that the Obligations of each Foreign Borrower, each Warnaco Sub Borrower, the Sub Borrower, each other Guaranteed Party and each other Obligor and their respective Subsidiaries will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of the U.S. Borrower under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of this Agreement, any Note, any Letter of Credit, any Acceptance or any other Loan Document;

                  (b)  the failure of any Lender Party

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party, any other Obligor or any other Person (including any other guarantor) under the provisions of this Agreement, any Note, any Letter of Credit, any Acceptance, any other Loan Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor of any Obligations of any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party or any other Obligor;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party or any other Obligor, or any other extension, compromise or renewal of any Obligation of any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party or any other Obligor;

                  (d) any reduction, limitation, impairment or termination of the Obligations of any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the U.S. Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting the Obligations of any Foreign Borrower, any Warnaco Sub

         Borrower, the Sub Borrower, any other Guaranteed Party, any other Obligor or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note, any Letter of Credit, any Acceptance or any other Loan Document;

                  (f) any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party securing any of the Obligations of any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party or any other Obligor; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party, any other Obligor, any surety or any guarantor.

         SECTION 3.4.4. Reinstatement, etc. The U.S. Borrower agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party, any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 3.4.5. Waiver, etc. The U.S. Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party or any other Obligor and this Guaranty and any requirement that any Agent or any other Lender Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party or any other Obligor, as the case may be.

         SECTION 3.4.6. Postponement of Subrogation, etc. The U.S. Borrower will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of each Foreign Borrower, each Warnaco Sub Borrower, the Sub Borrower, each other Guaranteed Party and each other Obligor. Any amount paid to the U.S. Borrower on account of any such subrogation rights prior to the payment in full of all Obligations of each Foreign Borrower, each Warnaco Sub Borrower, the Sub Borrower, each other Guaranteed Party and each other Obligor shall be held in trust for the benefit of the Lender Parties and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of each Foreign Borrower, each Warnaco Sub Borrower, the Sub Borrower, each other Guaranteed Party and each other Obligor, whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if

                  (a) the U.S. Borrower has made payment to the Lender Parties of all or any part of the Obligations of any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party or any other Obligor; and

                  (b) all Obligations of each Foreign Borrower, each Warnaco Sub Borrower, the Sub Borrower, each other Guaranteed Party and each other Obligor have been paid in full and all Commitments have been permanently terminated;

each Lender Party agrees that, at the U.S. Borrower's request, the Administrative Agent, on behalf of the Lender Parties, will execute and deliver to the U.S. Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the U.S. Borrower of an interest in the Obligations of each Foreign Borrower, each Warnaco Sub Borrower, the Sub Borrower, each other Guaranteed Party and each other Obligor resulting from such payment by the U.S. Borrower. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the U.S. Borrower shall refrain from taking any action or commencing any proceeding against any Foreign Borrower, any Warnaco Sub Borrower, the Sub Borrower, any other Guaranteed Party or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender Party.

                                   ARTICLE IV

                        LETTERS OF CREDIT AND ACCEPTANCES

         SECTION 4.1. Issuance of Letters of Credit and Creation of Acceptances. Letters of Credit shall be issued and Acceptances shall be created on the terms set forth below.

         SECTION 4.1.1. Letters of Credit. Any Borrower or any wholly-owned Subsidiary of the U.S. Borrower, the Warnaco Sub Borrowers or the Sub Borrower (or any of their respective divisions) may request, from time to time on or prior to the Commitment Termination Date, by delivering to the Administrative Agent and the Fronting Bank an Issuance Request (such request being, in any Borrower's sole discretion, either delivered (by telex, teletransmission or otherwise) in the form attached hereto as Exhibit B or in accordance with the terms of the Tradexpress Agreement) on or before 3:00 p.m., Applicable Time on the Business Day on which a Letter of Credit is to be issued that the Fronting Bank issue an irrevocable sight documentary letter of credit in such form as may be requested by such Borrower or such Subsidiary and approved by the Fronting Bank (each a "Documentary Letter of Credit").

Letters of Credit shall be issued to facilitate such Borrower's (and in the case of the U.S. Borrower, the Warnaco Sub Borrowers and the Sub Borrower, their respective Subsidiaries') worldwide sourcing of merchandise. Each Letter of Credit shall by its terms:

                  (a) be issued in a Stated Amount which does not exceed (or would not exceed) the then existing Letter of Credit Availability;

                  (b) except as provided in Section 4.1.2, be denominated in, and all payments in respect thereof shall be made in, Dollars;

                  (c) be stated to expire on a date (its "Stated Expiry Date") no later than 180 days from its date of issuance (it being acknowledged and agreed by the Borrowers, the Fronting Bank and the Lenders that the Stated Expiry Date for a Letter of Credit may be a date that is up to 179 days subsequent to the Commitment Termination Date; and

                  (d)  on or prior to its Stated Expiry Date:

                           (i) terminate immediately upon notice to the Fronting
                  Bank thereof from the applicable Letter of Credit Beneficiary that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full, and

                           (ii) reduce in part immediately and to the extent the
                  applicable Letter of Credit Beneficiary has notified the Fronting Bank thereof that the obligations covered thereby have been paid or otherwise satisfied in part.

So long as no Default has occurred and is continuing, by delivery to the Fronting Bank and the Administrative Agent of an Issuance Request (such request being, in any Borrower's sole discretion, either delivered (by telex, teletransmission or otherwise) in accordance with the terms of the Tradexpress Agreement or in the form attached hereto as Exhibit B) on or before 3:00 p.m., Applicable Time, on the Stated Expiry Date of any Letters of Credit, any Borrower may on or prior to the then existing Commitment Termination Date request the Fronting Bank to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of (x) 180 days from the date of extension of such Letter of Credit and (y) 179 days after the Commitment Termination Date. Notwithstanding any other provision in this Agreement to the contrary, the Fronting Bank may in its discretion refuse to issue, or extend the Stated Expiry Date of, any Letter of Credit or create any Acceptance if such issuance or creation would, in the Fronting Bank's reasonable determination, contravene any sanctions, laws or regulations of any State of the United States or any Federal body or authority of the United States (including but not limited to the regulations of the Federal Reserve Bank) or the laws, regulations or sanctions of any other applicable jurisdiction or authority or if, in the Fronting Bank's reasonable determination, any of the above-mentioned laws, regulations or sanctions would affect the Fronting Bank's ability to perform its obligations with respect to any such Letter of Credit if issued or Acceptance if created.

         SECTION 4.1.2. Non-U.S. Letters of Credit. Any Borrower may request the issuance of a Non-U.S. Letter of Credit subject to the terms and conditions of this Section 4.1.2, in addition to the other conditions applicable to the issuance of Letters of Credit generally. The issuance of any Non-U.S. Letter of Credit shall be subject to the approval of the Fronting Bank. If any Non-U.S. Letter of Credit is issued, the following provisions shall apply:

                  (a) For purposes of determining the Letter of Credit Outstandings and for purposes of calculating fees payable under Sections 3.3.1 and 3.3.2, the Stated Amount of any Non-U.S. Letter of Credit and of any L/C Reimbursement Obligations in respect thereof shall be deemed to be, as of any date of determination, the U.S. Dollar Equivalent thereof at such date. The initial U.S. Dollar Equivalent of any Non-U.S. Letter of Credit shall be determined by the Fronting Bank on the date of issuance thereof based upon the Applicable Exchange Rate determined on the most recent Reset Date in accordance with Section 5.11(a) and adjusted from time to time thereafter as provided below. The Fronting Bank shall provide the Administrative Agent and the U.S. Borrower with written notice (together with back-up calculations therefor) of adjustments to the U.S. Dollar Equivalent of each outstanding Non-U.S. Letter of Credit on each Reset Date in accordance with Section 5.11(b). If a Disbursement is made by the Fronting Bank under any Non-U.S. Letter of Credit, the U.S. Dollar Equivalent of such Disbursement shall be determined by the Fronting Bank on the Disbursement Date related thereto. The Fronting Bank shall make such determination by calculating the amount in Dollars that would be required in order for the Fronting Bank to purchase an amount of the applicable Qualified Foreign Currency equal to the amount of the relevant L/C Reimbursement Obligation on the Disbursement Date at the Spot Exchange Rate, with respect to such Qualified Foreign Currency on such Disbursement Date. The Fronting Bank shall notify the Administrative Agent and the applicable Borrower promptly of such U.S. Dollar Equivalent determined by it, on the date that such determination is required to be made;

                  (b) The obligation of the applicable Borrower to reimburse the Fronting Bank for any Disbursement under any Non-U.S. Letter of Credit, and to pay interest thereon, shall be payable only in Dollars (calculated pursuant to clause (a) above), and shall not be discharged by paying an amount in any Qualified Foreign Currency or any other currency; and

                  (c) The obligations of each Lender under Section 4.4 to pay its Percentage of any L/C Reimbursement Obligation under any Non-U.S. Letter of Credit shall be payable only in Dollars and shall be in an amount equal to such Percentage of the U.S. Dollar Equivalent of such L/C Reimbursement Obligation determined as provided in clause (a) above. Under no circumstances shall the provisions hereof permitting the issuance of Letters of Credit in a Qualified Foreign Currency be construed, by implication or otherwise, as imposing any obligation upon any Lender to make any Loan or other payment under any Loan Document, or to accept any payment from any Borrower in respect of any L/C Reimbursement Obligation, in any currency other than Dollars, it being understood that the parties intend all Obligations to be denominated and payable only in Dollars.

         SECTION 4.1.3. Acceptances. In lieu of the Fronting Bank honoring its Disbursement obligation, the U.S. Borrower, the Warnaco Sub Borrowers and the Sub Borrower hereby irrevocably authorize and direct the Fronting Bank to create Acceptances upon the presentation of drafts to the Fronting Bank for acceptance by the Fronting Bank as Acceptances pursuant to this Agreement, provided that such Acceptances shall be properly executed and drawn by the U.S. Borrower, any Warnaco Sub Borrower, the Sub Borrower or (provided that the Letter of Credit giving rise to such Disbursement obligation was issued for the account of the U.S. Borrower, any Warnaco Sub Borrower or the Sub Borrower) any Letter of Credit Beneficiary (each such party referred to as a "Drawer"). To facilitate the acceptance of Acceptances drawn by the U.S. Borrower, the Warnaco Sub Borrowers or the Sub Borrower, each of the U.S. Borrower, the Warnaco Sub Borrowers and the Sub Borrower shall from time to time as required by the Fronting Bank provide to the Fronting Bank an appropriate number of executed drafts drawn in blank by such Borrower in the form prescribed by the Fronting Bank. The U.S. Borrower, the Warnaco Sub Borrowers or the Sub Borrower may, at their option, execute any draft so presented by the facsimile signature or signatures of any one or more designated signing officers of such Borrower. In any event, the Fronting Bank is hereby authorized to accept or pay, as the case may be, any draft of a Drawer which purports to bear its facsimile signature or signatures notwithstanding that any such individual has ceased to be a designated signing officer of such Drawer and any such draft or Acceptance shall be as valid as if such individual were a designated signing officer of such Drawer at the date of issue of such Acceptance. Each draft or Acceptance not originally executed by a Drawer (but instead executed by facsimile, stamp or otherwise) may be dealt with by the Fronting Bank for all intents and purposes and shall bind each Borrower as if duly originally executed by the applicable Drawer's authorized officer (or other person with authority to bind such Drawer) and issued by such Borrower. Without limiting the effect of the indemnity provided under Section 11.4 but in addition to such provision, each of the U.S. Borrower, the Sub Borrower and each Warnaco Sub Borrower will and hereby does undertake to hold the Fronting Bank harmless against, and to indemnify, and each such Borrower hereby does agree to indemnify, the Fronting Bank from, all losses, costs, damages and expenses arising out of the payment or negotiation of any such draft or Acceptance on which a facsimile signature of any Drawer has been wrongly affixed, except to the extent caused by the gross negligence or willful misconduct of the Fronting Bank. The Fronting Bank shall not be liable for its failure to accept an Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of any Drawer to provide executed drafts to the Fronting Bank on a timely basis. Without creating any obligation to effect such a purchase, Acceptances may be purchased by the Fronting Bank and may be held by it for its own account until maturity or sold by it at any time prior thereto in any relevant market therefor in the United States or elsewhere, in the Fronting Bank's sole discretion.

         Each Acceptance shall by its terms:

                  (a) be created with a face amount which does not exceed (or would not exceed) the then existing Acceptance Availability, and

                  (b) subject to the next sentence, have a Maturity Date occurring no later than 180 days from its date of creation.

Notwithstanding anything to the contrary contained in this Agreement,

                  (i) no Acceptance shall be created in respect of a Non-U.S. Letter of Credit,

                  (ii) no Acceptance shall have a Maturity Date scheduled to occur later than 180 days after the Stated Expiry Date of the Letter of Credit with reference to which such Acceptance was created,

                  (iii) Acceptances shall only be created in respect of Letters of Credit for which the account party is the U.S. Borrower, a Warnaco Sub Borrower, the Sub Borrower or a wholly-owned Subsidiary of any such Borrower,

                  (iv) the face amount of any Acceptance shall be in an amount equal to the Stated Amount of the Letter of Credit with reference to which such Acceptance was created, and

                  (v) this Agreement shall control in the event of any conflict with any Acceptance-related document (other than any Acceptance).

         SECTION 4.2. Issuances, Extensions and Creations. On the terms and subject to the conditions of this Agreement (including Sections 4.1.1, 4.1.2, 4.1.3 and Article VI), the Fronting Bank shall issue Letters of Credit, extend the Stated Expiry Dates of outstanding Letters of Credit and create Acceptances, all in accordance with the terms of this Agreement. The Fronting Bank will make available the original of each Letter of Credit which it issues and each Acceptance which it creates to the beneficiary or payee, as applicable, thereof (and, at the request of a Lender, will provide such Lender on a monthly basis with a schedule of the outstanding Letters of Credit and Acceptances as of the last day of the prior month) and will notify the applicable Letter of Credit Beneficiary of any extension of the Stated Expiry Date thereof.

         SECTION 4.3. Destruction of Goods, etc. Neither the Fronting Bank nor its agents or correspondents shall be responsible for the negligence or fraudulence of any Letter of Credit Beneficiary or payee of Acceptance, for the existence, nature, condition, description, value, quality or quantity of the Goods, for the packing, shipment, export, import, handling, storage or delivery thereof, or for the safety or preservation thereof at any time, and neither the Fronting Bank nor its agents or correspondents shall be liable for any loss resulting from the total or partial destruction of or damage to or deterioration or fall in value of the Goods, or from the delay in arrival or failure to arrive of either the Goods or of any of the documents relating thereto, or from the inadequacy or invalidity of any document or insurance, or from the default or insolvency of any insurer, carrier or other Person issuing any document with respect to the Goods, or from failure to give or delay in giving notice of arrival of the Goods or any other notice, or from any error in or misinterpretation of or default or delay in the sending, transmission, arrival or delivery of any message, whether in writing or not, by post, telegraph, cable, wireless or otherwise, and the obligations hereunder of each Borrower to the Fronting Bank shall not be in any way lessened or affected if any Draft or document accepted, paid or acted upon by the Fronting Bank or its agents or correspondents does not bear a reference or sufficient reference to a Letter of Credit or if no note thereof is made on a Letter of Credit.

         SECTION 4.4. Other Lenders' Participation. Each Letter of Credit issued and each Acceptance created pursuant to Section 4.2 shall, effective upon its issuance or creation, as the case may be, and without further action, be issued and/or created on behalf of all Lenders (including the Fronting Bank thereof) according to their respective Percentages. Each Lender shall, to the extent of its Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit and the creation of such Acceptance and shall be responsible to reimburse promptly the Fronting Bank thereof for Reimbursement Obligations which have not been converted into a Loan on the Disbursement Date or Maturity Date related thereto pursuant to the terms of this Agreement or reimbursed by the Borrowers in accordance with Section 4.5, or which have been converted into a Loan on the Disbursement Date or Maturity Date related thereto pursuant to the terms of this Agreement or reimbursed by the Borrowers but must be returned, restored or disgorged by the Fronting Bank for any reason, and each Lender shall, to the extent of its Percentage, be entitled to receive from the Administrative Agent a ratable portion of all fees and interest with respect to such Letter of Credit and/or such Acceptance (including the letter of credit fees received by the Administrative Agent pursuant to Section 3.3.1, with respect to each Letter of Credit, but excluding any fronting fees and other charges payable to the Fronting Bank qua Fronting Bank). In the event that any Borrower shall fail to reimburse the Fronting Bank, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, in each case as provided in this Agreement and in an amount equal to the Disbursement amount or the face amount of any matured Acceptance, as applicable, or in the event the Fronting Bank must for any reason return or disgorge such reimbursement, the Fronting Bank shall promptly notify each Lender of the unreimbursed amount of such drawing or face amount of such matured Acceptance and of such Lender's respective participation therein. Each Lender shall make available to the Fronting Bank, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of the Fronting Bank specified in such notice not later than 11:00 a.m., New York City time, on the Business Day after the date notified by the Fronting Bank. In the event that any Lender fails to make available to the Fronting Bank the amount of such Lender's participation in such Letter of Credit or such Acceptance as provided herein, the Fronting Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate from the date such amount is due through (but excluding) the date such payment is made (together with such other compensatory amounts as may be required to be paid by such Lender to the Administrative Agent pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time). Nothing in this Section shall be deemed to prejudice the right of any Lender to recover from the Fronting Bank any amounts made available by such Lender to the Fronting Bank pursuant to this
Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit or an Acceptance by the Fronting Bank in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of the Fronting Bank. The Fronting Bank shall distribute to each other Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued or Acceptance created by the Fronting Bank, such other Lender's Percentage of all payments received by the Fronting Bank from the applicable Borrower in reimbursement of the face amount of such matured Acceptance or drawings honored by the Fronting Bank under such Letter of Credit when such payments are received.

         SECTION 4.5. Disbursements and Maturities. The Fronting Bank will notify the applicable Borrower and the Administrative Agent promptly of the presentment for payment of (a) any Letter of Credit, together with notice of the date (a "Disbursement Date") such payment shall be made and (b) any matured Acceptance. Subject to the terms and provisions of such Letter of Credit and Acceptance, and the delivery to the Fronting Bank of all drafts, certificates, documents and/or instruments required as a condition to making a Disbursement under such Letter of Credit or payment on such matured Acceptance, the Fronting Bank shall make such payment to such Letter of Credit Beneficiary (or its designee) or the payee (or its designee) of such Acceptance. If and to the extent that Loans are not made to fund a Reimbursement Obligation pursuant to
Section 2.3, then the Borrowers will reimburse the Fronting Bank within one Business Day following (i) the Disbursement Date for all amounts which the Fronting Bank has disbursed under the Letter of Credit and (ii) the payment date on such matured Acceptance (whether or not such Acceptance was drawn by the U.S. Borrower, a Warnaco Sub Borrower, the Sub Borrower or any Letter of Credit Beneficiary); provided, that each Foreign Borrower and Authentic Fitness (HK) shall only be obligated to reimburse the Fronting Bank for disbursements under Letters of Credit issued for its account.

         SECTION 4.6. Reimbursement; Outstanding Letters, etc. (a) Each Borrower's obligation under Section 4.5 to reimburse the Fronting Bank with respect to each Disbursement (a "L/C Reimbursement Obligation") or, as applicable, each payment made by the Fronting Bank upon the maturity of an Acceptance (an "Acceptance Reimbursement Obligation"; together with a L/C Reimbursement Obligation, a "Reimbursement Obligation") (including fees and interest thereon payable pursuant to Section 3.2 and Section 3.3), and each Lender's obligation to make participation payments pursuant to Section 4.4 in each Disbursement and each payment in respect of a matured Acceptance, shall be absolute, unconditional and irrevocable and shall not be reduced by any event or occurrence including

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or Acceptance or any document submitted by any party in connection with the application for and issuance of a Letter of Credit or creation of an Acceptance, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or Acceptance or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit or an Acceptance;

                  (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise;

                  (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or payment in respect of a matured Acceptance;

                  (vi) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or Acceptance or any other amendment or waiver of or any consent to departure from any Letter of Credit;

                  (vii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit or an Acceptance (or any Persons for whom any such beneficiary or any such transferee may be acting), the Fronting Bank or any other Person, whether in connection with the transactions contemplated by the applicable Letter of Credit or Acceptance or any unrelated transaction;

                  (viii) payment by the Fronting Bank under a Letter of Credit or an Acceptance against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or Acceptance;

                  (ix) any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations in respect of the applicable Letter of Credit or Acceptance; or

                  (x) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

The obligations of each Borrower and the Lenders hereunder shall remain in full force and effect and shall apply to any alteration to or extension of the expiration date of any Letter of Credit or any Letter of Credit issued to replace, extend or alter any Letter of Credit during the term of this Agreement. None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Fronting Bank or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Fronting Bank in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Borrower, each Obligor and each such Lender, and shall not put the Fronting Bank under any resulting liability to any Borrower, any Obligor or any such Lender, as the case may be.

         (b) The applicable Borrower shall pay to the Fronting Bank an amount equal to (i) the then Stated Amount and (ii) the aggregate face amount of all unmatured Acceptances then outstanding and all unpaid fees in respect of (x) any Letter of Credit or Acceptance outstanding under this Agreement upon any termination of this Agreement (other than the occurrence of the Commitment Termination Date pursuant to clause (a) of the definition thereof) and (y) any Letter of Credit or Acceptance which is affected by, or becomes the subject matter of, any order, judgment, injunction or other such determination (an "Order") or any petition or other application for any Order by any Borrower or any other party, restricting payment by the Fronting Bank under and in accordance with such Letter of Credit or Acceptance or extending the Fronting Bank's or any Lender's liability under such Letter of Credit beyond the expiration date stated therein, or if not stated therein, which would otherwise apply to such Letter of Credit. Payment in respect of each such Letter of Credit or Acceptance described in (x) and (y) in this clause shall be due forthwith upon demand and in Dollars.

         (c) The Fronting Bank hereby agrees that it will, with respect to each Letter of Credit and each Acceptance subjected to any such demand for payment under the preceding clause (b), upon the later of:

                  (i) the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating any applicable Order or permanently enjoining the Fronting Bank from paying under such Letter of Credit and/or Acceptance; and

                  (ii) (x) in the case of a Letter of Credit, the earlier of (A) the date on which either the original counterpart of such Letter of Credit is returned to the Fronting Bank for cancellation or the Fronting Bank is released by the beneficiary thereof from any further obligations in respect of such Letter of Credit, and (B) the expiry of such Letter of Credit and (y) in the case of an Acceptance, on the date on which either the original Acceptance is returned to the Fronting Bank for cancellation or the Fronting Bank is released by the payee thereto from any further obligations in respect of such Acceptance;

pay to the applicable Borrower an amount in Dollars equal to any excess of the amount received by the Fronting Bank pursuant to clause (b) above in respect of such Letter of Credit or such Acceptance (the "Received Amount") over the equivalent in Dollars of the total of amounts applied to reimburse the Fronting Bank for amounts paid by it under such Letter of Credit or such Acceptance, if any (the Fronting Bank having the right to so appropriate such funds), together with an additional amount in Dollars computed by applying to the amount of such excess from time to time a per annum rate equal to 3% less than the Alternate Base Rate. Such additional amount shall be calculated daily on the basis of a 360 day year for the actual number of days elapsed from and including the date of payment to the Fronting Bank of the Received Amount to (but not including) the date of return to the applicable Borrower of the excess.

         SECTION 4.7. Deemed Disbursements. Upon (a) the occurrence of any Commitment Termination Event of the type described in clause (c) of the definition of "Commitment Termination Event", (b) the occurrence and during the continuation of any event or condition specified in Section 9.1.6, or (c) the occurrence and during the continuance of any other Event of Default, in the case of clause (c), upon the request of the Required Lenders,

                  (i) an amount equal to that portion of (x) Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit and (y) Acceptance Obligations attributable to outstanding and unmatured Acceptances shall, without demand upon or notice to any Borrower, be deemed to have been paid or disbursed by the Fronting Bank under such Letters of Credit or Acceptances, as the case may be, (notwithstanding that such amount may not in fact have been so paid or disbursed); and

                  (ii) upon notification by the Fronting Bank to the Administrative Agent and the U.S. Borrower of its obligations under this Section, the Borrowers shall be immediately obligated to reimburse the Fronting Bank the amount deemed to have been so paid or disbursed by the Fronting Bank; provided, that each Foreign Borrower and Authentic Fitness (HK) shall only be obligated to reimburse the Fronting Bank for amounts deemed to have been disbursed under Letters of Credit issued for its account.

Any amounts so received by the Fronting Bank from the Borrowers pursuant to this Section shall be held as collateral security for the repayment of such Borrower's Obligations in connection with, as applicable, the Letters of Credit issued and the Acceptances created by the Fronting Bank. At any time when such Letters of Credit shall terminate, such Acceptances mature and are paid and all Obligations of the Fronting Bank are either terminated or paid or reimbursed to the Fronting Bank in full, the Obligations of the Borrowers under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit or Acceptances is recovered in any manner from the Fronting Bank), and the Fronting Bank will return to the applicable Borrower the excess, if any, of

                  (a) the aggregate amount deposited by the Borrowers with the Fronting Bank and not theretofore applied by the Fronting Bank to any Reimbursement Obligation over

                  (b) the aggregate amount of all Reimbursement Obligations to the Fronting Bank pursuant to this Section, as so adjusted.

At such time when all Events of Default shall have been cured or waived, the Fronting Bank shall return to the applicable Borrower all amounts then on deposit with the Fronting Bank pursuant to this Section together with an additional amount in Dollars computed by applying to the amount so returned to the applicable Borrower from time to time a per annum rate equal to 3% less than the Alternate Base Rate. Such additional amount shall be calculated daily on the basis of a 360 day year for the actual number of days elapsed from and including the date of payment to the Fronting Bank by the applicable Borrower to (but not including) the date of return to the applicable Borrower of such amounts.

         SECTION 4.8. Nature of Reimbursement Obligations. The Borrowers, as applicable, shall assume all risks of the acts, omissions, or misuse of any (a) Letter of Credit by the beneficiary thereof and (b) Acceptance by the payee thereof. Any action, inaction or omission taken or suffered by the Fronting Bank or any of the Fronting Bank's correspondents under or in connection with a Letter of Credit, any Draft made under any Letter of Credit or any Acceptance or any document relating thereto, if in good faith and in conformity with foreign or domestic laws, regulations or customs applicable thereto shall be binding upon the applicable Borrowers and shall not place the Fronting Bank or any of its correspondents under any resulting liability to such Borrowers. Without limiting the generality of the foregoing, the Fronting Bank and its correspondents may receive, accept or pay as complying with the terms of a Letter of Credit, any Draft under any Letter of Credit, an Acceptance, otherwise in order which may be signed by, or issued to, the administrator or any executor of, or the trustee in bankruptcy of, or the receiver for any property of, or other Person or entity acting as the representative or in the place of, such beneficiary or its successors and assigns. The Borrowers covenant that they will not take any steps, issue any instructions to the Fronting Bank or any of its correspondents or institute any proceedings intended to derogate from the right or ability of the Fronting Bank or its correspondents to honor and pay any Draft or Drafts. Without in any way limiting the provisions of Section 4.6, and notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, each Borrower irrevocably acknowledges and agrees that it is unconditionally liable for all Reimbursement Obligations with respect to each Disbursement under each Letter of Credit issued or paid, as the case may be, for its account and each payment made on a matured Acceptance created for its account, as applicable (including fees and interest thereon), in each case, regardless (in the case of each of the U.S. Borrower, each Warnaco Sub Borrower and the Sub Borrower) whether such Letter of Credit was issued or such Advance created in respect of the sourcing or other corporate requirements or needs of the U.S. Borrower, the Sub Borrower or any Subsidiary of the U.S. Borrower or Sub Borrower, or otherwise.

         SECTION 4.9. Existing Letters of Credit and Acceptances. The Existing Letters of Credit and the Existing Acceptances, and the amount and payment date of fees thereon (including such Existing Letters of Credit deemed to be Letters of Credit hereunder), shall be governed by this Agreement. Simultaneously with the effectiveness of this Agreement pursuant to Section 11.8 and the satisfaction or waiver of the conditions set forth in Section 6.1, the Existing Credit Agreement shall be superseded in its entirety by this Agreement, except to the extent of any provisions of the Existing Credit Agreement which by their express terms survive termination of the Existing Credit Agreement.

         SECTION 4.10. Authentic Letters of Credit and Acceptances. Upon the consummation of the Merger and termination of the Authentic Trade Credit Facility, each Authentic Letter of Credit and each Authentic Acceptance (and the amount and payment date of fees thereon) shall be deemed to be Letters of Credit and Acceptances hereunder and shall be governed by this Agreement.


                                    ARTICLE V

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 5.1. LIBO Rate Lending Unlawful. If any Lender, including the Fronting Lender, shall determine (which determination shall, upon notice thereof to the U.S. Borrower, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender, including the Fronting Lender, to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, or to create Acceptances, the obligations of the Lenders, including the Fronting Lender, to make, continue, maintain or convert into any such Loans or to create Acceptances, as the case may be, shall, upon such determination, forthwith be suspended until such Lender, including the Fronting Lender, shall notify the U.S. Borrower that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 5.2. Deposits Unavailable. If any Lender shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting such Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from such Lender to the U.S. Borrower and the Administrative Agent, the obligations of the Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until such Lender shall notify the U.S. Borrower and the Administrative Agent that the circumstances causing such suspension no longer exist.

         SECTION 5.3. Increased LIBO Rate Loan Costs, etc. The Borrowers agree to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making or continuing (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Each Lender shall promptly notify the U.S. Borrower and the Administrative Agent in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such lender for such increased cost or reduced amount. Such additional amounts shall be payable by the U.S. Borrower directly to such Lender within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the U.S. Borrower.

         SECTION 5.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan, but excluding the loss of any anticipated or expected profits in respect of such LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Section 3.1 or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor, then, upon the written notice of such Lender to the U.S. Borrower and the Administrative Agent, the U.S. Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the U.S. Borrower.

         SECTION 5.5. Increased Capital Costs, etc. If the implementation of or, after the date hereof, the introduction or any change in the interpretation of, or any change in its application to the Borrowers, the Fronting Bank and/or the Lenders of, any law or any regulation or guideline issued by any central bank or other governmental authority (whether or not having the force of law), including any eurocurrency or other reserve or special deposit requirement or any tax (other than tax which is on a Lender's general net or gross income or in respect of a Lender's franchise taxes) or any capital requirement, has, due to a Lender's or the Fronting Bank's compliance, the effect, directly or indirectly, of (a) increasing the cost to such Lender or Fronting Bank of performing its obligations hereunder or under any Letter of Credit, Acceptance or Loan; (b) reducing any amount received or receivable by such Lender or Fronting Bank or its effective return hereunder or in respect of any Letter of Credit, Acceptance or Loan or on its capital; or (c) causing such Lender or Fronting Bank to make any payment or to forgo any return based on any amount received or receivable by such Lender or Fronting Bank hereunder or in respect of any Letter of Credit, Acceptance or Loan, then upon demand from time to time the U.S. Borrower shall pay such amount as shall compensate such Lender or Fronting Bank for any such cost, reduction, payment or foregone return upon receipt of the certificate referred to in the last sentence of this paragraph. The Borrowers shall further indemnify the Fronting Bank for all costs, losses and expenses incurred by the Fronting Bank in connection with any Letter of Credit or Acceptance and agrees that the Fronting Bank shall have no liability to the Borrowers for any reason in respect of any Letter of Credit or Acceptance other than on account of the Fronting Bank's gross negligence or wilful misconduct. Any certificate of the Fronting Bank or any Lender in respect of the foregoing will be conclusive and binding upon the Borrowers, except for manifest error, and shall set forth a determination of the amounts owing to the Fronting Bank or such Lender in good faith using any reasonable averaging and attribution methods. Anything in this Agreement or any Loan Document to the contrary notwithstanding, no Lender or Fronting Bank shall be indemnified for, exculpated from, or relieved from liability, under this Agreement or any Loan Document, for any act or omission constituting gross negligence or wilful misconduct.

         SECTION 5.6. Taxes. (a) Each payment made by each Borrower under this Agreement shall be made free and clear of, and without deduction for, any present or future withholding or other taxes imposed on such payments by or on behalf of any government or any political subdivision or agency thereof or therein, except for any income, franchise and other taxes imposed on the Lender (which for purposes of this Section 5.6 shall include any branch, affiliate or international banking facility created by a Lender to make or maintain a LIBO Rate Loan pursuant to Section 2.5) by the jurisdiction under the laws of which such

Lender is organized or any political subdivision or agency thereof or by the jurisdiction of such Lender's branch or lending office or principal place of business (all such non-excluded taxes being hereinafter referred to as "Taxes"). If the Administrative Agent or any Lender is required by law at any time to pay any Taxes or to make any payment on account of Taxes on, in relation to or calculated by reference to any sum received or receivable hereunder, or any liability for Taxes in respect of any such sum is imposed, levied or assessed against any Lender or the Administrative Agent, then the U.S. Borrower will indemnify each such Lender and the Administrative Agent for the full amount of Taxes (including Taxes attributable to any payment on account of such indemnification and any interest, penalties and costs with respect to any such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days of the written demand of the Lender or the Administrative Agent therefor. Whenever any Taxes are payable by any Borrower with respect to any payments hereunder, such Borrower shall promptly furnish to the Administrative Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld or deducted.

         (b) Each Lender that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) shall submit to the U.S. Borrower and the Administrative Agent on or before the Effective Date (or, in the case of a Person that becomes a Lender after the Effective Date by assignment or pursuant to Section 2.5 promptly upon such assignment or funding) two duly completed and signed copies of either (i) Form W-8BEN of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement or (ii) Form W-8ECI of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement, or in either case, an applicable successor form. Each such Lender shall, from time to time after submitting either such form, submit to the U.S. Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other such forms (or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) reasonably requested in writing by the U.S. Borrower or the Administrative Agent and (ii) appropriate under then current United States law or regulations to avoid United States withholding taxes on payments in respect of any amounts to be received by such Lender pursuant to this Agreement. Upon the reasonable request of the U.S. Borrower or the Administrative Agent, each Lender that has not provided the forms or other documents, as provided above, on the basis of being a "United States person" shall submit to the U.S. Borrower and the Administrative Agent a certificate to the effect that it is such a "United States person".

         (c) If any Lender which is not a "United States person" determines that it is unable to submit to the U.S. Borrower and the Administrative Agent any form or certificate that such Lender is requested to submit pursuant to the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Lender shall promptly notify the U.S. Borrower and the Administrative Agent of such fact.

         (d) The Borrowers shall not be required to pay any additional amount in respect of United States federal withholding tax imposed with respect to any Lender if and only to the extent that (i) such Lender is subject to such United States federal withholding tax on the Effective Date (or in the case of a Person that became a Lender after the Effective Date by assignment or pursuant to
Section 2.5 on the date of such assignment or funding) or would be subject to United States federal withholding tax on such date if a payment under this Agreement had been received by it on such date; (ii) such Lender becomes subject to United States federal withholding tax subsequent to the date referred to in clause (i) above (or in the case of a Lender which is not a "United States person", the first date on which it delivers the appropriate form or certificate to the U.S. Borrower as referred to in clause (b) of this Section) as a result of a change in the circumstances of such Lender (other than a change in applicable law), including a change in the residence, place of incorporation or principal place of business of the Lender, a change in the branch or lending office of the Lender participating in the transactions set forth herein or as a result of the sale by the Lender of participating interests in such Lender's creditor position(s) hereunder; or (iii) such United States federal withholding tax would not have been incurred but for the failure of such Lender to file with the appropriate tax authorities and/or provide to the U.S. Borrower any form or certificate that it was required so to do pursuant to clause (b) of this Section, unless the Lender is not entitled to provide such form or certificate as a result of a change in applicable law after the Effective Date (or in the case of a Person that became a Lender after the Effective Date by assignment or pursuant to Section 2.5 the date of such assignment or funding).

         (e) Within thirty (30) days after the written reasonable request of the U.S. Borrower, each Lender shall execute and deliver to the U.S. Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the U.S. Borrower in applying for refunds of Taxes imposed by the United States paid by the U.S. Borrower hereunder or making payment of Taxes imposed by the United States hereunder; provided, however, that no Lender shall be required to furnish to the U.S. Borrower any financial information with respect to itself or other information which it considers confidential.

         (f) The U.S. Borrower shall have the right to require any Lender which is not a "United States person" to which the U.S. Borrower is required to make additional payments pursuant to Section 5.6 hereof on account of Taxes imposed by the United States (or would, upon payment to such Lender of an amount hereunder, be so required) to assign such Lender's total Loans and Commitments to one or more banks or financial institutions identified by the U.S. Borrower and acceptable to the Administrative Agent at a purchase price equal to the then outstanding amount of all principal, interest, fees and other amounts then owed to such Lender if such assignment would reduce or eliminate the U.S. Borrower's obligation to make such additional payments pursuant to Section 5.6 hereof.

         SECTION 5.7. Payments, Computations, etc. Unless otherwise expressly provided herein (including as set forth in Section 2.3 and Section 4.5), all payments by the Borrowers pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrowers to the Administrative Agent for the account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., Applicable Time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the U.S. Borrower. To the extent the Administrative Agent receives such funds prior to 12:00 noon, Applicable Time, the Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day in New York, such payment shall (except as otherwise required by clause (b) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 5.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Letter of Credit, Acceptance or Loan in excess of its Percentage of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Letters of Credit, Acceptances or Loans, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                  (a) the amount of such selling Lender's required repayment to the purchasing Lender to

                  (b)  the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.9) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 5.9. Setoff. Each Lender shall, upon the occurrence of any event or condition described in Section 9.1.6 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the applicable Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 5.8. Each Lender agrees promptly to notify the U.S. Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 5.10. Use of Proceeds. Each Borrower shall apply the proceeds of each Credit Extension in accordance with the sixth recital.

         SECTION 5.11. Currency Fluctuations, etc. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Fronting Bank shall (i) determine the Applicable Exchange Rate as of such Calculation Date with respect to each Qualified Foreign Currency for which there are at such time outstanding Non-U.S. Letters of Credit and (ii) give notice thereof to the Administrative Agent. The Applicable Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

         (b) Not later than 3:00 p.m., New York City time, on each Reset Date, the Administrative Agent shall (i) determine the U.S. Dollar Equivalent of the Non-U.S. Letters of Credit in each Qualified Foreign Currency then outstanding (after giving effect to any Loans to be made or repaid on such date) and (ii) notify the U.S. Borrower of the results of such determination.

         SECTION 5.12. European Monetary Union. If, as a result of the implementation of European Monetary Union ("EMU"), (a) any currency that is a Qualified Foreign Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency (the "Euro"), then any amount payable hereunder in such replaced Qualified Foreign Currency by the Fronting Bank in respect of a Disbursement shall instead be payable in Euros and the amount so payable shall be determined by translating the amount payable in such Qualified Foreign Currency to Euros at the exchange rate recognized by the

European Central Bank for the purpose of implementing EMU; and (b) any nation issuing a currency that is a Qualified Foreign Currency also issues or recognizes the Euro through the central bank or other comparable authority of such nation, then so long as such nation issues or recognizes both the Qualified Foreign Currency and the Euro as the national currency, any amounts payable hereunder by the Fronting Bank in respect of a Disbursement in such Qualified Foreign Currency shall be payable either in such Qualified Foreign Currency or the Euro (determined in accordance with the method described in the foregoing clause (a)), as may be requested by the applicable Letter of Credit Beneficiary upon notice delivered to the Fronting Bank. Prior to the applicability of clause (a) or (b) of the preceding sentence, each amount payable hereunder in any Qualified Foreign Currency will continue to be payable only in such Qualified Foreign Currency. Each of the Borrowers and the Fronting Bank agrees, at the request of any such party at the time of, or at any time following, the implementation of European Monetary Union, to enter into good faith negotiations concerning an agreement to amend this Agreement in such manner as any such party shall reasonably request in order to reflect the implementation of European Monetary Union and to place the parties hereto in the position they would have been in had European Monetary Union not been implemented. Notwithstanding anything to the contrary in Section 11.1, in the event that the Borrowers and the Fronting Bank are able to agree to an amendment of this Agreement, which amendment solely addresses issues raised by European Monetary Union, this Agreement, as of such amendment's effective date, shall be deemed to be amended by such amendment without the requirement of any further action hereunder by the Lenders or the Required Lenders, as the case may be.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1. Initial Credit Extension. The amendment and restatement of the Existing Credit Agreement on the terms set forth in this Agreement and the obligations of the Lenders to make any Credit Extension and the Fronting Bank to issue any Letters of Credit or Acceptances shall be subject to the delivery to the Managing Agents of this Agreement duly executed and delivered by the Required Lenders, each Agent, each Borrower and Group, and the prior or concurrent satisfaction of each of the conditions precedent (other than the 100% Effective Date Conditions Precedent) set forth below in this Section 6.1.

         SECTION 6.1.1. Resolutions, etc. The Managing Agents shall have received from each Borrower originally executed copies of a certificate, each dated the date of the Effective Date, of its Secretary or Assistant Secretary as to

                  (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

                  (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

         SECTION 6.1.2. Delivery of Notes. On the 100% Effective Date, each Lender shall have received its Notes duly executed and delivered by each Borrower.

         SECTION 6.1.3. Affirmation and Consent to Guarantees. The Managing Agents shall have received originally executed counterparts for each Lender of an Affirmation and Consent, dated as of the date hereof, duly executed by an Authorized Officer of Group and of each Domestic Subsidiary that is a party to the Subsidiary Guaranty, in form and substance satisfactory to the Administrative Agent.

         SECTION 6.1.4. Supplement to Subsidiary Guaranty. The Managing Agents shall have received originally executed counterparts for each Lender of a Supplement to Subsidiary Guaranty, dated as of the date hereof, duly executed by an Authorized Officer of each Domestic Subsidiary that is not already a party to the Subsidiary Guaranty, if any.

         SECTION 6.1.5. Certificates as to No Default, etc. No Default shall have occurred and be continuing under the Existing Credit Agreement and no Event of Default shall have occurred or would occur under the Existing Credit Agreement or would result from the execution and delivery of, or the performance by the Borrowers of their obligations under, this Agreement or the issuance of any Letter of Credit or the creation of any Acceptance or the making of any Loan, and the Managing Agents shall have received originally executed certificates for each Lender dated the Effective Date from an Authorized Officer of the U.S. Borrower certifying as to the above.

         SECTION 6.1.6. No Material Adverse Change. Since January 2, 1999, there shall have been no Material Adverse Change.

         SECTION 6.1.7. Amendment of U.S. Credit Agreement. The Administrative Agent shall have received an executed and effective amendment to the U.S. Credit Agreement as required to permit this Agreement.

         SECTION 6.1.8. Opinions of Counsel. The Managing Agents shall have received opinions, dated the Effective Date and addressed to the Agents and all Lenders, from (a) Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"), New York counsel to the Obligors, substantially in the form of Exhibit G hereto,
(b) Stanley P. Silverstein, General Counsel for the U.S. Borrower, substantially in the form of Exhibit H hereto, (c) Garth Patterson, Barbados counsel to Warnaco (HK), substantially in the form of Exhibit

I hereto and (d) Loeff Claeys Verbeke, Dutch counsel to Warnaco B.V., Warnaco Netherlands and Warnaco Holland, substantially in the form of Exhibit J hereto.

         SECTION 6.1.9. Certificates as to No Default, etc. On the 100% Effective Date, no Default shall have occurred and be continuing under this Agreement and no Event of Default shall have occurred or would occur under this Agreement or would result from the occurrence of the 100% Effective Date, and the Managing Agents shall have received originally executed certificates for each Lender dated the 100% Effective Date from an Authorized Officer of the U.S. Borrower certifying as to the above.

         SECTION 6.1.10. Opinions of Counsel. The Managing Agents shall have received opinions, dated the 100% Effective Date and addressed to the Agents and all Lenders, from (a) Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"), New York counsel to the Obligors, substantially in the form of Exhibit G hereto, (b) Stanley P. Silverstein, General Counsel for the U.S. Borrower, substantially in the form of Exhibit H hereto, (c) Garth Patterson, Barbados counsel to Warnaco (HK), substantially in the form of Exhibit I hereto and (d) Loeff Claeys Verbeke, Dutch counsel to Warnaco B.V., Warnaco Netherlands and Warnaco Holland, substantially in the form of Exhibit J hereto.

         SECTION 6.2. All Credit Extensions. The obligation of each Lender or the Fronting Bank to make any Credit Extension on any date other than a Funding Date shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.

         SECTION 6.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

                  (a) no event or circumstances has occurred and is continuing, or would result from the making of such Credit Extension, which constitutes a Default, or which when considered by itself or together with other past or then existing events or circumstances, constitutes or would constitute a Material Adverse Change;

                  (b) no Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default shall have occurred (unless otherwise waived by the Required Lenders) in the performance of any affirmative or negative covenants contained in Article VIII;

                  (c) none of the events described in Article IX shall have occurred (unless, in the case of other than Section 9.1.6, otherwise waived by the Required Lenders); and

                  (d) the representations and warranties set forth in Article VII, Article III of the Subsidiary Guaranty and Article III of the Group Guaranty shall, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date).

         SECTION 6.2.2. Credit Request. To the extent that Loans are made in accordance with clause (b) of Section 2.3, any Drawer requests that the Fronting Bank create an Acceptance, or any Borrower requests that the Fronting Bank issue a Letter of Credit other than by means of notification in accordance with the terms of the Tradexpress Agreement, the Administrative Agent shall have been presented with a draft by any Drawer or shall have received a Borrowing Request or Issuance Request, as the case may be, for such Credit Extension, executed and delivered (as applicable) by the applicable Borrower. Each of the delivery (or deemed delivery pursuant to the terms of this Agreement) of a draft by any Drawer, a Borrowing Request or an Issuance Request and the creation of the Acceptance, the acceptance by any Borrower of the proceeds of the Borrowing, the issuance of the Letter of Credit, or the making of a Loan upon a Disbursement or the maturity of an unreimbursed Acceptance, as applicable, shall constitute a representation and warranty by such Borrowers that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) or the creation of an Acceptance or the issuance of the Letter of Credit, as applicable, the statements made in Section 6.2.1 are in each case true and correct.

         SECTION 6.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of Group or any of its Subsidiaries shall be satisfactory in form and substance to the Managing Agents; the Managing Agents shall have received all information, approvals, opinions, documents or instruments as the Managing Agents may reasonably request.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Fronting Bank, the Lenders and the Agents to enter into this Agreement and to make Loans, create Acceptances and issue Letters of Credit hereunder, each Borrower and Group represents and warrants unto each Agent, each Lender and the Fronting Bank, as set forth in this Article VII.

         SECTION 7.1. Organization, etc. Group and each of its Subsidiaries is a corporation, limited liability company or trust, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or trust, as applicable, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and each Obligor has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it. Set forth on Schedule 7.1 hereto is a complete and accurate list of all Subsidiaries of Group and a designation as to whether or not such Subsidiary is (a) a Domestic Subsidiary and/or (b) a Material Subsidiary.

         SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance (a) by the Borrowers and Group of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and (b) by each other Obligor of each Loan Document executed and delivered by it, are, in each case, within such Obligor's corporate (or other, as applicable) powers, have been duly authorized by all necessary corporate (or other, as applicable) action, and do not

                  (i)  contravene such Obligor's Organic Documents;

                  (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Obligor; or

                  (iii) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties.

No Obligor is in breach of any contractual restriction or in violation of any law or governmental regulation or court decree or order binding on or affecting such Obligor, the breach or violation of which is or would be reasonably likely to have a Material Adverse Effect.

         SECTION 7.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Borrower, Group or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party. Neither Group nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 7.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrowers and each other Obligor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Borrower or such Obligor enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors rights generally and by general equity principles.

         SECTION 7.5. Financial Statements; No Material Adverse Change. (a) The Consolidated balance sheets of Group and its Subsidiaries as at January 2, 1999, and the




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


related consolidated statements of operations, stockholders' equity and cash flow of Group and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants, and the Consolidated balance sheet of Group and its Subsidiaries as at July 3, 1999, and the related Consolidated statements of operations, stockholders' equity and cash flow of Group and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of Group, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at July 3, 1999, and said statements of operations, stockholders' equity and cash flow for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of Group and its Subsidiaries as at such dates and the Consolidated results of the operations of Group and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and (b) since January 2, 1999, there has been no Material Adverse Change.

         SECTION 7.6. Litigation, etc. There is no action, suit, investigation, litigation or proceeding affecting any Obligor or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (a) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or (b) is or would be reasonably likely to have a Material Adverse Effect.

         SECTION 7.7. Regulations U and X. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 7.8. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of any Borrower or Group in writing to any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Borrower to any Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by such Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. The parties acknowledge and agree that nothing contained in this Section shall constitute a representation or warranty by any Borrower or Group as to the future financial performance or the results of operations of any Borrower or Group; provided, however, that any projections delivered pursuant to this Agreement have been (and will be) prepared on the basis of the assumptions accompanying them, and such projections and assumptions, as of the date of preparation thereof and as of the date hereof, are reasonable and represent such Borrower's or Group's good faith estimate of its future financial performance.

         SECTION 7.9. Year 2000. For any date on or before December 31, 1999, the Obligors have, and as soon as practicable after the Control Date, Authentic Fitness will have (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by such Person or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"), (ii) developed a plan and timetable for addressing the Year 2000 problem on a timely basis and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, each such Person believes that all of its computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.


                                  ARTICLE VIII

                                    COVENANTS

         SECTION 8.1. Affirmative Covenants. The U.S. Borrower and Group agrees with each Agent, each Lender and the Fronting Bank that, until all Commitments have terminated and all Obligations have been paid and performed in full, the U.S. Borrower and Group will perform the obligations set forth in this Section 8.1.

         SECTION 8.1.1. Compliance with Laws, etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except where the failure so to comply would not have a Material Adverse Effect.

         SECTION 8.1.2. Payment of Taxes, etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, would reasonably be likely to by law become a Lien upon its property; provided, however, that neither Group nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors so long as any such amount, when taken together with any amount required to be paid as described in clause (b) of the definition of "Permitted Liens", shall not exceed $10 million.

         SECTION 8.1.3. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates.

         SECTION 8.1.4. Preservation of Corporate Existence, etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that Group and its Subsidiaries may consummate the Merger and any other merger, consolidation or voluntary dissolution or liquidation permitted under
Section 8.2.2.

         SECTION 8.1.5. Visitation Rights. At any reasonable time and from time to time, permit any Agent or any of the Lender Parties or any agents or representatives thereof, upon reasonable notice to the U.S. Borrower to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the U.S. Borrower and any of Group's Subsidiaries, and to discuss the affairs, finances and accounts of the U.S. Borrower and any of Group's Subsidiaries with any of such Person's officers or directors and with such Person's independent certified public accountants.

         SECTION 8.1.6. Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the U.S. Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

         SECTION 8.1.7. Maintenance of Properties, etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 8.1.8. Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, other than with respect to transactions among Group and/or its wholly owned Subsidiaries, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are no less favorable to Group or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, provided, however, that the foregoing restriction shall not apply to transactions pursuant to any agreement referred to in Section 8.2.1(b) and provided, further, that no Borrower shall engage in any transaction with any such Subsidiary that would render such Subsidiary insolvent or cause a default under, or a breach of, any material contract to which such Subsidiary is a party.

         SECTION 8.1.9. [INTENTIONALLY DELETED].

         SECTION 8.1.10. Reporting Requirements. Furnish to the Lenders:

                  (a) as soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of Group and its Subsidiaries as of the end of such quarter and Consolidated statements of income and Consolidated statements of cash flows of Group and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the U.S. Borrower as having been prepared in accordance with GAAP and a certificate of the chief financial officer of Group as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 8.3, provided that in the event of any change in GAAP used in the preparation of such financial statements, the U.S. Borrower shall also provide, if necessary for the determination of compliance with Section 8.3, a statement of reconciliation conforming such financial statements to GAAP;

                  (b) as soon as available and in any event within 95 days after the end of each Fiscal Year of Group, a copy of the annual audit report for such year for Group and its Subsidiaries, containing the Consolidated balance sheet of Group and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the U.S. Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders by any Approved Accounting Firm or by other independent public accountants acceptable to the Required Lenders, and a certificate of the chief financial officer of Group as to compliance with the terms of this Agreement setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 8.3; provided that in the event of any change in GAAP used in the preparation of such financial statements, the U.S. Borrower shall also provide, if necessary for the determination of compliance with Section 8.3, a statement of reconciliation conforming such financial statements to GAAP;

                  (c) as soon as possible and in any event within two Business Days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the U.S. Borrower setting forth details of such Default and the action that the U.S. Borrower has taken and proposes to take with respect thereto;

                  (d) promptly after the sending or filing thereof, copies of all reports that the U.S. Borrower sends to any of its security holders generally, and copies of all reports and registration statements that Group or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                  (e) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting any Borrower or any of its Subsidiaries of the type described in Section 7.6;

                  (f) within five Business Days after receipt thereof by any Obligor, copies of each notice from S&P or Moody's indicating any change in the Debt Rating; and

                  (g) such other information respecting any Borrower or any of its Subsidiaries as any Lender Party through the Managing Agents may from time to time reasonably request.

         SECTION 8.1.11. Covenant to Guarantee Obligations. At such time as any new direct or indirect Domestic Subsidiary is formed or acquired (including Authentic Fitness and its Subsidiaries as required by, and subject to, Section 8.1.12), cause such new Material Subsidiary that is a wholly owned Subsidiary to
(a) within 30 days thereafter or such later time as the U.S. Borrower and the Administrative Agent shall agree (but in any event no later than 30 additional days thereafter), duly execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty in form and substance reasonably satisfactory to the Administrative Agent, provided, however, that the foregoing shall not apply to (i) Excluded Subsidiaries (ii) joint ventures or (iii) any Subsidiary organized solely for the purpose of entering into any agreements and transactions referred to in Section 8.2.1(b) to the extent that such agreements require that such Subsidiary not be a guarantor hereunder, and (b) within 30 days after the delivery of such guarantees or such later time as the U.S. Borrower and the Administrative Agent shall agree (but in any event no later than 30 additional days thereafter), deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent, of counsel for the Obligors acceptable to the Administrative Agent as to the documents contained in clause (a) above, as to such guarantees being legal, valid and binding obligations of such Domestic Subsidiaries enforceable in accordance with their terms and as to such other matters as the Administrative Agent may reasonably request.

         SECTION 8.1.12. Consummation of Merger. If there is a Tender Offer, cause the Merger to be consummated in compliance with all applicable laws and regulations as soon as practicable after consummation of the Tender Offer and cause Authentic Fitness and its Subsidiaries to become Guarantors pursuant to
Section 8.1.11 as soon as practicable and, in any event, within 30 days after consummation of the Merger.

         SECTION 8.1.13. Authentic Fitness. As soon as practicable after consummation of the Merger, cause the commitments under all Existing Authentic Debt (other than Debt of Authentic Fitness and its Subsidiaries that become Obligations under this Agreement) to be terminated and all such indebtedness to be repaid in full.

         SECTION 8.2. Negative Covenants. Each of the U.S. Borrower and Group agrees with each Agent, each Lender and the Fronting Bank that, until all Commitments have terminated and all Obligations have been paid and performed in full, neither the U.S. Borrower nor Group will at any time take any actions set forth in this
Section 8.2.

         SECTION 8.2.1. Liens, etc. Create or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                  (a)  Permitted Liens,

                  (b) Liens on receivables of any kind (and in property securing or otherwise supporting such receivables) in connection with agreements for limited recourse sales or financings by the U.S. Borrower or any of its Subsidiaries or by the Sub Borrower or any of its Subsidiaries for cash of such receivables or interests therein, provided that (i) any such agreement is of a type and on terms customary for comparable transactions in the good faith judgment of the Board of Directors of Group and (ii) such agreement does not create any interest in any asset other than receivables (and property securing or otherwise supporting such receivables), related general intangibles and proceeds of the foregoing,

                  (c) other Liens securing Debt, including Liens incurred pursuant to subsection (e) below, in an aggregate principal amount outstanding at any time not to exceed 10% of Consolidated Tangible Assets of Group and its Subsidiaries at such time, provided that Liens securing Debt of Authentic Fitness Products Inc. under credit facilities existing on the date that Authentic Fitness becomes a Subsidiary of the U.S. Borrower are expressly permitted until the consummation of the acquisition of 100% of the capital stock of Authentic Fitness,

                  (d) Liens arising from covenants by the U.S. Borrower or its Subsidiaries to grant security interests in the assets of Warnaco of Canada Limited or its Subsidiaries (the "Canadian Subsidiaries") to secure Debt of the Canadian Subsidiaries in the event that the Lenders hereunder or lenders under the U.S. Credit Agreement, the New Five Year Revolver or the New 364-Day Credit Agreement are granted Liens by Group or its Subsidiaries in their respective assets to secure the Obligations under the Loan Documents or the U.S. Credit Agreement, the New Five Year Revolver or the New 364-Day Credit Agreement, as the case may be, and

                  (e) Liens on Margin Stock.

         SECTION 8.2.2. Mergers, etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries (other than Excluded Subsidiaries) to do so or to voluntarily liquidate, except that
(i) the Purchaser and Authentic Fitness may consummate the Merger, (ii) any Subsidiary of Group may merge into or consolidate with any other Subsidiary of Group, provided that if any such Subsidiary is a

Domestic Subsidiary of Group, the Person formed thereby shall be a direct or indirect wholly owned Domestic Subsidiary of Group, (iii) any Subsidiary of Group may merge into or consolidate with any Person pursuant to an acquisition, provided that, if any such Subsidiary is a Domestic Subsidiary of Group, the Person formed thereby shall be a direct or indirect wholly owned Domestic Subsidiary of Group, (iv) any Domestic Subsidiary of Group may merge into or consolidate with Group, (v) the U.S. Borrower may merge into or consolidate with any other Person so long as the U.S. Borrower is the surviving corporation and
(vi) any Subsidiary of Group may voluntarily liquidate and distribute its assets to Group or any direct or indirect wholly owned Domestic Subsidiary of Group, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

         SECTION 8.2.3. Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries (other than Excluded Subsidiaries) to create, incur, assume or suffer to exist, any Debt if after giving effect thereto the U.S. Borrower shall fail to be in compliance with each of the covenants set forth in Section 8.3.

         SECTION 8.2.4. Sales, etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                  (a) sales of inventory in the ordinary course of its business;

                  (b) sales, leases, transfers or other disposals of assets, or grants of any option or other right to purchase, lease or otherwise acquire assets, following the Effective Date for fair value (valued at the time of any such sale, lease, transfer or other disposal), in an aggregate amount in each Fiscal Year not to exceed 20% per annum of the Consolidated total assets of Group and its Subsidiaries as valued at the end of the preceding Fiscal Year of the U.S. Borrower, and the fair value of such assets shall have been determined in good faith by the Board of Directors of Group;

                  (c) sales of assets on terms customary for comparable transactions in the good faith judgment of the Board of Directors of Group pursuant to agreements referred to in Section 8.2.1(b);

                  (d) transfers of assets between Group and its Subsidiaries;

                  (e) sales of assets listed on Schedule 8.2 hereto;

                  (f) sales of assets and properties of Group and its Subsidiaries in connection with sale-leaseback transactions otherwise permitted hereunder (including, without limitation, under Section 8.2.3);

                  (g) the sale or discount of accounts (i) owing by Persons incorporated, residing or having their principal place of business in the United States in an aggregate amount not exceeding $10,000,000 in face amount per calendar year or (ii) that are past due by more than 90 days, provided that the sale or discount of such accounts is in the ordinary course of the Group's business and consistent with prudent business practices;

                  (h) the licensing of trademarks and trade names by Group or any of its Subsidiaries in the ordinary course of its business, provided that such licensing takes place on an arm's-length basis;

                  (i) the rental by Group and its Subsidiaries, as lessors, in the ordinary course of their respective businesses, on an arm's-length basis, of real property and personal property, in each case under leases (other than capitalized leases); and

                  (j) sales of Margin Stock for fair value as determined in good faith by the Board of Directors of Group.

         SECTION 8.2.5. Nature of Business. Make, or permit any of its Subsidiaries to make, (a) except as otherwise permitted pursuant to subsection
(b) below, any change in the nature of its business as carried on at the date hereof in a manner materially adverse to the Agents and the Lender Parties or
(b) any investments (except Investments in a net aggregate amount (after giving effect to any dividends or other returns of capital) invested from the date hereof not to exceed $100,000,000) other than in apparel manufacturing or wholesaling businesses or apparel accessories manufacturing or wholesaling businesses or in related retail businesses, provided that on an annual basis, at least 51% of the revenue of Group and its Subsidiaries on a consolidated basis is derived from apparel manufacturing or wholesaling businesses or apparel accessories manufacturing or wholesaling businesses.

         SECTION 8.2.6. Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies (except as required or permitted by the Financial Accounting Standards Board or GAAP), reporting practices or fiscal year.

         SECTION 8.2.7. Authentic Fitness. From and after the Control Date and prior to the date that Authentic Fitness becomes a wholly-owned Subsidiary, permit Authentic Fitness to (i) issue any securities, rights or options or (ii) declare or make any dividends or distributions to the holders of Authentic Fitness Stock, except, in each case, as contemplated by the terms of either or both of the Tender Offer and the Merger and otherwise except to the extent any such transactions are entered into and performed in the ordinary course of Authentic Fitness's business as previously conducted and necessary for the prudent operation of Authentic Fitness's business.

         SECTION 8.3. Financial Covenants. The U.S. Borrower and Group agrees with each Agent, each Lender and the Fronting Bank that, until all Commitments have terminated and all Obligations have been paid and performed in full, the U.S. Borrower and Group will:

         SECTION 8.3.1. Leverage Ratio. Maintain, at the end of each Fiscal Quarter a ratio of (x) Indebtedness for Borrowed Money to (y) Consolidated EBITDA of Group and its Subsidiaries for the preceding four Fiscal Quarters of
(i) 3.25 to 1.0 for each Fiscal Quarter ending prior to the consummation of the Tender Offer and (ii) following the consummation of the Tender Offer, not more than 3.75 to 1.0 for each Fiscal Quarter ending on or before September 30, 2000,
3.50 to 1.0 for each Fiscal Quarter ending on or about December 31, 2000 through the Fiscal Quarter ending on or about September 30, 2001 and 3.25 to 1.0 for each Fiscal Quarter thereafter.

         SECTION 8.3.2. Coverage Ratio. Maintain, as of the end of each Fiscal Quarter, a ratio of Consolidated EBITDA of Group and its Subsidiaries for the four consecutive Fiscal Quarters then ended to Consolidated Interest Expense of Group and its Subsidiaries for such period of not less than 3.00:1.00.



                                   ARTICLE IX

                                EVENTS OF DEFAULT

         SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

         SECTION 9.1.1. Non-Payment of Obligations. Any Borrower shall default in the payment or prepayment when due of (a) any principal of or interest on any Loan, (b) any Reimbursement Obligation, or (c) any fee or of any other Obligation, and in each case such default in payment or prepayment shall continue unremedied for more than three Business Days from the date such payment or prepayment was due.

         SECTION 9.1.2. Breach of Warranty. Any representation or warranty of any Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it (including any certificates delivered pursuant to Article VI) is or shall be incorrect when made or deemed made in any material respect.

         SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations.
(a) The U.S. Borrower or Group shall default in the due performance and observance of any of its obligations under Sections 8.1.4 or 8.1.11, 8.1.12, 8.2, 8.3 or (b) any Obligor shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days

(i) after written notice thereof shall have been given to the U.S. Borrower by any Agent or any Lender or (ii) after any officer of the U.S. Borrower obtains knowledge thereof.

         SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. Any Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days (a) after notice thereof shall have been given to the U.S. Borrower by any Agent or any Lender or (b) after any officer of any Borrower obtains knowledge thereof.

         SECTION 9.1.5. Default Under Other Agreements. Any Obligor or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt under the U.S. Credit Agreement, the New 364-Day Credit Agreement, the New Five Year Revolver or other Debt that is outstanding in a principal or notional amount of at least $20,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Obligor or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or other than as a result of any event which provides cash to such Obligor in an amount sufficient to satisfy such redemption or prepayment), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

         SECTION 9.1.6. Bankruptcy, Insolvency, etc. Group, the U.S. Borrower or any of their Material Subsidiaries (or any group of Subsidiaries which, in the aggregate, would constitute a Material Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any of Group, the U.S. Borrower or any of their Subsidiaries (or any group of Subsidiaries which, in the aggregate, would constitute a Material Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Obligor or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 9.1.6.

         SECTION 9.1.7. Judgments, etc. Any (a) judgment or order for the payment of money in excess of $20,000,000 shall be rendered against any Obligor or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless the payment of such judgment or order is covered by insurance and such insurance coverage is not in dispute, or (b) non-monetary judgment or order shall be rendered against any Obligor or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 9.1.8. Termination, etc., of Loan Documents. Any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Obligor that is a party thereto; or any Borrower (including the U.S. Borrower with respect to its Guaranty set forth in Section 3.4) or any other Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability (except as aforesaid).

         SECTION 9.1.9. Change in Control. (a) Group shall at any time cease to have legal and beneficial ownership of 100% of the capital stock of the U.S. Borrower (except if such parties shall merge); or (b) any Person, or two or more Persons acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Group (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of Group (other than Excluded Persons); or (c) any Person, or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of Group, or control over Voting Stock of Group (or other securities convertible into such securities) representing 25% or more of combined voting power of all Voting Stock of Group (other than Excluded Persons); or (d) Linda J. Wachner (or, in the case of her death or disability, another officer or officers of comparable experience and ability selected by the U.S. Borrower within 180 days thereafter after consultation with the Administrative Agent) shall cease to be Chairman and Chief Executive Officer of Group and the U.S. Borrower).

         SECTION 9.1.10. ERISA. Any Obligor or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur, liability in excess of $20,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of such Obligor or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan.

         SECTION 9.2. Action Upon Bankruptcy. If any Event of Default described in Section 9.1.6 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 9.3. Action Upon Other Event of Default. If any Event of Default (other than any Event of Default described in Section 9.1.6) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the U.S. Borrower (a) declare an amount equal to the sum of (i) the aggregate face amount of all unmatured Acceptances and (ii) the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, the applicable Borrowers being obligated to cash collateralize all such obligations immediately (in accordance with Section 4.7), and/or (b) declare all or any portion of the outstanding principal amount of the Loans and other Obligations in respect of the Loans or otherwise to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                    ARTICLE X

                                   THE AGENTS

         SECTION 10.1. Actions. Each Lender hereby appoints Scotiabank as its Administrative Agent and Societe Generale as its Documentation Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Agent (with respect to which the such Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent's gross negligence or wilful misconduct. Each Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 10.2. Copies, etc. Each Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by the Borrowers pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by a Borrower). Each Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by such Agent from the Borrowers for distribution to the Lenders by such Agent in accordance with the terms of this Agreement.

         SECTION 10.3. Exculpation. Neither any Agent nor any of its affiliates, directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens (if any) purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of collateral security (if any), nor to make any inquiry respecting the performance by any Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 10.4. Successor. Each Agent may resign as such at any time upon at least 30 days' prior notice to the U.S. Borrower and all Lenders. If such Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become an Agent in the capacity of the resigning Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor

Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of

                  (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement; and

                  (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

         SECTION 10.5. Loans Made, Letters of Credit Issued or Acceptances Created by Scotiabank and Loans Made by Societe Generale. Each of Scotiabank and Societe Generale shall have the same rights and powers with respect to (x) the Loans made by it or any of its affiliates, (y) the Notes held by it or any of its affiliates, and (z) its participating interests in the Letters of Credit and Acceptances as any other Lender and may exercise the same as if it were not an Agent. Each of Scotiabank, Societe Generale and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the U.S. Borrower or any Subsidiary or affiliate of the U.S. Borrower as if Scotiabank or Societe Generale were not Agents hereunder.

         SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, etc. (a) The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                  (i) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (ii) (A) at all times prior to the occurrence of the 100% Effective Date, modify this Section 11.1, change the definition of "Required Lenders", increase the Commitment Amount or (except as otherwise contemplated by this Agreement) the Percentage of any Lender, reduce any fees described in Article III, release any guarantor under the Subsidiary Guaranty, the Group Guaranty or this Agreement, or extend any Commitment Termination Date shall be made without the consent of each Lender and (B) at all times from and after the occurrence of the 100% Effective Date, modify this Section 11.1, change the definition of "Required Lenders", reduce any fees described in
         Article III, release any guarantor under the Subsidiary Guaranty
         (other than any guarantor which is not a Material Subsidiary), the Group Guaranty or this Agreement, or extend any Commitment Termination Date shall be made without the consent of each Lender;

                  (iii) at all times from and after the occurrence of the 100% Effective Date, increase the Commitment Amount or (except as otherwise contemplated by this Agreement) the Percentage of any Lender without the consent of each Lender effected thereby;

                  (iv) extend the due date for, or reduce the amount of, (A) any scheduled repayment or prepayment of principal of or interest on or fees payable in respect of any Loan (or reduce the principal amount of or rate of interest on or fees payable in respect of any Loan) shall be made without the consent of the holder of that Note evidencing such Loan, or (B) any Reimbursement Obligation shall be made without the consent of the Lender to whom such Reimbursement Obligation is owed;

                  (v) affect adversely the interests, rights or obligations of the Fronting Bank in its capacity as the Fronting Bank shall be made without the consent of the Fronting Bank;

                  (vi) affect adversely the interests, rights or obligations of the Documentation Agent in its capacity as the Documentation Agent shall be made without the consent of the Documentation Agent; or

                  (vii) affect adversely the interests, rights or obligations of the Administrative Agent in its capacity as the Administrative Agent shall be made without consent of the Administrative Agent.

                  (b) For purposes of clause (a) above, if any Lender which is also a lender under the U.S. Credit Agreement consents to any amendment, waiver, consent or other modification of any provision of the U.S. Credit Agreement, such Lender shall automatically, and without requiring any notice, approval, consent or other action, be deemed to have consented to any comparable amendment, waiver, consent or other modification of the corresponding provisions of this Agreement (with such changes in interpretation as the context may require) unless such Lender shall otherwise notify the Administrative Agent and the U.S. Borrower within five days of the effectiveness of the U.S. Credit Agreement amendment, waiver, consent or other modification.

No failure or delay on the part of any Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address, or facsimile number set forth, in the case of any Borrower, Group or any Agent, below its signature hereto or, in the case of any Lender, set forth in Schedule II or in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         SECTION 11.3. Payment of Costs and Expenses. The U.S. Borrower agrees to pay on demand all reasonable expenses of the Agents (including the reasonable fees and out-of- pocket expenses of counsel to the Agents and of local counsel, if any, who may be retained by counsel to the Agents) in connection with

                  (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby, the Tender Offer or the Merger are consummated, and

                  (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

Each Borrower covenants to pay on demand all reasonable costs and expenses of the Agents, the Fronting Bank and the Lenders incurred in the enforcement of any Agent's, the Fronting Bank's or any Lender's rights under this Agreement and any Loan Document (including the reasonable fees and expenses of counsel for such Agent, the Fronting Bank and such Lender with respect thereto) and, further, covenants that it will indemnify the Agents, the Fronting Bank and the Lenders on demand against all loss or damage to such Persons arising out of the issuance of or other action taken by such Persons in connection with any Letter of Credit or Loan including the costs relating to any legal process instituted by any party restraining or seeking to restrain the Fronting Bank from accepting or paying any Acceptance, Letter of Credit or Draft. Each Borrower also agrees that neither any Agent, the Fronting Bank nor any Lender shall have any liability to it for any reason in respect of the creation of any Acceptance, the issuance of any Letter of Credit or Loan other than on account of such Agent's, Fronting Bank's or Lender's gross negligence or wilful misconduct. All payments to be made to such Agent, the Fronting Bank and such Lender hereunder shall, subject to Section 5.6, be made for value on the date due and free of any withholding tax or levy, other than taxes imposed on the net income of such Agent, the Fronting Bank or such Lender, and each Borrower covenants that such taxes or levies, other than as excepted, shall be paid by such Borrower. The provisions of this paragraph will survive payment in full hereunder.

         SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, each Borrower hereby indemnifies, exonerates and holds each Agent, the Fronting Bank and each Lender and each of their respective affiliates, officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including the reasonable fees and expenses of counsel for such Agent, the Fronting Bank and such Lender with respect thereto (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit or Acceptance; or

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article VI not to make any Credit Extension);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct.

         SECTION 11.5. Survival. The obligations of each Borrower under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Lenders under
Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. Furthermore, the parties acknowledge and agree that the obligations under Sections 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4 of the Existing Credit Agreement and the obligations of the Lenders under Section 10.1 of the Existing Credit Agreement are continuing obligations and have, notwithstanding the amendment and restatement of the Existing Credit Agreement by the terms of this Agreement, survived such amendment and restatement. The representations and warranties made by the Borrowers in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by each Borrower and each Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Borrower and the Required Lenders (or notice thereof satisfactory to the Agents) shall have been received by the Agents and notice thereof shall have been given by the Agents to the U.S. Borrower and each Lender.

         SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and (subject to Section 11.5) supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) No Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Agents and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

         SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 11.11.

         SECTION 11.11.1. Assignments. Any Lender,

                  (a) with the written consent of the U.S. Borrower (which consent shall not be unreasonably delayed or withheld), the Fronting Bank and the Administrative Agent may at any time assign and delegate to one or more commercial banks or other financial institutions; and

                  (b) with the consent of the Fronting Bank, and notice to the U.S. Borrower and the Administrative Agent, but without the consent of the U.S. Borrower or the Administrative Agent, may assign and delegate to any other Lender or any Lender (as defined in the U.S. Credit Agreement),

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or a fraction of such Lender's total Loans and Commitments in a minimum amount of $10,000,000 of Loans and Commitments (other than in the case of an assignment to any other Lender or any Affiliate of a Lender or an assignment of the remaining Loans and Commitments of such assignor Lender), that no Borrower shall be required to pay an amount under Section 5.6 that is greater than the amount which it would have been required to pay had no assignment been made and provided, however, that, the Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the U.S. Borrower (for the purposes hereof, also acting on behalf of the Foreign Borrowers and Authentic Fitness (HK)) and the Administrative Agent by such Lender and such Assignee Lender,

                  (d) such Assignee Lender shall have executed and delivered to the U.S. Borrower (for the purposes hereof, also acting on behalf of the Foreign Borrowers and Authentic Fitness (HK)) and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, and

                  (e) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement with respect to the assignment of Loans, the Borrowers shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the U.S. Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void. Nothing in this Section shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans, to issue or participate in Letters of Credit and to create or participate in Acceptances) under this Agreement and/or its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowing made by such Lender from such Federal Reserve Bank.

         SECTION 11.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit or Acceptance) in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (a) no participation or sub-participation contemplated in this
         Section 11.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

                  (c) the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (d) no Participant, unless such Participant is an affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (ii) (iii) or
         (iv) of Section 11.1, and

                  (e) no Borrower shall be required to pay any amount under
         Section 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

         SECTION 11.11.3. Fronting Bank Assignments. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by InsuranceWatch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and B (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then each of the Fronting Bank and the U.S. Borrower shall have the individual right, but not the obligation, upon notice to such Lender, to replace (or, in the case of a request by the Fronting Bank, to request the U.S. Borrower to use its reasonable efforts to replace) such Lender with an Assignee Lender (in accordance with and subject to the restrictions contained in Section 11.11.1), and such affected Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 11.11.1) all of its interests, rights and obligations in respect of its Commitment, Loans and other Obligations owing to it, together with the obligations of such affected Lender hereunder, to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

         SECTION 11.12. Other Transactions. Nothing contained herein shall preclude any Agent, the Fronting Lender or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of their affiliates in which such Borrower or such affiliate is not restricted hereby from engaging with any other Person.


         SECTION 11.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH,
THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, GROUP OR THE BORROWERS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK. THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH FOREIGN BORROWER AND, FOLLOWING AUTHENTIC FITNESS (HK) BECOMING A BORROWER HEREUNDER, AUTHENTIC FITNESS (HK) HEREBY IRREVOCABLY APPOINTS THE U.S. BORROWER (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 90 PARK AVENUE, NEW YORK, NEW YORK 10016, UNITED STATES, AS ITS AGENT TO RECEIVE, ON SUCH FOREIGN BORROWER'S BEHALF, OR, AS APPLICABLE, AUTHENTIC FITNESS (HK)'S BEHALF AND ON BEHALF OF SUCH FOREIGN BORROWER'S OR, AS APPLICABLE, AUTHENTIC FITNESS (HK)'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH FOREIGN BORROWER OR, AS APPLICABLE, AUTHENTIC FITNESS (HK) IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND SUCH FOREIGN BORROWER OR, AS APPLICABLE, AUTHENTIC FITNESS (HK) HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH

BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 11.14. Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE FRONTING BANK, GROUP OR THE BORROWERS. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND GROUP AND EACH BORROWER ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE FRONTING BANK AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 11.15. UCP; etc. (a) The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP") shall in all respects apply to each Letter of Credit issued hereunder and shall be deemed for such purpose to be a part hereof as if fully incorporated herein. In the event of any conflict between the UCP and the governing law of the Agreement, the UCP shall prevail to the extent necessary to remove the conflict.

         (b) In the event of any issuance of a Letter of Credit for which any Borrower may apply from time to time hereafter, or, of any extension of the maturity or time for presentation of any Draft, or, of any renewal, extension or increase in the amount of a Letter of Credit or any other modifications of its terms, in each case with the consent or at the request of the U.S. Borrower, the terms of the Agreement shall continue in force and apply to the Letter of Credit so issued, or, to a Letter of Credit so renewed, extended, increased or otherwise modified, or, to any, Draft, document or property covered thereby and to any action taken by the Fronting Bank or its agents or correspondents in accordance with such issuance, renewal, extension, increase or other modification.

         SECTION 11.16. Usury Restraint. The provisions of this Agreement shall be subject to any applicable law, regulation, order, rule or direction (a "Usury Restraint") which prohibits or restricts the charging, receipt or retention of interest or other amounts at the rates and amounts set forth herein (the "Stated Rate") in excess (the "Excess") of the maximum rates or amount (the "Maximum Rate") stipulated in the Usury Restraint. The provisions of this Agreement shall not require the payment or permit the collection of interest in excess of the Maximum Rate from time to time. If the Lenders comply (whether or not required to do so at law) with such Usury Restraint then, to the extent permitted by law, a subsequent reduction in the Stated Rate below the Maximum Rate shall be deemed not to reduce the Stated Rate below the Maximum Rate until the total amount of interest and other amounts earned and retained, measured by a dollar amount, equals the amount of interest and other amounts which would have been earned and retained hereunder, inclusive of the Excess, measured by a dollar amount, if the Stated Rate had not been held at the Maximum Rate or any amount had not been refunded to the applicable Borrower.

         SECTION 11.17. Judgment Currency. The Obligations of the Borrowers, Group and each other Obligor in respect of any sum due to any Lender, the Fronting Bank or the Administrative Agent hereunder, under the Notes or under or in respect of any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender, the Fronting Bank or the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, such Lender, the Fronting Bank or the Administrative Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to such Lender, the Fronting Bank or the Administrative Agent, each Borrower and Group agrees as a separate obligation and notwithstanding any such judgment, to indemnify each Lender, the Fronting Bank and the Administrative Agent, as the case may be, against such loss.

         SECTION 11.18. Future Wholly-Owned Domestic Subsidiaries Designated as Warnaco Sub Borrowers. Upon no less than 30 days', and no more than 60 days', written notice to the Administrative Agent, Group may from time to time designate certain of its wholly-owned Domestic Subsidiaries to be Warnaco Sub Borrowers hereunder and Schedule I shall be deemed revised to reflect such designation; provided that, notwithstanding the foregoing, (x) for the purposes of this Section only, Authentic Fitness (HK) shall be deemed to be organized under the laws of the United States or any state thereof and (y) the notice periods specified above shall be inapplicable for the designation of Authentic Fitness Products and Authentic Fitness (HK) as "Warnaco Sub Borrowers", provided, further, that,

                  (a) (i) at no time shall there be more than fifteen (15) Borrowers under this Agreement and (ii) prior to becoming a Warnaco Sub Borrower hereunder, each such designated wholly-owned Domestic Subsidiary shall have executed and delivered (A) a supplement to the Subsidiary Guaranty and (B) a Joinder Agreement. Upon compliance with this clause (a), each designated Warnaco Sub Borrower shall become, for all purposes, a Borrower under this Agreement, and shall have all the rights, powers and obligations of a Borrower hereunder; and

                  (b) from time to time Group may, or if necessary to comply with clause (a)(i) of this Section 11.18 shall, execute and deliver to the Administrative Agent a Designation and Release Certificate which shall designate one or more of the Sub Borrower, the Foreign Borrowers or the Warnaco Sub Borrowers (each such designated Borrower, a "Released Borrower") which, immediately prior to the date of such Designation and Release Certificate, was a Borrower under this Agreement and which shall, upon delivery of such Designation and Release Certificate, no longer be a "Borrower" (or Sub Borrower, Foreign Borrower or Warnaco Sub Borrower, as the case may be) for purposes of this Agreement; and such Released Borrower shall (i) repay in full the entire unpaid principal amount of its outstanding Loans, if any, (ii) cash collateralize any and all Letters of Credit issued and/or Acceptances created, as the case may be, in respect of which it has a Reimbursement Obligation, (iii) pay in full any and all reasonable costs and expenses (including attorneys' fees as well as those costs and expenses set forth in Section 5.4) incurred in connection with its release hereunder, (iv) pursuant to Section 11.5, acknowledge and confirm that certain of the provisions of this Agreement shall, notwithstanding the Released Borrower's release hereunder, be continuing obligations and shall survive such release, and (v) execute and deliver a certificate, in form and substance satisfactory to the Administrative Agent, certifying that all of the events set forth in clauses (b)(i) through (b)(iv) above shall have occurred. Upon delivery of the certificate described in clause (b)(v) above, such Released Borrower shall automatically be released from all obligations of a Borrower hereunder (except such obligations which survive pursuant to Section 11.5) without requiring any further action by any party, including any written release by any of the Lender Parties.

         SECTION 11.19. Assumption of Certain Loans by U.S. Borrower. (a) The U.S. Borrower may, from time to time, provide both the Administrative Agent and the Fronting Bank with no less than five (5) Business Days' written notice that it intends to assume those LIBO Rate Loans made by the Fronting Bank to Warnaco
(HK) or, following Authentic Fitness (HK) becoming a Borrower hereunder in accordance with the terms of Section 11.18, Authentic Fitness (HK) and identified in such notice (each such notice, an "Assumption Notice"), and upon the date which is five (5) Business Days following the date of such Assumption Notice (each such date, an "Assumption Date"), each Loan so identified shall be deemed to be assumed in toto by the U.S. Borrower, without any further action by the U.S. Borrower, the Fronting Bank or any other Person, and all obligations in respect of each such Loan, from and after such Assumption Date, shall be deemed to be the sole and direct obligation of the U.S. Borrower for all purposes of this Agreement and Warnaco (HK) and/or, following Authentic Fitness (HK) becoming a Borrower hereunder in accordance with the terms of Section 11.18, Authentic Fitness (HK), as applicable, shall, concurrently with such assumption, be released of its obligations to repay each such Loan for all purposes of this Agreement.

         (b) In furtherance of the foregoing, on any Assumption Date, the U.S.
Borrower: (i) agrees to be bound by and perform each duty and obligation with respect to the applicable Loan as if it were the original "Borrower" of such Loan; (ii) accepts and assumes all liabilities related to any representation or warranty made by, as applicable, Warnaco (HK) or following Authentic Fitness
(HK) becoming a Borrower hereunder in accordance with the terms of Section 11.18, Authentic Fitness (HK), in connection with the applicable Loan and confirms and restates all such representations and warranties as of such Assumption Date as if it were the original "Borrower" of such Loan; and (iii) confirms and acknowledges that it is the "Borrower" referred to in this Agreement with respect to the applicable Loan as if it had been the "Borrower" thereof under this Agreement from the original making of such Loan.

         SECTION 11.20. Release of non-Material Subsidiary Guarantors. Effective upon the occurrence of the 100% Effective Date, the Lenders hereby consent to the release of any guarantor party to the Subsidiary Guaranty on the date hereof to the extent that any such guarantor is not a Material Subsidiary of Group and authorize the Administrative Agent to execute and deliver any document, instrument or agreement in order to effectuate such release.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       WARNACO INC.



                                       By:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                           Title: VICE PRESIDENT AND TREASURER

                                       Address: 90 Park Avenue
                                                New York, New York  10016

                                       Facsimile No.: 212-687-0480

                                       Attention:  Chief Financial Officer
                                                           General Counsel


                                       WARNACO (HK) LTD.


                                       By:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                           Title: DIRECTOR

                                       Address:    2A, Jing Hin Industrial
                                                    Bldg.
                                                   5 Wang Kee Street
                                                   Kowloon Bay, Kowloon
                                                   Hong Kong

                                       Facsimile No.: 852-2755-2265

                                       Attention: Director of Finance

                                       DESIGNER HOLDINGS, LTD.


                                       By:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                           Title: VICE PRESIDENT AND SECRETARY

                                       Address:    90 Park Avenue
                                                   New York, New York 10016

                                       Facsimile No.:  212-687-0480

                                       Attention:  Chief Financial Officer
                                                         General Counsel

                                       WARNACO B.V.


                                       By:  [ILLEGIBLE SIGNATURE]
                                          -------------------------------------
                                          Title:

                                       By:
                                           -------------------------------------
                                          Title: MANAGING DIRECTOR

                                       Address:    c/o Warnaco Inc.
                                                   90 Park Avenue
                                                   New York, New York  10016

                                       Facsimile No.: 212-687-0480

                                       Attention:  Chief Financial Officer
                                                         General Counsel

                                       WARNACO NETHERLANDS B.V.


                                       By:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                           Title: MANAGING DIRECTOR


                                       By:
                                           -------------------------------------
                                           Title:

                                       Address:    c/o Warnaco Inc.
                                                   90 Park Avenue
                                                   New York, New York  10016

                                       Facsimile No.: 212-687-0480

                                       Attention:  Chief Financial Officer
                                                         General Counsel


                                       WARNACO HOLLAND B.V.


                                       By:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                           Title: MANAGING DIRECTOR


                                       By:
                                           -------------------------------------
                                           Title:

                                       Address:    c/o Warnaco Inc.
                                                   90 Park Avenue
                                                   New York, New York  10016

                                       Facsimile No.: 212-687-0480

                                       Attention:  Chief Financial Officer
                                                         General Counsel

                                       THE WARNACO GROUP, INC.


                                       By:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                           Title: VICE PRESIDENT AND TREASURER

                                       Address:    90 Park Avenue
                                                   New York, New York  10016

                                       Facsimile No.: 212-687-0480

                                       Attention:  Chief Financial Officer
                                                         General Counsel


                                       THE BANK OF NOVA SCOTIA, as
                                       Administrative Agent


                                       By:
                                           -------------------------------------
                                           Title:

                                       Address:      One Liberty Plaza
                                                     New York, New York  10006

                                       Facsimile No.: 212-225-5090

                                       Attention:  John Hopmans

                                       THE WARNACO GROUP, INC.


                                       By:
                                           -------------------------------------
                                           Title:

                                       Address:    90 Park Avenue
                                                   New York, New York  10016

                                       Facsimile No.: 212-687-0480

                                       Attention:  Chief Financial Officer
                                                         General Counsel


                                       THE BANK OF NOVA SCOTIA, as
                                       Administrative Agent


                                       By: [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                           Title:

                                       Address:      One Liberty Plaza
                                                     New York, New York  10006

                                       Facsimile No.: 212-225-5090

                                       Attention:  John Hopmans

                                       SOCIETE GENERALE, as Documentation
                                                Agent


                                       By:  ROBERT PETERSEN
                                           -------------------------------------
                                           Title: ROBERT PETERSEN
                                                  VICE PRESIDENT

                                       Address:    1221 Avenue of the Americas
                                                   New York, New York 10020

                                       Facsimile No.: 212-278-7430

                                       Attention: Sedare Coradin


                                       CITIBANK, N.A., as Syndication Agent


                                       By:
                                           -------------------------------------
                                           Title: VP

                                       Address:    399 Park Avenue
                                                   New York, New York 10043

                                       Facsimile No.: 212-793-7585

                                       Attention: Mark Merlino

                                       SOCIETE GENERALE, as Documentation
                                                Agent


                                       By:
                                           -------------------------------------
                                           Title: ROBERT PETERSEN
                                                  VICE PRESIDENT

                                       Address:    1221 Avenue of the Americas
                                                   New York, New York 10020

                                       Facsimile No.: 212-278-7430

                                       Attention: Sedare Coradin


                                       CITIBANK, N.A., as Syndication Agent


                                       By:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                           Title: VP

                                       Address:    399 Park Avenue
                                                   New York, New York 10043

                                       Facsimile No.: 212-793-7585

                                       Attention: Mark Merlino

                                       LENDERS

                                       THE BANK OF NOVA SCOTIA


                                       By:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                           Title:

                                       LENDERS

                                       CITIBANK, N.A.


                                       By: MARC MERLINO
                                           -------------------------------------
                                           Title: MARC MERLINO -- VP

                                       LENDERS

                                       THE BANK OF NEW YORK


                                       By:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                            Title: VP

                                       LENDERS

                                       COMMERZBANK AG
                                       NEW YORK
                                       and Grand Cayman Branches


                                       By:  ROBERT DONOHUE
                                           -------------------------------------
                                           Name:  ROBERT DONOHUE
                                           Title: SENIOR VICE PRESIDENT


                                       By:  PETER DOYLE
                                           -------------------------------------
                                           Name:  PETER DOYLE
                                           Title: ASSISTANT VICE PRESIDENT

                                       LENDERS

                                       THE DAI-ICHI KANGYO BANK, LIMITED


                                       By:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                           Title: Assistant Vice President

                                       LENDERS

                                       FLEET BANK, N.A.


                                       By:  [ILLEGIBLE SIGNATURE]
                                           -------------------------------------
                                           Title: S.V.P.

                                       LENDERS

                                       SOCIETE GENERALE


                                       By:  ROBERT PETERSEN
                                           -------------------------------------
                                           Title: ROBERT PETERSEN
                                                  VICE PRESIDENT

                                       LENDERS

                                       BANK OF AMERICA, N.A.


                                       By:  DAVID H. DINKINS
                                           -------------------------------------
                                           Title: DAVID H. DINKINS
                                                  VICE PRESIDENT

                                       LENDERS

                                       BANK OF TOKYO-MITSUBISHI TRUST
                                       COMPANY


                                       By: N. SAFFRA
                                          --------------------------------------
                                                   N. SAFFRA
                                           Title:  VICE PRESIDENT

                                       LENDERS

                                       BANKBOSTON, N.A.


                                       By: [SIGNATURE ILLEGIBLE]
                                          --------------------------------------
                                          Title: DIRECTOR

                                       LENDERS

                                       UNICREDIT ITALIANO


                                       By: CHRISTOPHER J. ELDIN
                                          --------------------------------------
                                                 CHRISTOPHER J. ELDIN
                                          Title: FIRST VICE PRESIDENT &
                                                 DEPUTY MANAGER



                                       By: GIANFRACO BISAGAL
                                          --------------------------------------
                                                 GIANFRACO BISAGAL
                                          Title: FIRST VICE PRESIDENT

                                       LENDERS

                                       THE INDUSTRIAL BANK OF JAPAN


                                       By: J. KENNETH BIEGEN
                                          --------------------------------------
                                                 J. KENNETH BIEGEN
                                          Title: SENIOR VICE PRESIDENT

                                 LENDERS

                                 KBC BANK N.V.


                                 By: ROBERT SNAUFFER      ROBERT M. SURDAM, JR.
                                     -------------------------------------------
                                     ROBERT SNAUFFER      ROBERT M. SURDAM, JR.
                              Title: VICE PRESIDENT       VICE PRESIDENT

                                       LENDERS

                                       HSBC BANK USA


                                       By: [SIGNATURE ILLEGIBLE]
                                          --------------------------------------
                                          Title: VICE PRESIDENT

                                       LENDERS

                                       MERITA BANK PLC - NEW YORK BRANCH


                                       By: CLIFFORD ABRAMSKY
                                          --------------------------------------
                                                 CLIFFORD ABRAMSKY
                                          Title: VICE PRESIDENT



                                       By: [SIGNATURE ILLEGIBLE]
                                          --------------------------------------
                                                 [NAME ILLEGIBLE]
                                          Title: VP

                                       LENDERS

                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK


                                       By: DENNIS WILCZEK
                                          --------------------------------------
                                                 DENNIS WILCZEK
                                          Title: ASSOCIATE

                        LENDERS

                        DEN DANSKE BANK


                        By: PETER L. HARGRAVES         [SIGNATURE ILLEGIBLE]
                           ----------------------------------------------------
                                   PETER L. HARGRAVES  [SIGNATURE ILLEGIBLE]
                            Title: VICE PRESIDENT      VICE PRESIDENT

                                 LENDERS

                                 REPUBLIC NATIONAL BANK


                         By: GARRY WEISS                       NISSIM HUSNI
                            ---------------------------------------------------
                                    GARRY WEISS                NISSIM HUSNI
                             Title: FIRST VICE PRESIDENT       VICE PRESIDENT

                                       LENDERS

                                       STANDARD CHARTERED BANK


                                       By: SHAFIQ UR. RAHMAN
                                          --------------------------------------
                                                 SHAFIQ UR. RAHMAN
                                          Title: SENIOR VICE PRESIDENT
                                                 STANDARD CHARTERED BANK




                                       By: LESLIE SHAW BRIGHT
                                          --------------------------------------
                                                 LESLIE SHAW BRIGHT
                                          Title: VICE PRESIDENT

                                  LENDERS

                                  SUN TRUST BANK


                                  By: LAURA KAHN
                                    --------------------------------------------
                                           LAURA KAHN
                                    Title: DIRECTOR, SENIOR RELATIONSHIP MANAGER




                                  By:
                                     -------------------------------------------
                                     Title:

                                       LENDERS

                                       WACHOVIA BANK, N.A.


                                       By: [SIGNATURE ILLEGIBLE]
                                          --------------------------------------
                                          Title: SENIOR VICE PRESIDENT

                                                                      SCHEDULE I


                             WARNACO SUB BORROWERS


NAME
----

None.

                                                                     SCHEDULE II


                   PERCENTAGES AND ADMINISTRATIVE INFORMATION

----------------------------------------------------------------------------------------------------------------
                         REVOLVING LOAN
      LENDER NAME     COMMITMENT PERCENTAGES       DOMESTIC OFFICE                     LIBOR OFFICE
----------------------------------------------------------------------------------------------------------------
Bank of America, N.A.      4.0000000000%     100 North Tryon Street             100 North Tryon Street
                                             15th Floor                         15th Floor
                                             NC1-001-15-003                     NC1-001-15-003
                                             Charlotte, NC 28255                Charlotte, NC 28255
                                             Facsimile No.: (704) 386-1270      Facsimile No.: (704) 386-1270
                                             Attn: David Dinkins                Attn: David Dinkins
----------------------------------------------------------------------------------------------------------------
Bank Leumi USA             3.0000000000%     579 Fifth Avenue                   579 Fifth Avenue
                                             New York, NY 10017                 New York, NY 10017
                                             Facsimile No.: (212) 407-4317      Facsimile No.: (212) 407-4317
                                             Attention: Benjamin Huang          Attention: Benjamin Huang
----------------------------------------------------------------------------------------------------------------
The Bank of New York       5.0000000000%     One Wall Street                    One Wall Street
                                             New York, NY 10286                 New York, NY 10286
                                             Facsimile No.: (212) 635-1480      Facsimile No.: (212) 635-1480
                                             Attn: Eliza Adams                  Attn: Eliza Adams
----------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia    6.4888888900%     One Liberty Plaza                  One Liberty Plaza
                                             New York, NY 10006                 New York, NY 10006
                                             Facsimile No.: (212) 225-5090      Facsimile No.: (212) 225-5090
                                             Attn: John Hopmans                 Attn: John Hopmans
----------------------------------------------------------------------------------------------------------------
Bank of Tokyo-Mitsubishi   4.0000000000%     1251 Avenue of the Americas        1251 Avenue of the Americas
Trust Company                                12th Floor                         12th Floor
                                             New York, NY 10020-1104            New York, NY 10020-1104
                                             Facsimile No.: (212) 782-4358      Facsimile No.: (212) 782-6441
                                             Attn:: Jim Brown                   Attn: Joan Sanderman
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                         REVOLVING LOAN
      LENDER NAME     COMMITMENT PERCENTAGES       DOMESTIC OFFICE                     LIBOR OFFICE
----------------------------------------------------------------------------------------------------------------
BankBoston, N.A.           3.0000000000%     100 Federal Street                 100 Federal Street
                                             Boston, MA 02110                   Boston, MA 02110
                                             Facsimile No.: (617) 434-0637      Facsimile No.: (617) 434-0637
                                             Attn: Susan Santos                 Attn: Susan Santos
----------------------------------------------------------------------------------------------------------------
Citibank, N.A.             6.4888888900%     399 Park Avenue                    399 Park Avenue
                                             New York, NY 10043                 New York, NY 10043
                                             Facsimile No.: (212) 793-7585      Facsimile No.: (212) 793-7585
                                             Attn: Mark Merlino                 Attn: Mark Merlino
----------------------------------------------------------------------------------------------------------------
Commerzbank AG, New York   6.6000000000%     World Financial Center             World Financial Center
Branch                                       New York, NY 10281                 New York, NY 10281
                                             Facsimile No.: (212) 266-7235      Facsimile No.: (212) 266-7235
                                             Attn: Bob Donohue                  Attn: Bob Donohue
----------------------------------------------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank,  5.0000000000%     One World Trade Center             One World Trade Center
Limited                                      New York, NY 10048                 New York, NY 10048
                                             Facsimile No.: (212) 912-1879      Facsimile No.: (212) 912-1879
                                             Attn: Nick Fiore                   Attn: Nick Fiore
----------------------------------------------------------------------------------------------------------------
Den Danske Bank            6.0000000000%     280 Park Avenue                    280 Park Avenue
                                             New York, NY 10017                 New York, NY 10017
                                             Facsimile No.: (212) 370-9239      Facsimile No.: (212) 370-9239
                                             Attn: Peter Hargraves              Attn: Peter Hargraves
----------------------------------------------------------------------------------------------------------------
Fleet Bank, N.A.           3.6666666660%     1185 Avenue of the Americas        1185 Avenue of the Americas
                                             2nd Floor                          2nd Floor
                                             New York, NY 10036                 New York, NY 10036
                                             Facsimile No.: (212) 819-4112      Facsimile No.: (212) 819-4108
                                             Attn: Joseph Zautra                Attn: Nancy Mejias
----------------------------------------------------------------------------------------------------------------
HSBC Bank USA              5.0000000000%     One HSBC Center                    One HSBC Center
                                             Buffalo, NY 14240                  Buffalo, NY 14240
                                             Facsimile No.: (716) 841-2067      Facsimile No.: (716) 841-2067
                                             Attn: Patti M. Michalek            Attn: Patti M. Michalek
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                REVOLVING LOAN
      LENDER NAME           COMMITMENT PERCENTAGES       DOMESTIC OFFICE                     LIBOR OFFICE
--------------------------------------------------------------------------------------------------------------------
The Industrial Bank of Japan    3.0000000000%     New York Branch                   New York Branch
                                                  1251 Avenue of the Americas       1251 Avenue of the Americas
                                                  New York, NY 10020                New York, NY 10020
                                                  Facsimile No.: (212) 282-4480     Facsimile No.: (212) 282-4480
                                                  Attn: Ken Biegen                  Attn: Atsushi Kawai
--------------------------------------------------------------------------------------------------------------------
KBC Bank N.V.                   5.0000000000%     125 West 55th Street              125 West 55th Street
                                                  New York, NY 10019                New York, NY 10019
                                                  Facsimile No.: (212) 541-0793     Facsimile No.: (212) 541-0793
                                                  Attn: Robert Surdam               Attn: Robert Surdam
--------------------------------------------------------------------------------------------------------------------
Merita Bank PLC - New York      1.6666666660%     437 Madison Avenue                437 Madison Avenue
Branch                                            New York, NY 10022                New York, NY 10022
                                                  Facsimile No.: (212) 318-9318     Facsimile No.: (212) 318-9318
                                                  Attn: Cliff Abramsky              Attn: Cliff Abramsky
--------------------------------------------------------------------------------------------------------------------
Morgan Guaranty Trust           3.1000000000%     60 Wall Street                    Nassau Bahamas Office
Company of New York                               New York, NY 10260-0060           c/o J.P. Morgan Services, Inc.
                                                  Facsimile No.: (212) 648-5014     500 Stanton Christiana Road
                                                  Attn: Dennis Wilczek              Newark, DE 19713-2107
                                                                                    Facsimile No.: 302-634-1852
                                                                                    Attn: Jeannie L. Mattson
--------------------------------------------------------------------------------------------------------------------
Republic National Bank of New   3.0000000000%     452 Fifth Avenue                  452 Fifth Avenue
York                                              New York, NY 10018                New York, NY 10018
                                                  Facsimile No.: (212) 525-8370     Facsimile No.: (212) 525-8370
                                                  Attn: Garry Weiss                 Attn: Garry Weiss
--------------------------------------------------------------------------------------------------------------------
Societe Generale                7.4888888880%     1221 Avenue of the Americas       1221 Avenue of the Americas
                                                  New York, NY 10020                New York, NY 10020
                                                  Facsimile No.: (212) 278-7997     Facsimile No.: (212) 278-7997
                                                  Attn: Bob Peterson                Attn: Bob Peterson
--------------------------------------------------------------------------------------------------------------------
Standard Chartered Bank         5.0000000000%     7 World Trade Center              7 World Trade Center
                                                  New York, NY 10048-2627           New York, NY 10048-2627
                                                  Facsimile No.: (212) 667-0193     Facsimile No.: (212) 667-0193
                                                  Attn: Shafiq Rahman               Attn: Shafiq Rahman
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                REVOLVING LOAN
      LENDER NAME           COMMITMENT PERCENTAGES       DOMESTIC OFFICE                     LIBOR OFFICE
--------------------------------------------------------------------------------------------------------------------
Sun Trust Bank                  6.0000000000%     711 Fifth Avenue, 16th Floor      711 Fifth Avenue, 16th Floor
                                                  New York, NY 10022                New York, NY 10022
                                                  Facsimile No.: (212) 667-0193     Facsimile No.: (212) 667-0193
                                                  Attn: Laura Kahn                  Attn: Laura Kahn
--------------------------------------------------------------------------------------------------------------------
Unicredit Italiano              2.5000000000%     375 Park Avenue                   375 Park Avenue
                                                  New York, NY 10152                New York, NY 10152
                                                  Facsimile No.: (212) 546-9675     Facsimile No.: (212) 546-9675
                                                  Attn: Christopher Eldin           Attn: Christopher Eldin
--------------------------------------------------------------------------------------------------------------------
Wachovia Bank, N.A.             5.0000000000%     191 Peachtree Street              191 Peachtree Street
                                                  Atlanta, GA 30303                 Atlanta, GA 30303
                                                  Facsimile No.: (404) 332-6898     Facsimile No.: (404) 332-6898
                                                  Attn: James Barwis                Attn: James Barwis
--------------------------------------------------------------------------------------------------------------------

                                                                    SCHEDULE 7.1

THE WARNACO GROUP INC. & SUBSIDIARIES
ENTITY LISTING
ALPHABETICAL BY ENTITY


ENTITY
---------------------------------------------------------------------------
184 Benton Street Inc.
A.B.S. Clothing Collection Inc.
Abbeville Manufacturing Co.
AEI Management Corporation
Blanche Inc.
Broadway Jeanswear Company Inc.
Broadway Jeanswear Holding Inc.
Broadway Jeanswear Sourcing Inc.
C.F. Klein France SNC                                       a
Calvin Klein Jeanswear Company                              b
Centro Corte de Tella S.A. de C.V.                          a
CKJ Holdings Inc.                                           b
CKJ Sourcing Inc.
Designer Holdings Ltd.                                      b
Designer Holdings Overseas Ltd.                             a
Donatex-Warnaco S.A.                                        a
Euralis S.A.S.                                              a
GJM (HK) Manufacturing Ltd.                                 a
GJM (Philippines) Manufacturing Inc.                        a
GJM Lanka Manufacturing (Private) Ltd.                      a
Gregory Street Inc.                                         b
Hamlet Manufacturing S.A.                                   a
Hamlet Shirt Company Ltd.                                   a
Industrios del Valla, S.A. de C.V. (INVASA)                a,c
Izka SC                                                     a
Jeanswear Holdings Inc.                                     b
Juarmex S.A. de C.V.                                        a
Kal Jay Manufacturing Company
Lejaby S.A.S.                                               a
Leratex-Warnaco GeambH                                      a
Leratex-Warnaco Ltd.                                        a
Linda Vista de Texcale S.A. de C.V.                         a
Linda Vista de Veracruz S.A. de C.V.                        a
Linlex-Warnaco S.A.                                         a
LMK Ltd.                                                    a
Mulson International BV                                     a
MulaiKion B.V.                                              a
Myrtle Avenue Inc.                                          b
New Bedford Shippers Corp.
Olga de Villanueva S.A.                                     a
Olguita de Mexico S.A.                                      a
Outlet Holdings Inc.
Outlot Stores Inc.                                          b
Panyu GJM Shatou Manufacturing Limited                      a
Penhaligon & Joavons Investments Ltd.                       a
Penhaligon's (1870) Inc.
Penhaligon's by Request, Inc.
Penhaligon's Ltd.                                           a
Penhaligon's Pacific                                        a
PMJ S.A.                                                    a
Private Pleasures Ltd.                                      a
Rio Sportswear Inc.
STAR Warnaco International                                 a,c
The Bra Company Limited                                    a,d
Tibet Servisport Inc.                                       a
Ventures Ltd.
Vista os Huantantia S.A. de C.V.                            a

THE WARNACO GROUP INC. & SUBSIDIARIES
ENTITY LISTING
ALPHABETICAL BY ENTITY


ENTITY
---------------------------------------------------------------------------
Vista de Puebla S.A. de C.V.                               a
Vista de Tella S.A. de C.V.                                a
WAC Internacional Distribution S.A. de C.V.                a
Warnaco Ltd.
Warnaco (H.K.) Ltd.                                        a
Warnaco (H.K.) Ltd. - Hong Kong Branch                     a
Warnaco (H.K.) Ltd. - Korea Liason Office                  a
Warnaco (H.K.) Ltd. - Pakistan Liason Office               a
Warnaco (H.K.) Ltd. - Panyu Representative Office          a
Warnaco B.V.                                               a
Warnaco France SARL                                        a
Warnaco Group Inc.
Warnaco Holland B.V.                                       a
Warnaco Inc.                                               b
Warnaco International Inc.                                 b
Warnaco International LLC
Warnaco Intimo (Spain) S.A.                                a
Warnaco Japan K.K.                                         a
Warnaco Lac One GmbH                                       a
Warnaco Lac Two GmbH                                       a
Warnaco Lac Two GmbH & Co. KG                              a
Warnaco Ltd. (U.K.)                                        a
Warnaco Men's Sportswear Inc.
Warnaco Netherlands B.V.                                   a
Warnaco of Canada Company                                  a
Warnaco Operations Corporation                             b
Warnaco Sourcing Inc.
Warnaco South Africa (Proprietary) Limited                 a
Warnaco Srl                                                a
Warnaco U.S. Inc.                                          b
Warnaco Ventures Ltd.
Warner's (EIRE) Teoranta                                   a
Warner's (U.K.) Ltd.                                       a
Warner's Aiglon S.A.                                       a
Warner's Company (Belgium) S.A.                            a
Warner's de Costa Rica Inc.
Warner's de Honduras S.A.                                  a
Warner's de Mexico S.A. de C.V.                            a

a   Foreign Entity
b   Domestic Entity with assets or EBITDA in excess of $15 miolion
c   INVASA - 50% interest through Warnaco Inc.
d   The Bra Company - 50% interest through Warner's UK Ltd.
e   STAR/Warnaco International - 50% interest through Warnaco International LLC

                                                                    SCHEDULE 8.2

                              ASSETS HELD FOR SALE

1. Assets related to the C.F. Hathaway division
2. Knitwear division assets including Aguas Buenas, Puerto Rico
3. 80 Park Avenue, Apartment 15J, New York, NY 10016
4. Dothan, Alabama plant assets
5. Honduras Joint Venture - Invasa
6. 838,235 shares of common stock of Interworld Corporation
7. Certain other Internet-related investments
8. Investment in ARIS Industries

                                                                       EXHIBIT A

                                      NOTE

$________                                                      November __, 1999

        FOR VALUE RECEIVED, the undersigned, [WARNACO INC., a Delaware corporation (the "U.S. Borrower")] [DESIGNER HOLDINGS, LTD., a Delaware corporation (the "Sub Borrower"] [WARNACO (HK) LTD., a company organized under the laws of Barbados ("Warnaco (HK)")] [WARNACO B.V., a company organized under the laws of The Netherlands ("Warnaco B.V.")] [WARNACO NETHERLANDS B.V., a company organized under the laws of The Netherlands ("Warnaco Netherlands")] [WARNACO HOLLAND B.V., a company organized under the laws of The Netherlands ("Warnaco Holland")], promises to pay to the order of [_____________] (the "Lender") on the Stated Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of ___________ DOLLARS ($_________) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Sixth Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Warnaco Inc., Designer Holdings, Ltd., the wholly-owned Domestic Subsidiaries designated by Group (as hereinafter defined) as Warnaco Sub Borrowers from time to time, Warnaco (HK) Ltd., Warnaco B.V., Warnaco Netherlands B.V., Warnaco Holland B.V., The Warnaco Group, Inc. ("Group"), the various financial institutions as are or may become parties thereto, Societe Generate, as Documentation Agent for the Lenders, Citibank, N.A., as Syndication Agent for the Lenders, The Bank of Nova Scotia ("Scotiabank"), as Administrative Agent for the Lenders and Scotiabank and Salomon Smith Barney, Inc. as the Arrangers.

        [The U.S. Borrower] [The Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum, on the dates and in the manner specified in the Credit Agreement.

        Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

        This Note is one of the Notes referred to in, and evidences Debt incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which [the U.S. Borrower] [the Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco

Netherlands] [Warnaco Holland] is permitted and required to make prepayments and repayments of principal of the Debt evidenced by this Note and on which such Debt may be declared to be immediately due and payable in accordance with the terms and provisions of the Credit Agreement. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

        All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

        THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                                      [WARNACO INC.]
                                                      [DESIGNER HOLDINGS, LTD.]
                                                      [WARNACO (HK) LTD.]
                                                      [WARNACO B.V.]
                                                      [WARNACO NETHERLANDS B.V.]
                                                      [WARNACO HOLLAND B.V.]


                                                      By___________________
                                                        Title:

                                LOANS AND PRINCIPAL PAYMENTS

                        Interest
        Amount of        Period      Unpaid Principal   Unapaid Principal          Notation
Date    Loan Made    (If Applicable)      Repaid            Balance        Total    Made By
----   -----------   ---------------    -----------        -----------     -----    --------
       Base   LIBO                      Base   LIBO        Base   LIBO
       Rate   Rate                      Rate   Rate        Rate   Rate
       ----   ----                      ----   ----        ----   ----




                                                                       EXHIBIT B

                                ISSUANCE REQUEST

The Bank of Nova Scotia,
  as Administrative Agent
One Liberty Plaza
New York, New York 10006

Attention: Ralph Davis

             WARNACO INC./DESIGNER HOLDINGS, LTD./WARNACO (HK) LTD./ WARNACO B.V./ WARNACO NETHERLANDS B.V./ WARNACO HOLLAND B.V.

Gentlemen and Ladies:

        This Issuance Request is delivered to you pursuant to Section 4.1.1 of the Sixth Amended and Restated Credit Agreement, dated as of November 17, 1999 (as amended, supplemented amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Warnaco Inc., a Delaware corporation (the "U.S. Borrower"), Designer Holdings, Ltd., a Delaware corporation (the "Sub Borrower"), the wholly-owned Domestic Subsidiaries designated by Group (as hereinafter defined) from time to time in accordance with Section 11.18 of the Credit Agreement and set forth on Schedule I thereto (the "Warnaco Sub-Borrowers"), Warnaco (HK) Ltd., a company organized under the laws of Barbados ("Warnaco (HK)"), Warnaco B.V., a company organized under the laws of The Netherlands ("Warnaco B.V."), Warnaco Netherlands B.V., a company organized under the laws of The Netherlands ("Warnaco Netherlands"), Warnaco Holland B.V., a company organized under the laws of The Netherlands ("Warnaco Holland"; together with Warnaco (HK), Warnaco B.V. and Warnaco Netherlands, the "Foreign Borrowers"), The Warnaco Group, Inc., a Delaware corporation ("Group"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Societe Generale, as documentation agent (the "Documentation Agent") for the Lenders, Citibank, N.A., as syndication agent (the "Syndication Agent") for the Lenders, The Bank of Nova Scotia ("Scotiabank"), as administrative agent (the "Administrative Agent") for the Lenders and Scotiabank and Salomon Smith Barney, Inc. as co-lead arrangers and co-book managers (the "Arrangers "). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        [The U.S. Borrower] [The Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] hereby requests that on__, 19__, (the "Date of

Issuance") The Bank of Nova Scotia (the "Fronting Bank") [issue a Documentary Letter of Credit on ________________, 19__ in the initial Stated Amount of $_____________ with a Stated Expiry Date (as defined in the Credit Agreement) of __________________, 19 ] [extend the Stated Expiry Date (as defined under Documentary Letter of Credit No.__,issued on __________________, 19__, in the initial Stated Amount of $___) to a revised Stated Expiry Date (as defined in the Credit Agreement) of __________________, 19__].

        The beneficiary of the requested Letter of Credit will be________________________, and such Letter of Credit will be in support of_______________________________.

        [The U.S. Borrower] [The Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] hereby acknowledges that, pursuant to
Section 6.2.2 of the Credit Agreement, each of the delivery of this Issuance Request and the [issuance] [extension] of the Letter of Credit requested hereby constitutes a representation and warranty by [the U.S. Borrower] [the Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] that, on such date of [issuance] [extension] all statements set forth in Section
6.2.1 are true and correct in all material respects.

        [The U.S. Borrower] [The Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] agrees that if, prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby the Administrative Agent and the Fronting Bank shall receive written notice to the contrary from [the U.S. Borrower] [the Sub Borrower] [Warnaco
(HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland], each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

        IN WITNESS WHEREOF, the undersigned has caused this request to be executed and delivered by its duly Authorized Officer this __ day of _______________ 19__.

                                                      [WARNACO INC.]
                                                      [DESIGNER HOLDINGS, LTD.]
                                                      [WARNACO (HK) LTD.]
                                                      [WARNACO B.V.]
                                                      [WARNACO NETHERLANDS B.V.]
                                                      [WARNACO HOLLAND B.V.]

                                                      By________________________
                                                        Title:

                                                                       EXHIBIT C

                               BORROWING REQUEST

The Bank of Nova Scotia,
  as Administrative Agent
One Liberty Plaza
New York, New York 10006

Attention: Ralph Davis

            WARNACO INC./DESIGNER HOLDINGS, LTD./WARNACO (HK) LTD./ WARNACO B.V./ WARNACO NETHERLANDS B.V./ WARNACO HOLLAND B.V.

Gentlemen and Ladies:

        This Borrowing Request is delivered to you pursuant to Section 2.3 of the Sixth Amended and Restated Credit Agreement, dated as of November 17, 1999 (as amended, supplemented amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Warnaco Inc., a Delaware corporation (the "U.S. Borrower"), Designer Holdings, Ltd., a Delaware corporation (the "Sub Borrower"), the wholly-owned Domestic Subsidiaries designated by Group (as hereinafter defined) from time to time in accordance with Section 11.18 of the Credit Agreement and set forth on Schedule I thereto (the "Warnaco Sub-Borrowers"), Warnaco (HK) Ltd., a company organized under the laws of Barbados ("Warnaco (HK)"), Warnaco B.V., a company organized under the laws of The Netherlands ("Warnaco B.V."), Warnaco Netherlands B.V., a company organized under the laws of The Netherlands ("Warnaco Netherlands"), Warnaco Holland B.V., a company organized under the laws of The Netherlands ("Warnaco Holland"; together with Warnaco (HK), Warnaco B.V. and Warnaco Netherlands, the "Foreign Borrowers"), The Warnaco Group, Inc., a Delaware corporation ("Group"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Societe Generale, as documentation agent (the "Documentation Agent") for the Lenders, Citibank, N.A., as syndication agent (the "Syndication Agent") for the Lenders, The Bank of Nova Scotia ("Scotiabank"), as administrative agent (the "Administrative Agent") for the Lenders and Scotiabank and Salomon Smith Barney, Inc. as co-lead arrangers and co-book managers (the "Arrangers"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        [The U.S. Borrower] [The Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] hereby requests that a Loan be made in the aggregate principal amount of $____________ on __________________, 19__ as a
[LIBO Rate Loan having an Interest Period of [one] [three] [six] month(s)] [Base Rate Loan].

        [The U.S. Borrower] [The Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] hereby acknowledges that, pursuant to
Section 6.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by [the U.S. Borrower] [the Sub Borrower] [Warnaco
(HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] of the proceeds of the Loans requested hereby constitute a representation and warranty by [the U.S. Borrower] [the Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] that, on the date of the making of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 6.2.1 are true and correct in all material respects.

        [The U.S. Borrower] [The Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from [the U.S. Borrower] [the Sub Borrower] [Warnaco
(HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland], each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

        Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

     Amount to be Transferred                         Person to be Paid
                                                Name, Account No., Address, etc.

  $____________                                   ___________________________

                                                  ___________________________

                                                  ___________________________

                                                  Attention:

  $____________                                   ___________________________

                                                  ___________________________

                                                  ___________________________

                                                  Attention:

        [The U.S. Borrower] [The Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of 19__.

                                                      [WARNACO INC.]
                                                      [DESIGNER HOLDINGS, LTD.]
                                                      [WARNACO (HK) LTD.]
                                                      [WARNACO B.V.]
                                                      [WARNACO NETHERLANDS Bay.]
                                                      [WARNACO HOLLAND B.V.]



                                                      By________________________
                                                        Title:

                                                                       EXHIBIT D

                         CONTINUATION/CONVERSION NOTICE

The Bank of Nova Scotia,
  as Administrative Agent
One Liberty Plaza
New York, New York 10006

Attention: Ralph Davis

            WARNACO INC./DESIGNER HOLDINGS, LTD./WARNACO (HK) LTD./ WARNACO B.V./WARNACO NETHERLANDS B.V./WARNACO HOLLAND B.V.

Gentlemen and Ladies:

        This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.4 of the Sixth Amended and Restated Credit Agreement, dated as of November 17, 1999 (as amended, supplemented amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Warnaco Inc., a Delaware corporation (the "U.S. Borrower"), Designer Holdings, Ltd., a Delaware corporation (the "Sub Borrower"), the wholly-owned Domestic Subsidiaries designated by Group (as hereinafter defined) from time to time in accordance with Section 11.18 of the Credit Agreement and set forth on Schedule I thereto (the "Warnaco Sub-Borrowers"), Warnaco (HK) Ltd., a company organized under the laws of Barbados ("Warnaco (HK)"), Warnaco B.V., a company organized under the laws of The Netherlands ("Warnaco B.V."), Warnaco Netherlands B.V., a company organized under the laws of The Netherlands ("Warnaco Netherlands"), Warnaco Holland B.V., a company organized under the laws of The Netherlands ("Warnaco Holland"; together with Warnaco (HK), Warnaco B.V. and Warnaco Netherlands, the "Foreign Borrowers"), The Warnaco Group, Inc., a Delaware corporation ("Group"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Soci6t6 Generale, as documentation agent (the "Documentation Agent") for the Lenders, Citibank, N.A., as syndication agent (the "Syndication Agent") for the Lenders, The Bank of Nova Scotia ("Scotiabank"), as administrative agent (the "Administrative Agent") for the Lenders and Scotiabank and Salomon Smith Barney, Inc. as co-lead arrangers and co-book managers (the "Arrangers"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        [The U.S. Borrower] [The Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] hereby requests that on _______________, 19__,

                (1) $_______ of the presently outstanding principal amount of the Loans originally made on ________________, 19__ to such Borrower,

                (2) and all presently being maintained as [Base Rate Loans] [LIBO Rate Loans],

                (3) be [converted into] [continued as],

                (4) [LIBO Rate Loans having an Interest Period of [one] [three] [six] month(s)] [Base Rate Loans].

        [The U.S. Borrower] [The Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] hereby:

                (a) certifies and warrants that no Default has occurred and is continuing; and

                (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from [the U.S. Borrower] [the Sub Borrower] [Warnaco
(HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland], each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

        [The U.S. Borrower] [The Sub Borrower] [Warnaco (HK)] [Warnaco B.V.] [Warnaco Netherlands] [Warnaco Holland] has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this __ day of _______________, 19__.

                                                      [WARNACO INC.]
                                                      [DESIGNER HOLDINGS, LTD.]
                                                      [WARNACO (HK) LTD.]
                                                      [WARNACO B.V.]
                                                      [WARNACO NETHERLANDS B.V.]
                                                      [WARNACO HOLLAND B.V.]

                                                      By________________________
                                                        Title:

                                                                       EXHIBIT E

                          LENDER ASSIGNMENT AGREEMENT

To: Warnaco Inc.
    90 Park Avenue
    New York, New York 10016
    Attn: Chief Financial Officer

To: The Bank of Nova Scotia,
     as Administrative Agent
    One Liberty Plaza
    New York, New York 10006
    Attn: Claudio Chappell

            WARNACO INC./DESIGNER HOLDINGS, LTD./WARNACO (HK) LTD./ WARNACO B.V./WARNACO NETHERLANDS B.V./WARNACO HOLLAND B.V.

Gentlemen and Ladies:

        We refer to clause (d) of Section 11.11.1 of the Sixth Amended and Restated Credit Agreement, dated as of November 17, 1999 (as amended, supplemented amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Warnaco Inc., a Delaware corporation (the "U.S. Borrower"), Designer Holdings, Ltd., a Delaware corporation (the "Sub Borrower"), the wholly-owned Domestic Subsidiaries designated by Group (as hereinafter defined) from time to time in accordance with Section 11.18 of the Credit Agreement and set forth on Schedule I thereto (the "Warnaco Sub-Borrowers"), Warnaco (HK) Ltd., a company organized under the laws of Barbados ("Warnaco (HK)"), Warnaco B.V., a company organized under the laws of The Netherlands ("Warnaco B.V."), Warnaco Netherlands B.V., a company organized under the laws of The Netherlands ("Warnaco Netherlands"), Warnaco Holland B.V., a company organized under the laws of The Netherlands ("Warnaco Holland"; together with Warnaco (HK), Warnaco B.V. and Warnaco Netherlands, the "Foreign Borrowers"), The Warnaco Group, Inc., a Delaware corporation ("Group"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Societe Generale, as documentation agent (the "Documentation Agent") for the Lenders, Citibank, N.A., as syndication agent (the "Syndication Agent") for the Lenders, The Bank of Nova Scotia ("Scotiabank"), as administrative agent (the "Administrative Agent") for the Lenders and Scotiabank and Salomon Smith Barney, Inc. as co-lead arrangers and co-book managers (the "Arrangers"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        This agreement is delivered to you pursuant to clause (d) of Section
11.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (c) of Section 11.11.1 of the Credit Agreement, of the assignment and delegation to ____________________ (the "Assignee") of ___% of the Loans and Commitments of __________________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

        [Add paragraph dealing with accrued interest and fees with respect to Obligations assigned.]

        The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments [and Loans] under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by any Agent.


        Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent

                (a) the Assignee

                        (i) shall be deemed automatically to have become a party
                to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

                        (ii) agrees to be bound by the terms and conditions set
                forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

                (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

        The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Administrative Agent the processing fee referred to in Section 11.11.1 of the Credit Agreement upon the delivery hereof.

        The Assignee hereby advises each of you of the following administrative details with respect to the assigned [Loans and] Commitments and requests the Administrative Agent to acknowledge receipt of this document:

                (A) Address for Notices:
                    Institution Name:
                    Attention:
                    Domestic Office:

                         _________________

                         _________________

                         _________________

                        Telephone:
                        Facsimile:
                        Telex (Answerback):

                    LIBOR Office:

                         _________________

                         _________________

                         _________________

                         Telephone:
                         Facsimile:
                         Telex (Answerback):

                (B) Payment Instructions:

                         _________________

                         _________________

                         _________________

        The Assignee agrees to furnish the tax forms required by Section 5.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Administrative Agent.

        This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage [ASSIGNOR]

Loan Commitment
and Loans:               ___%                       By:_________________________
                                                       Title:
Letters of Credit:       ___%
Acceptances:             ___%

Percentage [ASSIGNEE]

Loan Commitment
and Loans:               ___%                       By:_________________________
                                                       Title:
Letters of Credit:       ___%
Acceptances:             ___%



Accepted and Acknowledged
this __ day of ______________, 19__

THE BANK OF NOVA SCOTIA,
  as Administrative Agent

By:____________________________
  Title:

WARNACO INC.

By:____________________________
  Title:

                                                                     EXHIBIT F-1

                      SECOND AMENDED AND RESTATED GUARANTY

     SECOND AMENDED AND RESTATED GUARANTY (this "Guaranty"), dated as of July 31, 1998 (amending and restating the Amended and Restated Guaranty dated as of August 12, 1997, the "Existing Guaranty"), made by THE WARNACO GROUP, INC., a Delaware corporation (the "Guarantor"), in favor of the Lender Parties (as defined below) and THE BANK OF NOVA SCOTIA, as administrative agent (the "Administrative Agent") for the Lender Parties.

     PRELIMINARY STATEMENT. Warnaco Inc., a Delaware corporation, Designer Holdings, Ltd., a Delaware corporation, the wholly-owned Domestic Subsidiaries designated from time to time, Warnaco (HK) Ltd., a company organized under the laws of Barbados, Warnaco B.V., a company organized under the laws of The Netherlands, Warnaco Netherlands B.V., a company organized under the laws of The Netherlands, Warnaco Holland B.V. a company organized under the laws of The Netherlands (together with each of the foregoing entities, the "Borrowers") and the Guarantor have heretofore entered into a Fourth Amended and Restated Credit Agreement, dated as of February 19, 1998 (as amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement"), with the Administrative Agent, Citibank, N.A. ("Citibank"), as the Documentation Agent and the lenders party thereto. Concurrently with the execution and delivery of this Guaranty, the Existing Credit Agreement is being amended and restated in its entirety as the Fifth Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Guarantor, the Borrowers, the Lenders party thereto (the "Lender Parties"), Societe Generale as Documentation Agent, Citibank, as Syndication Agent, and the Administrative Agent. The Guarantor has derived and will continue to derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement. It is a condition precedent to the effectiveness of the Credit Agreement and the maintaining and making of Credit Extensions by the Lenders thereunder that the Guarantor, as the owner of 100% of the outstanding shares of stock and other ownership interests of each Borrower, shall have executed and delivered this Guaranty.

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to maintain and make Credit Extensions (including the initial Credit Extensions) to each Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Lender Party, as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble.

     "Borrowers" is defined in the first recital.

     "Credit Agreement" is defined in the first recital.

     "Existing Credit Agreement" is defined in the first recital.

     "Existing Guaranty" is defined in the preamble.

     "Guarantor" is defined in the preamble.

     "Guaranty" is defined in the preamble.

     "Lender Parties" is defined in the first recital.

     "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

     SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.


                                   ARTICLE II

                              GUARANTY PROVISIONS

     SECTION 2.1 Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

          (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations of each Borrower and each other obligor, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362 (a) of the United States Bankruptcy Code, 11 U.S.C. 'SS'362(a), and the operation of Sections 502 (b) and 506 (b) of the United States Bankruptcy Code, 11 U.S.C. 'SS'502 (b) and 'SS'506(b)), and

          (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty.

provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

     SECTION 2.2 Acceleration of Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of any Borrower or the dissolution (other than to the extent permitted by the Credit Agreement) or insolvency of any other Obligor or the Guarantor, or the inability or failure of any Borrower, any other obligor or the Guarantor to pay debts as they become due, or an assignment by any Borrower, any other Obligor or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Borrower, any other Obligor or the Guarantor under any bankruptcy, insolvency or similar laws, and with respect to any involuntary case or proceeding, such case or proceeding remains undismissed for a period of 30 days, and if any such event shall occur at a time when any of the obligations of each Borrower and each other obligor may not then be due and payable, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

     SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of each Borrower and each other

Obligor have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full, all Letters of Credit have been terminated or expired, all Acceptances shall have matured or expired and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of each Borrower and each other Obligor and their respective Subsidiaries will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

          (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note, any Letter of Credit, any Acceptance or any other Loan Document;

          (b) the failure of any Lender Party or any holder of any Note

               (i) to assert any claim or demand or to enforce any right or remedy against any Borrower, any other obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any Letter of Credit, any Acceptance, any other Loan Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of any obligations of any Borrower or any other Obligor;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower or any other Obligor, or any other extension, compromise or renewal of any obligation of any Borrower or any other obligor;

          (d) any reduction, limitation, impairment or termination of the obligations of any Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of any Borrower, any other Obligor or otherwise;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note, any Letter of Credit, any Acceptance, or any other Loan Document;

          (f) any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of any Borrower or any other obligor; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other obligor, any surety or any guarantor.

     SECTION 2.4 Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower, any other obligor or otherwise, all as though such payment had not been made.

     SECTION 2.5 Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of any Borrower or any other obligor and this Guaranty and any requirement that the Administrative Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of any Borrower or any other Obligor, as the case may be.

     SECTION 2.6 Postponement of Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all obligations of each Borrower and each other Obligor. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full of all Obligations of each Borrower and each other Obligor shall be held in trust for the benefit of the Lender Parties and each holder of a Note and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of each Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

          (a) the Guarantor has made payment to the Lender Parties and each holder of a Note of all or any part of the Obligations of any Borrower or any other Obligor, and

          (b) all Obligations of each Borrower and each other Obligor have been paid in full, all Letters of Credit have been terminated or expired, each Acceptance shall have matured or expired and all Commitments have been permanently terminated, each Lender Party and each holder of a Note agrees that, at the Guarantor's request, the Administrative Agent, on behalf of the Lender Parties and the holders of the Notes, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of each Borrower and each other Obligor resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against any Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender Party or any holder of a Note.

     SECTION 2.7 Successors, Transferees and Assigns; Transfers of Notes, etc. This Guaranty shall:

          (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

          (b) inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party.

Without limiting the generality of clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of Section 11.11 and Article X of the Credit Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties. The Guarantor hereby represents and warrants unto each Lender Party as set forth in this Article III.

     SECTION 3.1.1 Credit Agreement Representations and Warranties. As to all matters contained in Article VII of the Credit Agreement, as in effect on the date hereof, insofar as applicable to the Guarantor, the Guarantor's properties or the Guarantor's obligations under the documents executed and delivered in connection with the Credit Agreement, each such representation and warranty set forth in such Section (insofar as so applicable) and all other terms of the Credit Agreement, as in effect on the date hereof, to which reference is made therein, together with all related definitions and ancillary provisions, are hereby incorporated into this Guaranty by reference with respect to the Guarantor as though specifically set forth in this Section 3.1.1.

     SECTION 3.1.2 Authority. The Guarantor has full power and authority to enter into and perform its obligations under this Guaranty.

     SECTION 3.1.3 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action (including but not limited to any consent of stockholders required by law or its organizational documents), and do not

          (a) contravene the Guarantor's organizational documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Guarantor; or

          (c) result in, or require the creation or imposition of, any lien, security interest, encumbrance, pledge or hypothecation on any of the Guarantor's properties.

     SECTION 3.1.4 Validity, etc. This Guaranty constitutes the legal, valid and binding obligations of the Guarantor enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws affecting creditors' rights generally and general principles of equity.

     SECTION 3.1.5 Authorization, Approval, etc. No authorization, consent, approval, or other action by, and no notice to, filing with, or license from, any governmental authority, regulatory body or any other person is required for due execution, delivery or performance by the Guarantor of this Guaranty.

                                   ARTICLE IV

                                COVENANTS, ETC.

     SECTION 4.1 Covenants. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding Commitment, the Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this Section 4.1.

     SECTION 4.1.1 Credit Agreement Covenants. The Guarantor will comply with and be bound by all of the agreements, covenants and obligations contained in
Article VIII of the Credit Agreement. Each such agreement, covenant and obligation contained in such Sections and all other terms of the Credit Agreement and the documents executed in connection therewith to which reference is made therein, together with all related definitions and ancillary provisions, each as in effect on the date hereof, is hereby incorporated into this Guaranty by reference as though specifically set forth in this Section 4.1.1, and each such agreement, covenant and obligation shall, for purposes hereof, survive the termination of the Credit Agreement.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

     SECTION 5.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Article XI thereof.

     SECTION 5.2 Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7);

provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lenders.

     SECTION 5.3 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 5.4 Notices. All notices and other communications provided to the Guarantor under this Guaranty shall be in writing or by facsimile and addressed, delivered or transmitted to the Guarantor at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by the Guarantor in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     SECTION 5.5 No Waiver; Remedies. In addition to, and not in limitation of,
Section 2.3 and Section 2.5, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 5.6 Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

     SECTION 5.7 Setoff. Each Lender Party shall, upon the occurrence of any event or condition described in Section 9.1.6 of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with or otherwise held by such Lender Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 5.8 of the Credit Agreement. Each Lender Party agrees promptly to notify the Guarantor and the Administrative Agent after any such setoff and application made by such Lender Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender Party may have.

     SECTION 5.8 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     SECTION 5.9 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. FOR PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTY, THE GUARANTOR HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.

     SECTION 5.10 Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                        THE WARNACO GROUP, INC.

                                        By
                                          ------------------------------
                                          Title:

                                          Address:  90 Park Avenue
                                                    New York, New York 10016

                                          Attention:  Chief Financial Officer

                                          Telecopy No.:  (212) 687-0480

                                                                     EXHIBIT F-2

                      SECOND AMENDED AND RESTATED GUARANTY

        SECOND AMENDED AND RESTATED GUARANTY (this "Guaranty"), dated as of July 31, 1998 (amending and restating the Amended and Restated Guaranty dated as of August 12, 1997, the "Existing Guaranty"), made by certain of the Persons listed on the signature pages hereof (each Person listed on the signature pages hereof, a "Guarantor" and collectively, the "Guarantors"), in favor of the Lender Parties (as defined below) and THE BANK OF NOVA SCOTIA, as administrative agent (the "Administrative Agent") for the Lender Parties.

        PRELIMINARY STATEMENT. Warnaco Inc., a Delaware corporation, Designer Holdings, Ltd., a Delaware corporation, the wholly-owned Domestic Subsidiaries designated from time to time, Warnaco (HK) Ltd., a company organized under the laws of Barbados, Warnaco B.V., a company organized under the laws of The Netherlands, Warnaco Netherlands B.V., a company organized under the laws of The Netherlands, Warnaco Holland B.V., a company organized under the laws of The Netherlands (together with each of the foregoing entities, the "Borrowers") and the Warnaco Group, Inc., a Delaware corporation ("Group") have heretofore entered into a Fourth Amended and Restated Credit Agreement, dated as of February 19, 1998 (as amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement"), with the Administrative Agent, Citibank, N.A. ("Citibank"), as the Documentation Agent and the lenders party thereto. Concurrently with the execution and delivery of this Guaranty, the Existing Credit Agreement is being amended and restated in its entirety as the Fifth Amended and Restated Credit Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Group, the Borrowers, the Lenders party thereto (the "Lender Parties"), Societe Generale, as Documentation Agent, Citibank, as Syndication Agent, and the Administrative Agent. Each Guarantor has derived and will continue to derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the effectiveness of the Credit Agreement and the maintaining and making of Credit Extensions by the Lenders thereunder that each Guarantor shall have executed and delivered this Guaranty.

        NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to maintain and make Credit Extensions (including the initial Credit Extensions) to each Borrower pursuant to the

Credit Agreement, each Guarantor agrees, for the benefit of each Lender Party, as follows:


                                    ARTICLE I

                                  DEFINITIONS

        SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof)

        "Administrative Agent" is defined in the preamble.

        "Borrowers" is defined in the first recital.

        "Credit Agreement" is defined in the first recital.

        "Existing Credit Agreement" is defined in the first recital.

        "Existing Guaranty" is defined in the preamble.

        "Group" is defined in the first recital.

        "Guarantor" is defined in the preamble.

        "Guaranty" is defined in the preamble.

        "Lender Parties" is defined in the first recital.

        "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

        SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

        SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                              GUARANTY PROVISIONS

        SECTION 2.1 Guarantv. Each Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably

             (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each Borrower and each other Obligor, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362 (a) of the United States Bankruptcy Code, 11 U.S.C. 'SS'362(a), and the operation of Sections
        502 (b) and 506 (b) of the United States Bankruptcy Code, 11 U.S.C. 'SS'502 (b) and 'SS'506(b)), and

             (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty.

provided, however, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.

        SECTION 2.2 Acceleration of Guaranty. Each Guarantor agrees that, in the event of the dissolution or insolvency of any Borrower or the dissolution (other than to the extent permitted by the Credit Agreement) or insolvency of any other Obligor or such Guarantor, or the inability or failure of any Borrower, any other Obligor or such Guarantor to pay debts as they become due, or an assignment by any Borrower, any other Obligor or such Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Borrower, any other Obligor or such Guarantor under any bankruptcy, insolvency or similar laws, and with respect to any involuntary case or proceeding, such case or proceeding remains undismissed for a period of 30 days, and if any such event shall occur at a time when any of the obligations of any Borrower and each other

Obligor may not then be due and payable, such Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by such Guarantor if all such Obligations were then due and payable.

        SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a joint and several, continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of each Borrower and each other Obligor have been paid in full, all obligations of each Guarantor hereunder shall have been paid in full, all Letters of Credit have been terminated or expired, all Acceptances shall have matured or expired and all Commitments shall have terminated. Each Guarantor guarantees that the Obligations of each Borrower and each other Obligor and their respective Subsidiaries will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several and shall be absolute, unconditional and irrevocable irrespective of:

             (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note, any Letter of Credit, any Acceptance or any other Loan Document;

             (b) the failure of any Lender Party or any holder of any Note

                 (i) to assert any claim or demand or to enforce any right or remedy against any Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any Letter of Credit, any Acceptance, any other Loan Document or otherwise, or

                 (ii) to exercise any right or remedy against any other
             guarantor of any obligations of any Borrower or any other Obligor;

             (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower or any other Obligor, or any other extension, compromise or renewal of any obligation of any Borrower or any other Obligor;

             (d) any reduction, limitation, impairment or termination of the obligations of any Borrower or any other Obligor for any reason, including any claim of waiver, release,surrender, alteration or compromise, and shall not be subject to (and such Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of any Borrower, any other Obligor or otherwise;

             (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note, any Letter of Credit, any Acceptance or any other Loan Document;

             (f) any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of any Borrower or any other Obligor; or

             (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Obligor, any surety or any guarantor.

        SECTION 2.4 Reinstatement, etc. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower, any other Obligor or otherwise, all as though such payment had not been made.

        SECTION 2.5 Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations of any Borrower or any other Obligor and this Guaranty and any requirement that the Administrative Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of any Borrower or any other Obligor, as the case may be.

        SECTION 2.6 Postponement of Subrogation, etc. None of the Guarantors will exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of each Borrower and each other Obligor. Any amount paid to any such Guarantor on account of any such subrogation rights prior to the payment in full of all Obligations of each Borrower and each other obligor shall be held in trust for the benefit of the Lender Parties and each holder of a Note and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of each Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

             (a) a Guarantor has made payment to the Lender Parties and each holder of a Note of all or any part of the Obligations of any Borrower or any other Obligor, and

             (b) all obligations of each Borrower and each other Obligor have been paid in full, all Letters of Credit have been terminated or expired, each Acceptance shall have matured or expired and all Commitments have been permanently terminated, each Lender Party and each holder of a Note agrees that, at such Guarantor's request, the Administrative Agent, on behalf of the Lender Parties and the holders of the Notes, will execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the obligations of each Borrower and each other obligor resulting from such payment by such Guarantor. In furtherance of the foregoing, for so long as any obligations or Commitments remain outstanding, each Guarantor shall refrain from taking any action or commencing any proceeding against any Borrower or any other obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to any Lender Party or any holder of a Note.

        SECTION 2.7 Successors, Transferees and Assigns; Transfers of Notes, etc. This Guaranty shall:

             (a) be binding upon each Guarantor, and its successors, transferees and assigns; and

             (b) inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party.

Without limiting the generality of clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of Section 11.11 and Article X of the Credit Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        SECTION 3.1 Representations and Warranties. Each Guarantor hereby represents and warrants unto each Lender Party as set forth in this Article III.

        SECTION 3.1.1 Credit Agreement Representations and Warranties. As to all matters contained in Article VII of the Credit Agreement, as in effect on the date hereof, insofar as applicable to each Guarantor, such Guarantor's properties or such Guarantor's obligations under the documents executed and delivered in connection with the Credit Agreement, each such representation and warranty set forth in such Section (insofar as so applicable) and all other terms of the Credit Agreement, as in effect on the date hereof, to which reference is made therein, together with all related definitions and ancillary provisions, are hereby incorporated into this Guaranty by reference with respect to such Guarantor as though specifically set forth in this Section 3.1.1.

        SECTION 3.1.2 Authority. Each Guarantor has full power and authority to enter into and perform its obligations under this Guaranty.

        SECTION 3.1.3 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Guarantor of this Guaranty have been duly authorized by all necessary corporate action (including but not limited to any consent of stockholders required by law or its organizational documents), and do not

             (a) contravene each Guarantor's organizational documents;

             (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting each Guarantor; or

             (c) result in, or require the creation or imposition of, any lien, security interest, encumbrance, pledge or hypothecation on any of such Guarantor's properties.

        SECTION 3.1.4 Validity, etc. This Guaranty constitutes the legal, valid and binding obligations of each Guarantor enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws affecting creditors' rights generally and general principles of equity.

        SECTION 3.1.5 Authorization, Approval, etc. No authorization, consent, approval, or other action by, and no notice to, filing with, or license from, any governmental authority, regulatory body or any other person is required for due execution, delivery or performance by each Guarantor of this Guaranty.

                                   ARTICLE IV

                                COVENANTS, ETC.

        SECTION 4.1 Covenants. Each Guarantor covenants and agrees that, so long as any portion of the obligations shall remain unpaid or any Lender shall have any outstanding Commitment, such Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this
Section 4.1.

        SECTION 4.1.1 Credit Agreement Covenants. Each Guarantor will comply with and be bound by all of the agreements, covenants and obligations contained in Article VIII of the Credit Agreement. Each such agreement, covenant and obligation contained in such Sections and all other terms of the Credit Agreement and the documents executed in connection therewith to which reference is made therein, together with all related definitions and ancillary provisions, each as in effect on the date hereof, is hereby incorporated into this Guaranty by reference as though specifically set forth in this Section 4.1.1, and each such agreement, covenant and obligation shall, for purposes hereof, survive the termination of the Credit Agreement.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

        SECTION 5.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Article XI thereof.

        SECTION 5.2 Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that such Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lenders.

        SECTION 5.3 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 5.4 Notices. All notices and other communications provided to any Guarantor under this Guaranty shall be in writing or by facsimile and addressed, delivered or transmitted to such Guarantor at 90 Park Avenue, New York, New York 10016, Telecopier No.: 212-687-0480, or at such other address or facsimile number as may be designated by such Guarantor in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

        SECTION 5.5 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 5.6 Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

        SECTION 5.7 Setoff. Each Lender Party shall, upon the occurrence of any event or condition described in Section 9.1.6 of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of any of the Guarantors then or thereafter maintained with or otherwise held by such Lender Party; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 5.8 of the Credit Agreement. Each Lender Party agrees promptly to notify such Guarantor and the Administrative Agent after any such setoff and application made by such Lender Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender Party may have.

        SECTION 5.8 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

        SECTION 5.9 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. FOR PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTY, EACH GUARANTOR HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.


        SECTION 5.10 Waiver of Jury Trial. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WARNACO INTERNATIONAL INC.
184 BENTON STREET INC.
WARMANA LIMITED
WARNACO MEN'S SPORTSWEAR INC.
C.F. HATHAWAY COMPANY
WARNACO SOURCING INC.
WARNER'S de COSTA RICA INC.
BLANCHE INC.
WARNACO INTERNATIONAL, L.L.C.
        By Warnaco Inc., its Member
MYRTLE AVENUE, INC.
GREGORY STREET, INC.
ML INC.
DESIGNER HOLDINGS, LTD.
BROADWAY JEANSWEAR COMPANY, INC.
BROADWAY JEANSWEAR SOURCING, INC.
BROADWAY JEANSWEAR HOLDINGS, INC.
OUTLET STORES, INC.
OUTLET HOLDINGS, INC.
RIO SPORTSWEAR INC.
AEI MANAGEMENT CORP.
JEANSWEAR HOLDINGS, INC.
CALVIN KLEIN JEANSWEAR COMPANY
CKJ HOLDINGS INC.
KAIJAY ACQUISITION COMPANY
ABBEVILLE ACQUISITION COMPANY
NEW BEDFORD SHIPPERS CORP.
CKJ SOURCING INC.



By ________________________________________
   Title:

                                                                       EXHIBIT K

                               JOINDER AGREEMENT

     This JOINDER AGREEMENT (this "Joinder") dated as of _________________ __ , _____ , by ____________, a _____________ (the "Joining Party"), and delivered to
THE BANK OF NOVA SCOTIA ("Scotiabank"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, pursuant to the Sixth Amended and Restated Credit Agreement, dated as of November 17, 1999 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Warnaco Inc., a Delaware corporation, (the "U.S. Borrower"), Designer Holdings, Ltd., a Delaware corporation, (the "Sub-Borrower"), the wholly-owned Domestic Subsidiaries designated by Group (as hereinafter defined) from time to time in accordance with Section 11.18 of the Credit Agreement and set forth on Schedule I annexed thereto (the "Warnaco Sub Borrowers"), Warnaco (HK) Ltd., a company organized under the laws of Barbados "Warnaco (HK)"), Warnaco B.V. a company organized under the laws of The Netherlands ("Warnaco BV"), Warnaco Netherlands B.V. a company organized under the laws of The Netherlands ("Warnaco Netherlands"), Warnaco Holland B.V. a company organized under the laws of The Netherlands ("Warnaco Holland"), The Warnaco Group, Inc., a Delaware corporation ("Group"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Societe Generale, as documentation agent (in such capacity, the "Documentation Agent") for the Lenders, Citibank, N.A., as syndication agent (in such capacity, the "Syndication Agent") for the Lenders, the Administrative Agent and Scotiabank and Salomon Smith Barney, Inc. as co-lead arrangers and co-book managers (the "Arrangers").

                                  WITNESSETH:

     WHEREAS, the Joining Party is a wholly-owned Domestic Subsidiary of Group and, prior to or contemporaneously with the execution of this Joinder has executed a supplement to the Subsidiary Guaranty; and

     WHEREAS, pursuant to Section 11.18 of the Credit Agreement, Group has requested that the Joining Party become a Borrower under the Credit Agreement, and the Joining Party is required, pursuant to clause (a)(ii) of Section 11.18 of the Credit Agreement, to execute and deliver this Joinder;

     NOW, THEREFORE, the Joining Party hereby agrees as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Joinder shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble.

     "Credit Agreement" is defined in the preamble.

     "Group" is defined in the preamble.

     "Joinder" is defined in the preamble.

     "Joinder Effective Date" is defined in Section 3.1.

     "Joining Party" is defined in the preamble.

     "Lenders" is defined in the preamble.

     "Sub-Borrower" is defined in the preamble.

     "U.S. Borrower" is defined in the preamble.

     SECTION 1.2 Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Joinder with such meanings.

                                   ARTICLE II

                                   AGREEMENT

     SECTION 2.1 Joining Party a Borrower. As of the Joinder Effective Date, the Joining Party agrees that it will become a Borrower under the Credit Agreement with respect to all Obligations hereafter incurred by it under the Loan Documents, and will be bound by all terms, conditions and duties applicable to a Borrower under the Credit Agreement and the other Loan Documents.

     SECTION 2.2 Representations and Warranties. The Joining Party hereby represents that each representation and warranty set forth in Article VII of the Credit Agreement is true and correct as of the date hereof insofar as applicable to such Joining Party (except to the extent such representation or warranty expressly relates to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Borrower pursuant to the Credit Agreement and all other Loan Documents to which it is or may become a party.

                                  ARTICLE III

                          CONDITIONS TO EFFECTIVENESS

     SECTION 3.1 Joinder Effective Date. This Joinder shall be and become effective on the date (the "Joinder Effective Date") when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

     SECTION 3.2 Resolutions, etc. The Managing Agents shall have received from the Joining Party an originally executed copy of a certificate, dated the date of the Joinder Effective Date, of its Secretary or Assistant Secretary as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Joinder, the Notes and each other Loan Document to be executed by it (if any); and

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Joinder, the Notes and each other Loan Document executed by it (if any),

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Joining Party canceling or amending such prior certificate.

     SECTION 3.3 Delivery of Notes. Each Lender shall have received its Notes duly executed and delivered by the Joining Party.

     SECTION 3.4 TradeExpress Agreement. If requested by the Administrative Agent, the Administrative Agent shall have received a completed Warnaco Sub Borrower Tradexpress Agreement, duly executed and delivered by the Joining Party.

     SECTION 3.5 Execution of Counterparts. The Administrative Agent shall have received counterparts of this Joinder, duly executed and delivered on behalf of the Joining Party.

     SECTION 3.6 Certificate as to No Default, etc. The Managing Agents shall have received from the U.S. Borrower originally executed certificates for each Lender certifying as to the facts set forth in Section 6.1.5 of the Credit Agreement as of the date hereof.

     SECTION 3.7 Opinions of Counsel. The Managing Agents shall have received opinions, dated the date hereof and addressed to the Managing Agents and all Lenders, from

          (a) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Obligors, substantially in the form of Exhibit G to the Credit Agreement, and

          (b) Stanley P. Silverstein, General Counsel for the U.S. Borrower, substantially in the form of Exhibit H to the Credit Agreement.

     SECTION 3.8 Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 4.2 (to the extent then invoiced).

                                   ARTICLE IV

                                 MISCELLANEOUS

     SECTION 4.1 Loan Document Pursuant to Credit Agreement. This Joinder is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement. Any breach of any representation or warranty or covenant or agreement contained in this Joinder shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

     SECTION 4.2 Fees and Expenses. The Joining Party shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Joinder and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Mayer, Brown and Platt, as counsel for the Administrative Agent.

     SECTION 4.3 Headings. The various headings of this Joinder are inserted for convenience only and shall not affect the meaning or interpretation of this Joinder or any provisions hereof.

     SECTION 4.4 Execution in Counterparts and by Facsimile. This Joinder may be executed by the parties hereto in several counterparts and by facsimile, each of which shall be deemed to be an original and all of which counterparts shall constitute together but one and the same agreement.

     SECTION 4.5 Cross-References. References in this Joinder to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Joinder.

     SECTION 4.6 Successors and Assigns. This Joinder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 4.7 GOVERNING LAW. THIS JOINDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.


                                   [NAME OF JOINING PARTY]

                                   By:
                                      -----------------------------
                                      Name:
                                      Title:



ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NOVA SCOTIA,
 as Administrative Agent

By:
   -------------------------------
   Name:
   Title:

                                                                       EXHIBIT L

                            DESIGNATION AND RELEASE
                                   CERTIFICATE

The Bank of Nova Scotia,
  as Administrative Agent
One Liberty Plaza
New York, New York 10006

Attention: ___________________


            WARNACO INC./DESIGNER HOLDINGS, LTD./WARNACO (HK) LTD./ WARNACO B.V./WARNACO NETHERLANDS B.V./ WARNACO HOLLAND B.V.


Gentlemen and Ladies:

     This Designation and Release Certificate (this "Certificate") is delivered to you pursuant to clause (b) of Section 11.18 of the Sixth Amended and Restated Credit Agreement, dated as of November 17, 1999 (as amended, supplemented amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Warnaco Inc., a Delaware corporation (the "U.S. Borrower"), Designer Holdings, Ltd., a Delaware corporation (the "Sub Borrower"), the wholly-owned Domestic Subsidiaries designated by Group (as hereinafter defined) from time to time in accordance with Section 11.18 of the Credit Agreement and set forth on Schedule I thereto (the "Warnaco Sub-Borrowers"), Warnaco (HK) Ltd., a company organized under the laws of Barbados ("Warnaco (HK)"), Warnaco B.V., a company organized under the laws of The Netherlands ("Warnaco B.V."), Warnaco Netherlands B.V., a company organized under the laws of The Netherlands ("Warnaco Netherlands"), Warnaco Holland B.V., a company organized under the laws of The Netherlands ("Warnaco Holland"; together with Warnaco (HK), Warnaco B.V. and Warnaco Netherlands, the "Foreign Borrowers"), The Warnaco Group, Inc., a Delaware corporation ("Group"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Societe Generale, as documentation agent (the "Documentation Agent") for the Lenders, Citibank, N.A., as syndication agent (the "Syndication Agent") for the Lenders, The Bank of Nova Scotia ("Scotiabank"), as administrative agent (the "Administrative Agent") for the Lenders and Scotiabank and Salomon Smith Barney, Inc. as co-lead arrangers and co-book managers (the "Arrangers "). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     Group does hereby designate [name(s) of designated entity (or entities)], [each of] which is currently [a/the] [Sub Borrower, Warnaco Sub Borrower or Foreign Borrowers] under the terms of the Credit Agreement, as a Released Borrower. Group represents and warrants that, as of the date hereof, all of the conditions listed in clause (b) of Section 11.18 of the Credit Agreement have been fulfilled in their entirety by [such/each respective] Released Borrower. Upon delivery of this certificate and a certificate of the Released Borrower in accordance with clause (b)(v) of Section
11.18 of the Credit Agreement, [each/the] Released Borrower shall be released of all obligations as a Borrower under the Credit Agreement (except such obligations which survive such release pursuant to Section 11.5 of the Credit Agreement).

     IN WITNESS WHEREOF, Group has caused this Certificate to be executed this ____ day of __________________ , [_____].


                                           THE WARNACO GROUP, INC.


                                           By:
                                              -----------------------------
                                           Name:
                                           Title: